Exhibit 4(b)(iv)

CONFORMED COPY

Dated
10 March 2005

Six Continents PLC

and

IHC London (Holdings) Limited

and

LGR Acquisition

and

LGR Holdings Limited

SHARE PURCHASE AGREEMENT

relating to Six Continents Hotels & Holidays Limited, Holiday Inn Limited, NAS Cobalt No. 2 Limited
and London Forum Hotel Limited

Linklaters

One Silk Street
London EC2Y 8HQ

Telephone (44-20) 7456 2000
Facsimile (44-20) 7456 2222

Ref Kate Cheetham

Share Purchase Agreement

This Agreement is made on 10 March 2005

between:

(1)	SIX CONTINENTS PLC, a company incorporated in England and Wales whose registered office is at 67 Alma Road, Windsor, Berkshire, SL4 3HD (“SCPLC”);

(2)	IHC LONDON (HOLDINGS) LIMITED, a company incorporated in England and Wales whose registered office is at 67 Alma Road, Windsor, Berkshire, SL4 3HD (“IHC Holdings”);

(3)	LGR ACQUISITION, a company incorporated in England and Wales whose registered office is at 88 Wood Street, London EC2V 7AJ (the “Purchaser”); and

(4)	LGR HOLDINGS LIMITED, a company incorporated in England and Wales whose registered office is at 88 Wood Street, London EC2V 7AJ (“Holdco”).

Whereas:

(A)	The Sellers have agreed to sell the Assets (as defined below) and to assume the obligations imposed on the Sellers under this Agreement; and

(B)	the Purchaser has agreed to purchase the Assets and to assume the obligations imposed on the Purchaser under this Agreement.

It is agreed as follows:

1	Interpretation

In this Agreement, unless the context otherwise requires, the provisions in this Clause 1 apply:

1.1	Definitions

“Accounts Date” means 31 December 2003;

“Additional Deferred Consideration Amount” means the amount (if any) payable pursuant to Clause 3.2.4;

“Affiliate” means, with respect to the Purchaser, another person who, directly or indirectly, owns or will own any shares in the Purchaser;

“Agreed Terms” means, in relation to a document, such document in the terms agreed between the Sellers and the Purchaser and signed for identification by the Sellers’ Lawyers and the Purchaser’s Lawyers with such alterations as may be agreed in writing between the Sellers and the Purchaser from time to time and, for ease of reference, a list of documents in the agreed terms is set out at Schedule 4;

“Annual Accounts” has the meaning given to it in the Portfolio Management Agreement;

“Assets” means the Shares, rights and other assets agreed to be sold pursuant to Clause 2.1;

“Audited Accounts” means, in relation to any Group Company, the audited accounts of that Group Company for the period ended on the Accounts Date;

“Brand Standards” means the brand standards applicable as at the date of this Agreement to the Hotels, as solely set out in documents 08 001 to 08 003, Group Information in the property information pack Data Room and documents 25 001 to 25 007, Portfolio Information in the second round Data Room;

“Business Day” means a day which is not a Saturday, Sunday or a public holiday in England;

“Certificated Properties” means those properties details of which are set out in Part 1 of Schedule 3 in respect of which Certificates of Title have been prepared and “Certificated Property” means any one of them;

“Certificates of Title” means the certificates of title in relation to the Certificated Properties prepared by the Sellers’ Lawyers or Wright Johnston & Mackenzie (as the case may be) dated as at the date of this Agreement and addressed to the Purchaser and the Purchaser’s Lenders;

“Companies” means the companies details of which are set out in paragraph 1 of Schedule 2 and “Company” means any one of them;

“Companies Acts” means the Companies Act 1985 and the Companies Act 1989, in each case as amended from time to time;

“Completion” means the completion of the sale of the Assets pursuant to Clauses 6.1, 6.2, 6.3 and 6.4 of this Agreement;

“Completion Amount” means the Initial Share Consideration plus the Estimated Net Current Assets;

“Completion Date” means the date on which Completion takes place;

“Consolidated Financial Summary” means the pro-forma consolidated financial summary of the management accounts of the Hotels for the 12 months commencing 1 January 2004 and ended 31 December 2004 in the Agreed Terms;

“Construction Document” means any building contract, contract of engagement, warranty agreement, decennial insurance policy and other similar agreement the benefit of which is now vested in a Group Company or any member of the Sellers’ Group in relation to the design, construction, development, refurbishment and fitting out of any of the Hotels and where the liability of the other party to the relevant Group Company or member of the Sellers’ Group has not expired at Completion;

“Consultancy Agreement” means an agreement (other than a contract of employment) with a Group Company, pursuant to which an individual provides personal services for a term of more than three months;

“Consultant” means an individual who undertakes to perform personally any services to a Group Company pursuant to a Consultancy Agreement on an annual fee (on the basis of a full time consultancy) in excess of £50,000;

“Contracts” means the Sellers’ Group Contracts, the Split Contracts and the Retained Contracts;

“Contracts Consideration” means the sum of £1, being the consideration payable by the Purchaser to SCPLC under this Agreement in respect of the transfer of the rights arising under the Sellers’ Group Contracts referred to in Clause 2.1;

“Control” means the ability, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (including being the general partner, officer or director of the person in question) to (i) direct or cause the direction of the management and policies of a person, or (ii) vote more than 50 per cent. of the voting interests of such person. A person or persons shall be deemed to direct or cause the directions of the management and policies of a person (and accordingly satisfy clause (i) of the foregoing test for “Control”) if the consent or approval of such person(s) shall be required with respect to major decisions concerning the entity;

“Corporation Tax” has the meaning given to that term in Section 6 of ICTA;

“Data Room” means the on-line data room comprising the property information pack, the data room and the second round data room containing documents and information relating to the Group Companies and the Properties made available by the Sellers, the contents of which are listed in Schedule 1 to the Disclosure Letter;

“Deeds of Non-Disturbance” means the deeds of non-disturbance as defined in the Individual Hotel Management Agreements in the Agreed Terms;

“Deferred Consideration” means the aggregate of the Additional Deferred Consideration Amount, the First Deferred Consideration Amount, the Second Deferred Consideration Amount and the Third Deferred Consideration Amount (in each case, if any);

“Disclosure Letter” means the letter dated on the same date as this Agreement from the Sellers to the Purchaser disclosing:

(i)	information constituting exceptions to the Sellers’ Warranties; and

(ii)	details of other matters referred to in this Agreement;

“Dormant Subsidiaries” means the subsidiaries set out in paragraph 2 of Schedule 2 and identified as such;

“Draft 2004 Accounts” has the meaning given to it in Part 1 of Schedule 6;

“Employing Company” means the entity responsible for employing the Relevant Employees after Completion for the purpose of providing services to the Purchaser or the Purchaser’s Group;

“Encumbrance” means any claim, charge, mortgage, lien, option, equity, power of sale, hypothecation, retention of title, right of pre-emption, right of first refusal or other third party right or security interest of any kind with the exception of liens arising by operation of law in the ordinary course of business of any Group Company;

“Environment”, “Environmental Authority”, “Environmental Law” and “Environmental Permit” have the meanings given to them in paragraph 10.1 of Schedule 7;

“Estimated Net Current Assets” means the sum of £(14,320,000) (the negative sum of fourteen million three hundred and twenty thousand pounds) being a realistic estimate of the Net Current Assets;

“Excluded Rights” means all subsisting rights of any Group Company as at Completion arising under the Split Contracts to the extent the rights and obligations under such contracts relate to any property or other asset which is or was owned by any member of the Sellers’ Group and which is not being transferred to the Purchaser pursuant to this Agreement and under the Retained Contracts respectively;

“Event” means any act, omission, event or transaction (including without limitation the execution of and completion of all provisions of this Agreement and becoming being or ceasing to be a member of a group of companies (howsoever defined) for the purposes of any Tax);

“Financial Reporting Year” means the period from (and including) 1 January to 31 December;

“First Deferred Consideration Amount” means the amount (if any) payable pursuant to Clause 3.2.1;

“Franchise Agreements” mean the franchise agreements entered into individually for each of the 63 Hotels which are listed in Schedule 1 of the Portfolio Management Agreement in the Agreed Terms;

“GAAP” means generally accepted accounting standards, the legal principles set out in Schedules 4 and 4A to the Companies Act 1985, rulings and abstracts of the Urgent Issues Task Force of the ASB and guidelines, conventions, rules and procedures of accounting practice in the United Kingdom which are regarded as permissible by the ASB;

“Group” means the Group Companies, taken as a whole;

“Group Accounting Policies” means the accounting policies used in preparing the audited accounts of the Group Companies:

“Group Companies” means the Companies and the Subsidiaries and “Group Company” means any one of them;

“Group Relief” means any amount eligible for relief under Sections 402-413 of the ICTA, any tax refund which is capable of being surrendered under Section 102 of the FA 1989, any relievable tax which is capable of being surrendered pursuant to regulations made under Section 806H ICTA or utilisation of any losses pursuant to an election under Section 171A or 179A of the TCGA or for the purposes of Clause 5 of the Tax Deed of Covenant under Article 43 and related articles of the Consolidated Version of the Treaty Establishing the European Community (OJC 325/33 24.12.2002) as amended from time to time;

“Guaranteed Leases” means the leases details of which are set out in Part 1 and Part 2 of Schedule 12;

“Hazardous Substances” has the meaning given to it in paragraph 10.1 of Schedule 7;

“Hotels” means the hotel businesses as operated at the Properties as at the date hereof and “Hotel” means any one of them;

“ICTA” means the Income and Corporation Taxes Act 1988;

“IHG Shares” means any shares in the capital of InterContinental Hotels Group PLC;

“Indemnified Leases” means the leases referred to in Part 1 of Schedule 12;

“Individual Hotel Management Agreements” means the respective individual hotel management agreements between InterContinental Hotels Group (Management Services) Limited and the Purchaser for each of the 63 Hotels which are listed in Schedule 1 of the Portfolio Management Agreement in the Agreed Terms and the 10 hotels which are listed in Schedule 1 of the Named Assets Summary of Terms;

“Initial Share Consideration” means £300,100,659;

“Intellectual Property” means trade marks, service marks, trade names, domain names, logos, get-up, patents, inventions, registered and unregistered design rights, copyrights, semi-conductor topography rights, database rights and all other similar rights in any part of the world (including Know-how) including, where such rights are obtained or enhanced by registration, any registration of such rights and applications and rights to apply for such registrations;

“Inter-Group Debt” means all indebtedness due at Completion from the Group Companies to the Sellers’ Group and all indebtedness due at Completion from the Sellers’ Group to the Group Companies (excluding in each case any amounts taken into account in calculating Inter-Group Payables and amounts taken into account in calculating any Inter-Group Receivables), being the amounts specified in Schedule 11;

“Inter-Group Debt Balance” means the aggregate amount of the Inter-Group Debt specified in Schedule 11 being £659,899,341;

“Inter-Group Payables” has the meaning given to it in Part 1 of Schedule 6;

“Inter-Group Receivables” has the meaning given to it in Part 1 of Schedule 6;

“Know-how” means confidential and proprietary industrial and commercial information and techniques in any form including (without limitation) drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers;

“Lease” means in relation to each Uncertificated Property which is leasehold, the lease(s) or underlease(s) or licence(s) under which the relevant Group Company holds such Uncertificated Property and includes the other documents supplemental thereto;

“Letting Document” means any lease, underlease, tenancy, licence or other agreement or arrangement (in each case as amended) giving rise to third party rights of occupation to which an Uncertificated Property is subject;

“Licences” means any Justices Licence, Public Entertainment Licences (including for the avoidance of doubt music, dancers, special entertainment and cinematograph licences), Gaming Licence, marriage permit, extended hours or special hours certificate, Section 68 Supper Hours Certificate or other similar licence in relation to the activities carried on at the Hotels but excluding for the avoidance of doubt Environmental Permits;

“Listed Hotels” means the Hotels listed in Schedule 13;

“Long-Term Liabilities” has the meaning given to it in Part 1 of Schedule 6;

“Losses” means all losses, liabilities, costs (including, without limitation, legal costs and reasonable experts’ and consultants’ fees), charges, reasonable expenses, actions, proceedings, claims and demands;

“Material Letting Document” means a Letting Document under which at the date of this Agreement the basic rent or other principal fee payable is equivalent to £50,000 per annum or more;

“Management Accounts” means the unaudited balance sheets and profit and loss accounts of each of the Hotels respectively for the 12 months ended 31 December 2004 and the one month ended 31 January 2005 respectively;

“Management Agreements” mean the Portfolio Management Agreement and the Individual Hotel Management Agreements in the Agreed Terms;

“Master Technology Agreements” mean the master technology agreements as defined in the Individual Hotel Management Agreements in the Agreed Terms;

“Named Assets Summary of Terms” means the summary of terms in the Agreed Terms relating to the Individual Hotel Management Agreements to be entered into in respect of the hotels listed on Schedule 1 thereof;

“Net Current Asset Adjustment” means the amount by which the Net Current Assets together with the Long-Term Liabilities and Provisions (as such terms are defined in and as determined in accordance with Clause 8 and Schedule 6) (if any) exceed the Estimated Net Current Assets and are payable pursuant to Clause 8.2.1(i) (such amount being expressed as a positive figure) or the amount by which the Net Current Assets together with the Long-Term Liabilities and Provisions (as such terms are defined in and as such term is determined in accordance with Clause 8 and Schedule 6) (if any) are less than the Estimated Net Current Assets and are payable pursuant to Clause 8.2.1(ii) (such amount being expressed as a negative figure);

“Net Current Assets” means the cash sum representing the value of Stock, Debtors and Cash minus Trade Creditors as at 11.00 am on the Completion Date as such terms are defined in and as determined in accordance with Clause 8 and Schedule 6;

“Net Current Asset Statement” means the statements to be prepared by the Sellers in accordance with Clause 8.1 and Schedule 6;

“Pensions Regulator” means the Pensions Regulator established by the Pensions Act 2004;

“Planning Acts” means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990, the Planning and Compensation Act 1991, the Local Government Planning and Land Act 1980, the Local Government (Miscellaneous Provisions) Act 1982, the Housing and Planning Act 1986 and the Highways Act 1980 and the Planning and Compulsory Purchase Act 2004;

“Portfolio Management Agreement” means the portfolio management agreement in the Agreed Terms;

“Posthouse Agreement” means the Share and Business Sale and Purchase Agreement (including, for the avoidance of doubt and without limitation, Schedule 11 thereof) dated 4 April 2001 between Hospitality Holdings Limited, Forte (UK) Limited, Compass Group Plc, NAS Cobalt No.1 Limited and NAS Cobalt No.2 Limited (as amended pursuant to an agreement dated 29 June 2001 between such parties) and the IP Sale and Purchase Agreement dated 4 April 2001 between Hospitality Holdings Limited, Forte (UK) Limited, Compass Group Plc and Bass Hotels & Resorts Inc.;

“Pre-Sale Reorganisation” means the pre-sale reorganisation of the Sellers’ Group as referred to in the pre-sale reorganisation paper in the Agreed Terms;

“Pre-Sale Reorganisation Documents” means the documents in the Data Room pursuant to which the Pre-Sale Reorganisation was implemented;

“Properties” means the Certificated Properties and the Uncertificated Properties, details of which are set out in Parts 1 and 2 respectively of Schedule 3 and “Property” means any one of them;

“Provisions” has the meaning given to it in Schedule 6;

“Purchaser’s Group” means the Purchaser, its subsidiaries, any holding company of the Purchaser and any subsidiaries of any holding company or subsidiary of the Purchaser from time to time;

“Purchaser’s Lawyers” means Paul Hastings, Janofsky & Walker (Europe) LLP of 88 Wood Street, London EC2V 7AJ;

“Purchaser’s Lenders” means the lenders as defined in the Senior Facilities Agreement entered into on or around the date hereof between inter alia, the Lenders, Citigroup Global Markets Limited as Mandated Lead Arranger, Citibank International plc, as Instructing Agent and Citicorp Trustee Company Limited as Security Trustee; and the lender as defined in the Mezzanine Facility Agreement entered into on or around the date hereof between the Company and Eurolieum Sarl;

“Purchaser Retained Contracts” means those contracts listed in Part 2 of Schedule 10;

“Purchaser’s Scheme” means the retirement benefits scheme, personal pension scheme or schemes nominated by the Purchaser in accordance with Clause 7.1.1;

“Relevant Employees” means those employees of the Group Companies who are immediately prior to the date of this Agreement and/or Completion employed in the Group, (which for the purposes of this Agreement shall be deemed to include those employees whose employment relationship with InterContinental Hotels Group Services Limited will transfer to InterContinental Hotels Limited on Completion by virtue of TUPE and subject to the terms of a services agreement entered into on or about the date of this Agreement between InterContinental Hotels Group Services Limited and the Companies) which for the avoidance of doubt shall exclude any agency staff and independent contractors;

“Relevant Extent” means (i) in respect of any right or obligation of any member of the Sellers’ Group pursuant to Clause 14.3 relating to a Split Contract or a Sellers’ Group Contract, solely to the extent the rights and obligations under such contract relate to any property or other asset which is or was owned by any member of the Sellers’ Group and which is not being transferred to the Purchaser pursuant to this Agreement and (ii) in respect of any right or obligation of any member of the Purchaser’s Group pursuant to Clause 14.3 relating to a Split Contract or a Sellers’ Group Contract, solely to the extent the rights and obligations under such contract relate to any of the Properties or other assets being transferred to the Purchaser pursuant to this Agreement or, in relation to the Posthouse Agreement, to the Strand Palace Hotel and Annexe;

“Remedial Action” has the meaning given to it in Clause 9.6;

“Retained Contracts” means the agreements to which a Group Company is a party which do not relate to any of the Hotels (including the Vendor Guarantee between InterContinental Hotels Group (UK) Limited and Revlake Limited (now London MayFair Hotel Limited) dated 21 August 2003), to the extent that at Completion the same remain to be completed or performed or remain in force, but excluding the Purchaser Retained Contracts or any agreement other than a Construction Document relating to the ownership, use or occupation of any of the Properties;

“Retained Employees” means the IHG Personnel as defined in the Portfolio Management Agreement;

“SCPLC Guarantee” means the guarantee dated 12 October 2004 given by SCPLC in respect of various obligations of InterContinental Hotels Limited;

“Second Deferred Consideration Amount” means the amount (if any) payable pursuant to Clause 3.2.2;

“Sellers” means SCPLC and IHC Holdings and “Seller” means either of them;

“Sellers’ Group” means the Sellers and their subsidiaries from time to time but excluding the Group Companies;

“Sellers’ Group Contracts” means the agreements to which a member of the Sellers’ Group is a party which relate partly but not exclusively to one or more of the Hotels or the Group Companies to the extent that at Completion the same remain to be completed or performed or remain in force, including without limitation those listed in Part 3 of Schedule 10 but excluding any agreement other than a Construction Document relating to the ownership, use or occupation of any of the Properties;

“Sellers’ Lawyers” means Linklaters of One Silk Street, London EC2Y 8HQ;

“Sellers’ Pension Scheme” means the InterContinental Hotels UK Pension Plan which is currently governed by a trust deed and rules dated 31 January 2003;

“Sellers’ Warranties” means the warranties given by the Sellers pursuant to Clause 9 and Schedule 7 and “Sellers’ Warranty” means any one of them;

“Senior Employee” means any employee employed or engaged in relation to the Group on an annual base salary (on the basis of full-time employment) in excess of £100,000;

“Shares” means all the issued ordinary share capital of the Companies;

“Significant Employees” means those Relevant Employees of the Group Companies earning an annual base salary in excess of £30,000;

“Split Contracts” means the agreements to which a Group Company is a party which relate partly but not exclusively to one or more of the Hotels to the extent that at Completion the same remain to be completed or performed or remain in force, including but not limited to those listed in Part 1 of Schedule 10 but excluding any agreement other than a Construction Document relating to the ownership, use or occupation of any of the Properties;

“Subsidiaries” means the subsidiaries listed in paragraph 2 of Schedule 2 and “Subsidiary” means any one of them;

“Target TPOP” has the meaning given to it in Clause 3.2.1, 3.2.2, 3.2.3 or 3.2.4, as the case may be;

“Taxation” or “Tax” means any form of taxation, national insurance or social security contribution, withholding, duty, impost or tariff in each case in the nature of taxation, whenever and wherever imposed, collected or assessed by, or payable to, a Tax Authority and, without prejudice to the generality of the foregoing, includes income tax, corporation tax, capital gains tax, value added tax, Customs & Excise duties, stamp duty land tax, stamp duty reserve tax and stamp duty whether chargeable directly or primarily against or attributable directly or primarily to the Group Companies or any other person, and including all interest and penalties thereon but excluding the uniform business rate, water rates, property rates, council taxes and all other similar rates and charges and other local authority rates or charges and also excluding deferred tax.;

“Tax Authority” or “Taxation Authority” means the Commissioners of Inland Revenue, the Commissioners of Customs and Excise, or any authority or body, whether of the United Kingdom or elsewhere and whether national or otherwise having the power or authority or other function in relation to Tax;

“Tax Deed of Covenant” means the deed of covenant against Taxation in the Agreed Terms;

“Tax Statute” means any primary or secondary statute, instrument, enactment, order, law, by-law or regulation making any provision for or in relation to Tax;

“Tax Warranties” means those of the Sellers’ Warranties which relate to Tax being contained in paragraph 13 of Schedule 7 to this Agreement and paragraph 8.6 of Schedule 7 to this Agreement (but only so far as it relates to Tax) and the warranties given by the Sellers under the Tax Deed of Covenant and “Tax Warranty” means any one of them;

“Third Deferred Consideration Amount” means the amount (if any) payable pursuant to Clause 3.2.3;

“Third Party Consents” means all consents, licences, approvals, permits, authorisations or waivers required from third parties for the assignment or transfer to the Purchaser or member of the Sellers’ Group, as the case may be, of any rights under any of the Contracts and “Third Party Consent” means any one of them;

“TPOP” has the meaning given to it in the Portfolio Management Agreement;

“Transfer Agreements” means those agreements dated 28 February 2005 between, on the one hand, InterContinental Hotels Limited and InterContinental Hotels Group (Management Services) Limited and, on the other, InterContinental Hotels Group (UK) Limited and InterContinental Hotels Group (Management Services) Limited in the Data Room (documents 07 003 and 09 002 in the Capital Reduction and Restructuring Documentation section of the second round Data Room);

“TUPE” means the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended);

“Uncertificated Properties” means those properties details of which are set out in Part 2 of Schedule 3 and “Uncertificated Property” means any one of them; and

“VAT” means United Kingdom Value Added Tax.

1.2	Modification etc. of Statutes

References to a statute or statutory provision include:

1.2.1	that statute or provision as from time to time modified, re-enacted or consolidated whether before or after the date of this Agreement;

1.2.2	any subordinate legislation made from time to time under that statute or statutory provision,

except to the extent that any statute, statutory provision or subordinate legislation made or enacted after the date of this Agreement would create or increase a liability of the Sellers under this Agreement or the Tax Deed of Covenant.

1.3	Singular, plural, gender

References to one gender include all genders and references to the singular include the plural and vice versa.

1.4	References to persons and companies

References to:

1.4.1	a person include any company, partnership or unincorporated association (whether or not having separate legal personality); and

1.4.2	a company shall include any company, corporation or any body corporate, wherever incorporated.

1.5	References to subsidiaries and holding companies

The words “holding company” and “subsidiary” shall have the same meaning in this Agreement as their respective definitions in the Companies Act 1985.

1.6	Audited Accounts

Any reference to the “Audited Accounts” shall include the directors’ and auditors’ reports, relevant balance sheets and profit and loss accounts and related notes together with all documents which are or would be required by law to be annexed to the accounts of the company concerned to be laid before that company in general meeting in respect of the accounting reference period in question.

1.7	Schedules etc.

References to this Agreement shall include any Recitals and Schedules to it and references to Clauses and Schedules are to Clauses of, and Schedules to, this Agreement. References to paragraphs and Parts are to paragraphs and Parts of the Schedules.

1.8	Headings

Headings shall be ignored in interpreting this Agreement.

1.9	Information

References to books, records or other information mean books, records or other information in any form including paper, electronically stored data, magnetic media, film and microfilm.

2	Agreement to Sell the Assets

2.1	On and subject to the terms of this Agreement the Sellers (each as to the Shares set out against its name in Schedule 1) agree to sell, and the Purchaser agrees to purchase, the Shares and SCPLC agrees to transfer or procure the transfer to the Purchaser of the rights of the Sellers’ Group arising under the Sellers’ Group Contracts solely to the extent such rights relate to any of the Properties or other assets being transferred to the Purchaser pursuant to this Agreement or, in relation to the Posthouse Agreement, to the Strand Palace Hotel and Annexe, on the terms set out in Clause 14.3.

2.2	Subject to Clause 2.3, the Shares shall be sold by the Sellers with full title guarantee free from Encumbrances and together with all rights and advantages attaching to them as at Completion (including, without limitation, the right to receive all dividends or distributions declared, made or paid on or after Completion save to the extent that such dividends are declared and made as permitted under paragraph (xiii) of Clause 5.1.3).

2.3	There shall be excluded from the sale of the Assets under this Agreement the Excluded Rights, which shall be retained by the Sellers.

2.4	The Sellers shall procure that on or prior to Completion any and all rights of pre-emption over the Shares are waived irrevocably by the persons entitled thereto.

2.5	The Purchaser is not obliged to complete the purchase of any of the Shares unless the purchase of all of the Shares is completed simultaneously.

3	Consideration

3.1	Amount

3.1.1	The consideration for the purchase of the Shares under this Agreement which shall be divisible among the Sellers pro-rata to the allocation as set out in column 3 of Schedule 1 shall be an amount in cash equal to the sum of:

(i)	the Completion Amount;

(ii)	the Net Current Asset Adjustment; and

(iii)	the Deferred Consideration, which sums (if any) shall be paid by the Purchaser to the Sellers within 10 Business Days of determination of the TPOP in the Annual Accounts for the relevant Financial Reporting Year pursuant to the terms of the Portfolio Management Agreement.

3.1.2	The initial consideration for the purchase of the Shares shall be allocated as set out in Schedule 1 (and the Net Current Asset Adjustment and the Deferred Consideration attributable to the particular Shares shall be allocated pro-rata to the allocation as set out in column 3 of Schedule 1) and paid by the Purchaser to the Sellers in accordance with Clauses 6.3 and 8.2.

3.1.3	The Contracts Consideration shall be paid by the Purchaser to SCPLC in accordance with Clause 6.3.

3.2	Deferred Consideration

3.2.1	If the TPOP in respect of the Financial Reporting Year ending 31 December 2005 is equal to or exceeds £79 million (or such amount as adjusted pursuant to Clause 3.2.5) (the “Target TPOP”), the sum of £3 million (the “First Deferred Consideration Amount”) shall be payable by the Purchaser to the Sellers in accordance with Clause 3.1.1(iii).

3.2.2	If the TPOP in respect of the Financial Reporting Year ending 31 December 2006 is equal to or exceeds £86 million (or such amount as adjusted pursuant to Clause

3.2.5) (the “Target TPOP”), the sum of £4.5 million (the “Second Deferred Consideration Amount”) shall be payable by the Purchaser to the Sellers in accordance with Clause 3.1.1(iii).

3.2.3	If the TPOP in respect of the Financial Reporting Year ending 31 December 2007 is equal to or exceeds £93 million (or such amount as adjusted pursuant to Clause 3.2.5) (the “Target TPOP”), the sum of £7.5 million (the “Third Deferred Consideration Amount”) shall be payable by the Purchaser to the Sellers in accordance with Clause 3.1.1(iii).

3.2.4	If the TPOP in respect of the Financial Reporting Year ending 31 December 2007 is equal to or exceeds £102 million (or such amount as adjusted pursuant to Clause 3.2.5) (the “Target TPOP”), the sum of £25 million (the “Additional Deferred Consideration Amount”) shall be payable in addition to the Third Deferred Consideration Amount by the Purchaser to the Sellers in accordance with Clause 3.1.1(iii).

3.2.5	If any Hotel listed in Schedule 1 of the Portfolio Management Agreement is no longer part of the Portfolio (as defined in the Portfolio Management Agreement), the Target TPOP for the relevant Financial Reporting Year(s) shall be reduced by the amount set out against its name in Schedule 15 multiplied by that percentage represented by the number of days from the date on which such Hotel ceases to be part of the Portfolio to the last day of the relevant Financial Reporting Year (as numerator) over 365 (as denominator).

3.2.6	The Purchaser agrees that it will not, and it shall procure that none of the Group Companies will, take any action intended to frustrate the payment of, or which is primarily intended to reduce the amount of, the Deferred Consideration.

3.2.7	Subject to the provisions of the Management Agreements, the Sellers shall not and shall procure that no member of the Sellers’ Group or their employees shall take any action with respect to the Hotels which is intended to increase the Deferred Consideration payable to the Sellers through a means which is other than a bona fide improvement of the ongoing business profitability of the Hotels including any change to accounting or budget practice with respect to the Hotels.

3.3	Reduction of Consideration

3.3.1	If any payment is made by any Seller to the Purchaser in respect of any claim for any breach of this Agreement or pursuant to an indemnity under this Agreement (or any agreement entered into under this Agreement), the payment shall be made by way of adjustment of the consideration paid by the Purchaser for the particular Shares to which the payment and/or claim relates under this Agreement and the consideration shall be deemed to have been reduced by the amount of such payment.

3.3.2	If:

(i)	the payment and/or claim relates to the shares in more than one Group Company, it shall be allocated in a manner which reflects the impact of the matter to which the payment and/or claim relates, failing which it shall be allocated rateably to the shares in the Group Companies concerned by reference to the proportions in which the consideration is allocated in accordance with Clause 3.1.2; or

(ii)	the payment and/or claim relates to no particular shares in any Group Company, it shall be allocated rateably to all the Shares by reference to the proportions in which the consideration is allocated in accordance with Clause 3.1.2, and in each case the consideration shall be deemed to have been reduced by the amount of such payment.

3.3.3	For the purposes of this Clause 3.3, “this Agreement” includes the Tax Deed of Covenant.

4	Conditions

4.1	Condition Precedent

The agreement to sell and purchase the Shares contained in Clause 2 is conditional upon satisfaction of the following condition, or its satisfaction subject only to Completion:

to the extent that the sale of the Assets which are the subject of this Agreement and the related transactions referred to herein either constitutes (or is deemed to constitute under Article 4(5)) a concentration falling within the scope of Council Regulation (EC) 139/2004 (as amended) (the “Regulation”) or is to be examined by the European Commission as a result of a decision under Article 22(3) of the Regulation:

(i)	the European Commission taking a decision (or being deemed to have taken a decision) under Article 6(1)(b) of the Regulation declaring the Transaction compatible with the common market without imposing any conditions or obligations that are not on terms reasonably satisfactory to the Purchaser; or

(ii)	the European Commission taking a decision (or being deemed to have taken a decision) to refer the whole or part of the Transaction to the competent authorities of the United Kingdom under Article 4(4) or 9(3) of the Regulation and the European Commission taking a decision in accordance with Clause 4.1.2(i) above with respect to any part of the Transaction retained by it.

4.2	Responsibility for Satisfaction

4.2.1	The Purchaser shall use all reasonable endeavours to ensure the satisfaction of the condition set out in Clause 4.1 as soon as possible after the date of this Agreement.

4.2.2	The Purchaser shall make any anti-trust filing required pursuant to Clause 4.1 as soon as reasonably practicable but in any event shall submit a draft filing to the European Commission no later than the seventh Business Day following the date of this Agreement. The Purchaser shall make, subject to Clause 4.2.3, a final filing with the European Commission in respect of the Regulation as soon as practicable thereafter, but in any event no later than eight Business Days following the date on which a draft filing to the European Commission is made, or such other date as soon as practicable thereafter in the event the final filing is delayed as a result of the actions or inaction of the European Commission in respect of the filing.

4.2.3	The Sellers shall co-operate with the Purchaser in respect of any filing required pursuant to Clause 4.1 and shall make available, subject to commercial confidentiality and to the confidentiality requirements of the Government of Singapore, all information that the Purchaser deems reasonably necessary for that purpose or all information which is requested by the appropriate regulatory bodies.

4.2.4	The Purchaser shall consult with the Sellers and the Sellers’ Lawyers in respect of any filing required pursuant to Clause 4.1 and subject to the confidentiality requirements of the Government of Singapore shall provide the Sellers and the Sellers’ Lawyers with a reasonable opportunity to review such filing prior to its submission to the appropriate regulatory bodies.

4.3	Non-Satisfaction/Waiver

4.3.1	The Purchaser shall give notice to the Sellers of the satisfaction of the condition set out in Clause 4.1 within two Business Days of becoming aware of the same.

4.3.2	If the condition set out in Clause 4.1 is not satisfied on or before the date which is 15 weeks from the date of this Agreement save as expressly provided, this Agreement (other than Clauses 1, 13 and 14.5 to 14.19) shall lapse and neither the Sellers nor the Purchaser shall have any claim against the other under it, save for any claim arising from breach of any obligation contained in Clause 4.2.

5	Pre-Completion

5.1	The Sellers’ Obligations in Relation to the Conduct of Business

Except as may be required to give effect to and comply with this Agreement or any law or regulation or to implement or complete the Pre-Sale Reorganisation or in so far as the Purchaser has given its written consent (such consent not to be unreasonably withheld or delayed), the Sellers undertake to procure that between the date of this Agreement and Completion each Group Company:

5.1.1	shall carry on its business in all material respects as a going concern in the ordinary course as carried on prior to the date of this Agreement;

5.1.2	shall maintain in force all existing insurance policies in all material respects on the same terms and similar level of cover prevailing at the date of this Agreement for the benefit of the Group Companies;

5.1.3	without prejudice to the generality of Clause 5.1.1, shall not:

(i)	enter into any agreement or incur any commitment involving any capital expenditure in excess of £150,000 per item and £1,000,000 in aggregate, in each case exclusive of VAT, except to the extent that such expenditure would be consistent with the relevant Group Company or Hotel’s capital budget as specifically referred to in document 04009 in the property information pack Data Room;

(ii)	enter into or amend any agreement or incur any commitment not in the ordinary course of business which is either not capable of being terminated without compensation at any time or with 12 months’ notice or less or which involves or may involve total annual expenditure in excess of £500,000, exclusive of VAT;

(iii)	acquire or dispose of, or agree to acquire or dispose of, any material asset (including any real property), or enter into or amend any agreement or incur any commitment to do so, in each case involving consideration, expenditure or liabilities in excess of £500,000, exclusive of VAT, other than in the ordinary course of business and on an arm’s length basis provided always that in relation to any Property the provisions of sub-clause 5.1.3(viii) below shall apply instead of this sub-clause 5.1.3(iii);

(iv)	acquire or agree to acquire any share, shares or other interest in any company, partnership or other venture;

(v)	incur any additional borrowings or incur any other indebtedness which are not Inter-Group Receivables or Inter-Group Payables otherwise than in the ordinary course of business and on an arm’s length basis;

(vi)	create, allot or issue, or grant any option to subscribe for, any share capital;

(vii)	amend, to any material adverse extent, any of the terms on which goods, facilities or services are supplied, such supplies being material in the context of any Group Company, except where required to do so in order to comply with any applicable legal or regulatory requirement;

(viii)	in relation to any Property:

(a)	except in the case of an emergency or in order to undertake Remedial Action or works required under Part III of the Disability Discrimination Act 1995, carry out any material structural alteration or addition to, or materially effect any change of use of, such Property other than (1) the ongoing kitchen refurbishment works at Holiday Inn Maidstone (2) the ongoing kitchen refurbishment works at Holiday Inn Farnborough and (3) the ongoing works to demolish staff blocks to form car parking at Holiday Inn Farnborough;

(b)	terminate or serve any notice to terminate, surrender or accept any surrender of or waive the terms of any lease, tenancy or licence pursuant to which any of the Properties are held or in relation to any Material Letting Document;

(c)	unless under a statutory or other legal obligation so to do, agree any new rent or fee payable or any rent review under any lease, tenancy or licence pursuant to which any of the Properties are held or in relation to any Material Letting Document;

(d)	enter into or vary any agreement, option, transfer, lease, tenancy, licence or other commitment pursuant to which any of the Properties are held or in relation to any Material Letting Document;

(e)	sell, convey, transfer, assign or charge any Property or any part or grant any rights or easements over any Property or any part (except as may be granted to a tenant in a permitted letting) or enter into any material covenants affecting any Property or any part or agree to do any of the foregoing;

(f)	unless under a statutory or other legal obligation so to do, grant any lease or underlease of any Property or any part provided always that a Group Company shall be permitted to lease or underlease any part of a Property which is not a material part as part of its business in the ordinary course where such lease or underlease is (i) granted for a term not exceeding three years and (ii) outside the security of tenure provisions of the Landlord and Tenant Act 1954;

(g)	carry out any new activity on any Property which activity has not been carried out prior to the date of this Agreement as part of the relevant Group Company’s business in the ordinary course, where such activity would result in a material breach of a title restriction affecting that Property;

(ix)	save as required by law:

(a)	make any material amendment to the terms and conditions of employment (including, without limitation, remuneration, pension entitlements and other benefits) of any Senior Employee (other than minor increases in the ordinary course of business which the Sellers shall notify to the Purchaser as soon as reasonably possible);

(b)	provide or agree to provide any gratuitous payment or benefit to any such person or any of his dependants;

(c)	dismiss any Senior Employee (other than in accordance with normal disciplinary procedures); or

(d)	engage or appoint any additional Senior Employee;

(x)	settle an insurance claim in excess of £500,000 materially below the amount claimed;

(xi)	enter into any guarantee, indemnity or other agreement to secure any obligation of a third party (excluding obligations of any Group Company) or create any Encumbrance over any of its assets (including any Property) or undertaking in any such case other than in the ordinary course of business and on an arm’s length basis;

(xii)	make any material change to its accounting practices or policies (except to the extent required to comply with any changes in GAAP) or amend its memorandum or articles of association; or

(xiii)	declare, make or pay any dividend or other distribution to shareholders except that each of the Companies shall be entitled to make or pay dividends of up to £1,000,000 in aggregate provided that such dividends have been declared and paid before the date on which the conditions set out in Clause 4.1 are fulfilled, provided that nothing in this Agreement shall prevent the payment of any dividend by a Group Company, which is permitted under Clause 5.1.3(xiii), between the date of this Agreement and the date on which the conditions set out in Clause 4.1 are fulfilled.

5.1.4	shall maintain in force and renew where required all Licences necessary for the continued operation of any Hotel or material to the business of any Hotel;

5.2	The Sellers’ Obligations in Relation to the Financing of the Business

Each of the Sellers undertake that save in relation to the payment of dividends permitted under Clause 5.1.3(xiii), between the date of this Agreement and Completion, they will:

5.2.1	not lend any money or offer any form of financing to any Group Company which is not an Inter-Group Receivable nor alter the amount or material terms of the Inter-Group Debt;

5.2.2	procure that no Group Company borrows any money from nor incurs any other financing liabilities or obligations to the Sellers’ Group (other than trading debt or liabilities arising in the ordinary course or Inter-Group Payables); and

5.2.3	procure that no member of the Sellers’ Group borrows any money from nor incurs any other financing liabilities or obligations to the Group (other than trading debt or liabilities arising in the ordinary course), unless the Purchaser has agreed to this in writing, such consent not to be unreasonably withheld or delayed.

5.3	Sellers’ Undertakings

5.3.1	At the request of the Purchaser, the Sellers have made applications for landlords’ consents to charge certain Properties. From the date of this Agreement up to Completion, the Sellers shall (at the Purchaser’s cost) make such additional applications to landlords regarding waivers or amendments to forfeiture provisions or such similar matters as the Purchaser may reasonably request and shall use all reasonable endeavours to obtain such landlords’ consents as soon as reasonably practicable and shall promptly keep the Purchaser informed of progress.

5.3.2	The Sellers shall continue to use all reasonable endeavours to complete the transfer of the legal estate in respect of the Strand Palace Hotel London from InterContinental Hotels Limited to Waseley Roadside Restaurants Limited and shall keep the Purchaser fully advised at all times of progress in this respect.

5.3.3	The Sellers undertake that they will prior to Completion apply, or procure an application, to Companies House to remove from the register any entries in relation to the charge in favour of the Law Debenture Trust in respect of Crowne Plaza Heathrow which has been satisfied.

5.3.4

(i)	Promptly following the date of this Agreement, the Purchaser shall at its own cost appoint a suitably qualified expert (the “Purchaser’s Expert”) to review as soon as reasonably practicable the works identified in document 07 in the Group Information section of the property information pack Data Room entitled “IHG’s UK DDA policy, summary of works and status”, document 51 002 “DDA progress summary” in the Portfolio Information section of the second round Data Room, document 51 003 “DDA Audits — stage 3 status summary” in the Portfolio Information section of the second round Data Room (together, the “Sellers’ Proposed DDA Works”) and item 03 011 for each Hotel in the second round Data Room ( being the Stage 2 DDA Audits).

(ii)	If in the Purchaser’s Expert’s reasonable and proper opinion the completion of the Sellers’ Proposed DDA Works in relation to the Listed Hotels only would not make the Listed Hotels compliant with the requirements of Part III of the Disability Discrimination Act 1995 (as determined in accordance with the Sellers’ own internal policies as set out in document 07 in the Group Information section of the property information pack in the Data Room), then the Purchaser shall procure that the Purchaser’s Expert promptly supplies to the Sellers (at the Sellers’ cost) full details (including specifications and initial costings) of those further works required to procure such compliance (the “Further Works”). If the Sellers disagree with any element of the Further Works, they may refer the matter to an independent expert in accordance with Clause 5.3.4(v) below.

(iii)	The Sellers shall, subject to obtaining all necessary consents (which the Sellers shall use all reasonable endeavours to obtain and the Purchaser shall co-operate with the Sellers and assist in obtaining such consents if reasonably required), carry out the Sellers’ Proposed DDA Works and (subject to any pending referral to the independent expert) the Further Works as soon as reasonably practicable using competent contractors approved by the Purchaser (acting reasonably).

(iv)	The Sellers shall indemnify the Purchaser against any Losses incurred by the Purchaser or any member of the Purchaser’s Group arising from any failure by the Sellers to carry out the Sellers’ Proposed Works and (subject to any pending referral to the independent expert) the Further Works.

(v)	Any dispute or difference between the parties in connection with matters arising under this Clause 5.3.4, may be referred by either party to an independent person acting as an expert who has been professionally qualified for not less than 10 years and who is an accredited consultant from the Centre for Accessible Environment, such independent person to be appointed by the parties jointly or, in default of agreement, on the application of either party by the President (or next senior available officer) for the time being of the Royal Institution of Chartered Surveyors or such other professional body as may be suitable given the nature of the dispute. The parties agree to be bound by the decision of such expert and that the costs of such expert shall be borne as the expert may direct (or in the absence of direction, equally). Accordingly, if any relevant matter is referred to the expert by the Sellers under this clause, the reference to Further Works shall be to such works as determined by such expert.

5.3.5

(i)	The Purchaser shall carry out such works as are required either to put the building known as Shoppenhangers Manor located at HI Maidenhead (“Shoppenhanger’s Manor”) into good condition and repair including ensuring compliance with all requirements of health and safety law and obtaining all necessary planning and building regulation consent in respect of such work or to close such building permanently as soon as reasonably practicable after Completion.

(ii)	Subject to sub clause 5.3.5(iv) below, the Sellers shall indemnify the Purchaser in respect of any costs incurred by it or any member of the Purchaser’s Group in carrying out the works referred to in paragraph (i) above.

(iii)	Until such time as the Purchaser has complied with its obligation under paragraph (i) above the Sellers shall, subject to sub clause 5.3.5(iv) below, indemnify the Purchaser (for itself and as agent for any other member of the Purchaser’s Group) against any Losses to the extent they arise out of any claim against the Purchaser (or any member of the Purchaser’s Group) in respect of the personal injury or death of any person at Shoppenhanger’s Manor.

(iv)	The aggregate amount of the Sellers under the indemnities referred to in sub clause 5.3.5(ii) above shall not exceed £2,000,000 and the Sellers not be liable in respect of any Losses under the indemnities referred to in this sub clause 5.3.5 to the extent such losses are covered by a policy of insurance.

5.3.6	The Sellers shall indemnify and hold harmless the Purchaser (for itself and as agent for any other member of the Purchaser’s Group) for any Losses to the extent they arise out of the letter of claim dated 28 February 2005 against Intercontinental Hotels Group Limited from the liquidators of Sylvan Refurbishment Limited in relation to the claim by Sylvan Refurbishment Limited against Kensington Forum Hotel Limited.

5.3.7	The Sellers undertake to procure that at Completion all of the shares in Holiday Inn (Reading) Limited are transferred with full title guarantee to the Purchaser and will indemnify the Purchaser in respect of any failure so to do.

5.3.8	The Sellers shall indemnify the Purchaser (for itself and as agent for any member of the Purchaser’s Group) against any Losses to the extent they arise under Clause 5.8(c) of the Posthouse Agreement as a result of any claim under the Business IP Agreement which is in breach of Clause 5.8(b) of the Posthouse Agreement.

6	Completion

6.1	Date and Place

Subject to Clause 4, Completion shall take place at the offices of the Sellers’ Solicitors no later than the tenth Business Day following fulfilment of the condition set out in Clause 4.1, or at such other location, time or date as may be agreed between the Sellers and the Purchaser.

6.2	Completion Obligations

On Completion, the Sellers and the Purchaser shall comply with their respective obligations specified in Schedule 5.

6.3	Payment on Completion

On Completion, the Purchaser shall pay the Completion Amount to the Sellers and the Contracts Consideration to SCPLC.

6.4	Repayment of Inter-Group Debt Balance

On Completion the Purchaser shall procure repayment by the relevant Group Companies of the Inter-Group Debt Balance.

6.5	Breach of Completion Obligations

If the Sellers fail to comply with any material obligation in paragraph 1.1.1, 1.1.2, 1.1.3, 1.1.4, 1.1.12 or 1.1.15 of Schedule 5, or the Purchaser fails to comply with the obligations in Clauses 6.3, 6.4 or paragraphs 2.1 to 2.3 of Schedule 5, the Purchaser, in the case of non-compliance by the Sellers, or the Sellers, in the case of non-compliance by the Purchaser, shall be entitled (in addition to and without prejudice to all other rights or remedies available, including the right to claim damages) by written notice to the other served on the Completion Date:

6.5.1	to terminate this Agreement (other than Clauses 1, 13 and 14.5 to 14.19) without liability on its part; or

6.5.2	to effect Completion so far as practicable having regard to the defaults which have occurred; or

6.5.3	to fix a new date for Completion (not being more than 20 Business Days after the agreed date for Completion) in which case the provisions of Schedule 5 shall apply to Completion as so deferred but provided such deferral may only occur once.

7	Pensions and Employee Incentives

7.1	The Purchaser undertakes that:

7.1.1	it or the Employing Company will set up or nominate a pension scheme by a date (the “Joining Date”) which is within four months of the Completion Date which will be an exempt approved scheme or capable of approval as an exempt approved scheme for the purposes of either Chapter I or Chapter IV of Part XIV of ICTA;

7.1.2	within seven days after the Completion Date all Relevant Employees who are in the service of the Purchaser or the Employing Company and who have not reached their retirement date under the Sellers’ Pension Scheme shall be invited in writing to become members of the Purchaser’s Scheme with effect on and from the Joining Date, but (if the Joining Date is later than the Completion Date) on terms that are at least as favourable to them as if the Joining Date had been the Completion Date;

7.1.3	the Purchaser’s Scheme shall at the Joining Date provide benefits for Relevant Employees who join the Purchaser’s Scheme in accordance with Clause 7.1.2. The Relevant Employees will contribute between 3 per cent and 5 per cent of basic salary (or more if they so choose). If the Relevant Employee was a member of the defined contribution section of the Seller’s Pension Scheme, the Purchaser or other member of the Purchaser’s Group will contribute an amount equal to the amount being contributed by the Relevant Employee to the Purchaser’s Scheme (up to a maximum of 5 per cent of basic salary) plus administration costs. However, if employer contributions to the defined contribution section of the Sellers’ Pension Scheme in respect of any Relevant Employee were double the amount contributed by such Relevant Employee to that section of the Sellers’ Pension Scheme, the Purchaser or Employing Company will contribute double the amount being contributed by such Relevant Employee to the Purchaser’s Scheme (subject to a maximum of 10 per cent. of basic salary) plus administrative costs. If the Relevant Employee was a member of the defined benefit section of the Seller’s Pension Scheme, the Purchaser or the Employing Company will contribute double the amount being contributed by the Relevant Employee to the Purchaser’s Scheme (subject to a maximum of the lesser of 10 per cent. of basic salary and Inland Revenue limits on contributions) plus administrative costs. The Purchaser may also nominate an alternative scheme which provides the Relevant Employees with comparable or more favourable benefits;

7.1.4	it or the Employing Company shall with effect on and from the Completion Date use all reasonable endeavours to arrange for life cover at the same rate that applied immediately prior to the Completion Date and incapacity cover (on the same basis as that defined in Rules 7(4), 7(5) and 7(6) of the DC Section of the Seller’s Pension Scheme) in respect of all Relevant Employees who join the Purchaser’s Scheme in accordance with Clause 7.1.2.

If no later than 13 weeks after the Joining Date a Relevant Employee who has become a member of the Purchaser’s Scheme with effect from that date requests a transfer to that scheme of the cash equivalent of his benefits under the defined benefits section of the Sellers’ Pension Scheme, the Sellers shall use their best endeavours to procure that the sum transferred is no less than 125 per cent. of his unreduced statutory cash equivalent under the Pension Schemes Act 1993 (calculated in accordance with the method and assumptions applicable under the Sellers’ Pension Scheme in March 2005, as applied to market conditions at the start of the month of the member’s request). The Purchaser undertakes that that sum will be used entirely to provide further benefits for and in respect of that member and shall not be used to pay for administrative expenses.

Both the Seller and the Purchaser undertake that they have not given and will not give any undertaking or assurance that does not reflect the terms of this Clause 7.1.

7.2	The following will apply only if regulations are made under the Pensions Act 2004 which change the basis on which debts are payable by an employer to a multi-employer pension scheme and which have effect on or before Completion. The Sellers will use their best endeavours to ensure that an actuarial valuation of the Sellers’ Pension Scheme is carried out as at Completion as soon as is reasonably practicable for the purposes of establishing whether any debt is owed by any of the Group Companies to the Sellers’ Pension Scheme under Section 75 or 75A of the Pensions Act 1995 as amended. The Sellers will initiate discussions with the Pensions Regulator and/or the trustees of the Sellers’ Pension Scheme (depending on the terms of the regulations) as soon as is reasonably practicable with a view to establishing the amount due under Section 75 or Section 75A, the parties which are to pay the amount due and the timing of the payments. The Sellers will use all reasonable endeavours to ensure that agreement is reached on those matters with the Pensions Regulator and/or the trustees (as the case may be) within 12 months of the signature of the actuarial valuation to:

7.2.1	limit the Purchaser’s, the Employing Company’s and the Purchaser’s Group’s exposure to such liability; and

7.2.2	ensure that the Purchaser, the Employing Company and the Purchaser’s Group need not rely on the indemnity in Clause 7.3 for more than five years following Completion.

However, for a maximum period of five years from the date of Completion, the Sellers will not be required to agree to any proposal which would increase the amount which would otherwise have had to be paid or which would accelerate payment of that amount. For the avoidance of doubt, on the expiry of five years from the date of Completion, the Seller undertakes to comply with any order or direction from the Pensions Regulator relating to payment of any debt owed by any of the Group Companies to the Seller’s Pension Scheme under Section 75 or 75A of the Pensions Act 1995 as amended.

7.3	The Sellers shall indemnify and keep indemnified the Purchaser, any other member of the Purchaser’s Group and the Employing Company against all and any liabilities, costs and expenses which the Purchaser, such other Group member or the Employing Company may incur or be responsible for in relation to any pension scheme or arrangement in which any of the Group Companies has participated prior to Completion (including, without limitation, the Sellers’ Pension Scheme) under or in connection with or as a result of Section 75 or 75A of the Pensions Act 1995 (as amended under the Pensions Act 2004 or any regulations promulgated thereunder). If the Pensions Regulator and the trustees of the Sellers’ Pension Scheme releases the Purchaser or any other member of the Purchaser’s Group or the Employing Company from such a liability, the indemnity will cease to apply in respect of the party so released for so long as the party remains released.

7.4	The Sellers shall indemnify and keep indemnified the Purchaser, any other member of the Purchaser’s Group and the Employing Company in respect of any liability incurred directly or indirectly as a result of a claim by any Relevant Employee who has transferred to the employment of a Group Company between August 1993 and the date of this Agreement as a result of the operation of the Transfer of Undertakings (Protection of Employment) Regulations 1981 (as amended) that he is entitled to the payment of an early retirement benefit (on redundancy or otherwise).

7.5	Without prejudice to any liability under the Tax Deed of Covenant, the parties agree that the collection of income tax under PAYE and primary National Insurance contributions and the payment of these amounts to the Inland Revenue relating to any share option or other share incentive over IHG Shares which was granted before Completion to any Relevant Employee shall be dealt with as described in Clause 7.6.

7.6	SCPLC is responsible for the collection of any income tax under PAYE and primary National Insurance contributions which may be due in respect of the acquisition of IHG Shares by a Relevant Employee.

7.7	The Sellers shall indemnify and keep indemnified the Purchaser, any other member of the Purchaser’s Group and the Employing Company against all and any liabilities, costs and expenses which the Purchaser, such other Group member or the Employing Company may incur or be responsible for in respect of the Retained Employees as a result of being treated as the de facto employer of the Retained Employees in relation to any pension scheme or arrangement operated by any member of the Sellers’ Group in which any of the Group Companies has participated or is treated by the Pension Regulator as having participated after Completion (including, without limitation, the Sellers’ Pension Scheme).

8	Post-Completion Adjustments

8.1	Net Current Asset Statement

The Sellers shall procure that they shall draw up the Net Current Asset Statement (the “Net Current Asset Statement”) in accordance with Parts 1 — 4 of Schedule 6 setting out the Net Current Assets together with the Long-Term Liabilities (if any) and Provisions (if any).

8.2	Adjustment to Consideration

8.2.1	Net Current Assets, Long-Term Liabilities and Provisions

(i)	If the Net Current Assets (after deducting Long-Term Liabilities (if any) and Provisions (if any)) exceed the Estimated Net Current Assets by more than £100,000, the Purchaser shall pay to the Sellers an additional amount equal to the excess of the Net Current Assets over the Estimated Net Current Assets as an increase in the consideration.

(ii)	If the Net Current Assets (after deducting Long-Term Liabilities (if any) and Provisions (if any)) are less than the Estimated Net Current Assets, and the amount of such deficit is greater than £100,000, the Sellers shall repay to the Purchaser an amount equal to such deficit as a reduction in the consideration.

(iii)	Any payments pursuant to this Clause 8.2.1 shall be made on or before ten Business Days after the date on which the process described in Part 2 of Schedule 6 for the preparation of the Net Current Asset Statement is complete.

8.2.2	Interest

Any payment to be made in accordance with this Clause 8.2 shall include interest thereon calculated from the Completion Date to the date of payment at a rate per annum of 2 per cent above the base rate from time to time of Barclays Bank PLC. Such interest shall accrue from day to day.

8.2.3	Payment and Allocation

Where any payment is required to be made pursuant to this Clause 8.2:

(i)	the Completion Amount shall be deemed to have been reduced or increased accordingly; and

(ii)	the allocation of the consideration shall be adjusted pro-rata to the pre-adjustment allocation set out in Schedule 1.

9	Warranties and Indemnities

9.1	Sellers’ Warranties

9.1.1	Subject to Clause 9.2, the Sellers warrant to the Purchaser that the statements set out in Schedule 7 are true and accurate as of the date of this Agreement.

9.1.2	The only Sellers’ Warranties given:

(i)	in respect of the Certificated Properties are those contained in paragraphs 4.1, 4.2 and 4.4 of Schedule 7 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of the Certificated Properties;

(ii)	in respect of the Uncertificated Properties are those contained in paragraphs 4.1, 4.3 and 4.4 of Schedule 7 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of the Uncertificated Properties;

(iii)	in respect of Environment are those contained in paragraph 10 of Schedule 7 and each of the other Sellers’ Warranties shall be deemed not to be given in respect of the Environment;

(iv)	in respect of Tax are those contained in paragraph 13 of Schedule 7 and paragraph 8.6 of Schedule 7 (but only insofar as it relates to Tax) the warranties given by the Sellers under the Tax Deed of Covenant and each of the other Sellers’ Warranties shall be deemed not to be given in respect of Tax; and

(v)	in respect of the Disability Discrimination Act 1995 is that contained in paragraph 4.4.5 of Schedule 7 and each of the other Sellers’ Warranties shall be deemed not to be given in respect thereof.

9.1.3	The Sellers acknowledge that the Purchaser has entered into this Agreement in reliance upon the Sellers’ Warranties.

9.1.4	Any Sellers’ Warranty qualified by the expression “to the best of the Sellers’ knowledge, information and belief” or any similar expression shall, unless otherwise stated, be deemed to refer to the actual knowledge of those persons set out in column (1) of Schedule 9 whose position is stated opposite his name, such persons having made all reasonable and careful enquiries, in each case in relation to those Sellers’ Warranties set out against each such person’s name in column (3) of Schedule 9.

9.2	Sellers’ Disclosures

9.2.1	The Sellers’ Warranties are subject to:

(i)	the specific matters which are fairly and specifically disclosed in or pursuant to this Agreement or the Disclosure Letter or expressly provided for under the terms of this Agreement;

(ii)	other than as provided in Clause 9.2.2 only, any information which is fairly and specifically disclosed in any document placed in the Data Room prior to midnight on 28 February 2005 and listed in Schedule 1, Part 1 to the Disclosure Letter or any document that was placed in the Data Room after midnight on 28 February 2005 provided it is listed in Schedule 1, Part 4 to the Disclosure Letter; and

(iii)	the limitations of liability set out in Clauses 10 and 11.5.5.

9.2.2

(i)	paragraphs 2, 3.2, 10 and 15 of the Sellers’ Warranties are not subject to any information contained in any document in the Data Room save as provided in this Clause 9.2.2;

(ii)	the Sellers’ Warranties in paragraphs 2 and 3.2 are subject to any information which is fairly and specifically disclosed in any document in sections 1-4 of Part 3 of Schedule 1 to the Disclosure Letter;

(iii)	the Sellers’ Warranties in paragraph 10 are subject to any information which is fairly and specifically disclosed in any document in section 5, Part 3 of Schedule 1 to the Disclosure Letter;

(iv)	the Sellers’ Warranties in paragraph 15 are subject to any information which is fairly and specifically disclosed in any document in section 6, Part 3 of Schedule 1 to the Disclosure Letter; and

(v)	the Sellers’ Warranties shall only be subject to any information disclosed in the documents listed in Schedule 1, Part 2 (being documents placed in the Data Room after midnight on 28 February 2005) to the extent that a specific disclosure is made in the Disclosure Letter or the document falls within the sections of the Data Room referred to in Clauses 9.2.2(ii)-(v).

9.2.3	None of the Sellers’ Warranties in paragraphs 9, 10 and 15 shall be treated as applying to Shoppenhanger’s Manor.

9.3	Notification

9.3.1	Without prejudice to Clause 9.4, if after the signing of this Agreement and before Completion:

(i)	the Sellers shall become aware that any of the Sellers’ Warranties has been breached, is untrue, inaccurate or misleading in any material respect; or

(ii)	any event shall occur or matter shall arise of which the Sellers become aware which results or is likely to result in any of the Sellers’ Warranties being untrue, inaccurate or misleading in any material respect at Completion, the Sellers shall immediately notify the Purchaser in writing as soon as practicable and in any event prior to Completion setting out such details as are available and, if reasonably requested by the Purchaser, will use their reasonable endeavours to prevent or remedy the notified occurrence.

9.3.2	For the avoidance of doubt, but without limitation, any amendment, having a material effect to a Certificate of Title between the date of this Agreement and the Completion Date shall not prevent the Purchaser from claiming against the Sellers under this Agreement for a breach which it would otherwise be entitled to claim for.

9.4	Updating of the Sellers’ Warranties to Completion

Subject to Clause 9.2, the Sellers further warrant to the Purchaser that the Sellers’ Warranties will be true and accurate at Completion in all material respects as if they had been repeated at Completion.

9.5	Sellers’ Indemnities

The Sellers shall indemnify and hold harmless the Purchaser (for itself and as agent for any other member of the Purchaser’s Group) against all Losses to the extent such losses arise or result from:

9.5.1	a failure to implement the Pre-Sale Reorganisation in accordance with the provisions of the Pre-Sale Reorganisation Documents or as a result of or in connection with any failure to execute or deliver the Pre-Sale Reorganisation Documents or to the extent such Losses (i) constitute a direct cost or expense (other than in respect of any Taxation) of implementing the Pre-Sale Reorganisation or (ii) relate to any third party claim (other than in respect of any Taxation) arising or resulting from the implementation of the Pre-Sale Reorganisation which would not have arisen but for such implementation; or

9.5.2	any warranty, indemnity or covenant which was given by any Group Company in connection with the disposal, pursuant to an agreement entered into prior to the date of this Agreement, of any company business, or property unless and to the extent the Purchaser or any other member of the Purchaser’s Group recovers or is entitled to recover on the basis set out in sub clause 10.10.2 any such Losses under the Posthouse Agreement in respect of such warranty, indemnity or covenant, or

9.5.3	the ownership by InterContinental Hotels Limited of the legal estate in respect of the Strand Palace Hotel, London and the transfer of the same to any third party unless and to the extent the Purchaser or any other member of the Purchaser’s Group recovers or is entitled to recover on the basis set out in Clause 10.10.2 any such Losses under the Posthouse Agreement in respect of the same, provided that the Purchaser shall not be entitled to make any claim pursuant to this Clause 9.5 in respect of any such Losses to the extent it has or would have a claim or right of action against, or a right to indemnification from, the Sellers under the Tax Deed of Covenant in respect of such Losses.

9.6	Contamination Indemnity

9.6.1	Definitions

For the purposes of this Clause 9.6 of the Agreement the following expressions shall have the following meanings:

“Completed”, “Conduct Party” and “Other Party” shall each bear the meanings set out in sub clause 9.6.5:

“Contamination” means any Hazardous Substances present in soil, or in groundwater or surface water at, in, on or under any of the Specified Hotels or Specified Additional Hotels or migrating therefrom in each case at Completion, whose presence therein or migration therefrom (i) (a) has been specifically identified in the ENVIRON Investigation in the case of the Specified Hotels or (b) in the case of any Specified Additional Hotel derives from a specific risk factor (including, without limitation, nearby underground storage tanks or the presence of a nearby landfill) reasonably identified in relation to the relevant Specified Additional Hotel by Environ (UK) Limited in their Phase 1 environmental report which factor caused or substantially contributed to Environ (UK) Limited’s risk ranking of such Specified Additional Hotel as a “medium or medium-high” risk and (ii) at Completion would have caused an Environmental Authority to require the Sellers to undertake clean up works or other remedial measures to discharge a liability under or breach of Environmental Law and/or to put the relevant Specified

Hotel or Specified Additional Hotel into compliance with Environmental Law if such Environmental Authority had had knowledge thereof at such time;

“Emergency” means an immediate and serious risk of significant harm to human health or safety or to the structural safety of a Specified Hotel or Specified Additional Hotel resulting from Contamination;

“ENVIRON Investigation” means the intrusive Phase II investigations into soil and groundwater at the Specified Hotels undertaken on behalf of the Purchaser by Environ (UK) Limited in March 2005 the cost of which shall be borne by the Purchaser and shall fall out with any indemnity set out in this clause;

“Environmental Expert” means the expert appointed pursuant to clause 9.6.6;

“Environmental Losses” means:

(a)	any reasonable expenditure incurred by the Purchaser or any member of the Purchaser’s Group in the implementation of any Remedial Action Recommendation (including for the avoidance of doubt but without limitation any reasonable costs, fees (including legal and consultant fees) or charges) and any indirect or consequential losses suffered by any member of the Purchaser’s Group as a result of the closure of the whole or a substantial part of the relevant Specified Hotel to the extent such closure was necessary for such implementation PROVIDED ALWAYS THAT this head of Environmental Losses shall not be recoverable in respect of any Specified Additional Hotels;

(b)	any reasonable expenditure incurred by the Purchaser or any member of the Purchaser’s Group in undertaking any Remedial Action agreed or determined to be necessary in an Emergency and undertaken pursuant to sub clause 9.6.4 (including for the avoidance of doubt but without limitation any reasonable costs, fees (including legal and consultant fees) or charges) and any indirect or consequential losses suffered by any member of the Purchaser’s Group as a result of the closure of the whole or a substantial part of the relevant Specified Hotel or Specified Additional Hotel to the extent such closure was necessary for undertaking the applicable Remedial Action; and

(c)	any Losses suffered or incurred by the Purchaser or any member of the Purchaser’s Group arising from any liability under or breach of Environmental Law (or any settlement or court order in respect of such liability or breach) in respect of which an Environmental Trigger Event under limb (c) of that definition has occurred relating to any Contamination to the extent in relation to any Specified Hotels only that a Remedial Action Recommendation relating to such Contamination had not been Completed at the date of such Environmental Trigger Event including in each case any indirect or consequential losses to the extent suffered by any member of the Purchaser’s Group in respect of the closure of the whole or a substantial part of the relevant Specified Hotel or Specified Additional Hotel as a result of such Contamination to the extent such closure was necessary;

“Environmental Trigger Event” means:

(a)	in relation to any Specified Hotels only, the agreement or determination of Remedial Action Recommendations;

(b)	an Emergency; or

(c)	service on or the receipt by any member of the Purchaser’s Group from any third party or any Environmental Authority of written notification of the commencement of (or an intention or threat to commence) any civil or criminal proceedings or suit or any formal regulatory enforcement proceedings in each case under Environmental Law against the Purchaser or any member of the Purchaser’s Group in respect of Contamination;

“Remedial Action” means such measures as are necessary and cost-effective to remove, remedy, restore, clean-up, mitigate, abate, contain, dispose, control, treat or ameliorate any Contamination (and any related cost-effective and necessary measures to assess, sample, analyse or further investigate such Contamination) that (a) would have been required of the Sellers or any member of the Seller’s Group by any Environmental Authority to discharge a liability under or breach of Environmental Law in respect of such Contamination and/or to put the relevant Specified Hotel or Specified Additional Hotel into compliance with Environmental Law if such Environmental Authority had knowledge of such Contamination immediately before Completion or (b) are necessary to contain, limit or abate an Emergency;

“Remedial Action Recommendations” means (i) any written recommendations to remediate any Contamination made in respect of a Specified Hotel by ENVIRON as part of the ENVIRON Investigation which have been agreed to constitute Remedial Action by the Sellers and (ii) where the Sellers have not agreed with the recommendations made by ENVIRON as part of the Environ Investigation, any measures which are determined to constitute Remedial Action in relation to the subject matter of the ENVIRON recommendation in respect of such Specified Hotel by the Environmental Expert;

“Specified Additional Hotels” means HI Hemel Hempstead, HI Oxford, HI Maidstone, HI Brentwood, CP Leeds, HI Hull Marina, HI Leicester and HI South Mimms; and

“Specified Hotels” means CP Heathrow, HI Basingstoke, HI Glasgow City, HI Haydock, HI London — Brent Cross, HI Hampstead, HI Stoke-on-Trent, HI Gatwick Airport, and HI Chester.

9.6.2	Environmental Indemnity

(i)	Subject to the other provisions of this Agreement, the Sellers shall indemnify and keep indemnified the Purchaser (for itself and as agent for each member of the Purchaser’s Group) from and against any Environmental Losses PROVIDED THAT the Sellers shall not be liable in respect of any claim under this indemnity unless an Environmental Trigger Event has occurred with respect to the subject matter of that claim, and in such an event the Sellers shall only be obliged to make any payment under this indemnity when and to the extent the Purchaser or the relevant member of the Purchaser’s Group has actually paid out an amount equal to such Environmental Losses.

(ii)	Subject to sub clause 9.6.2(i), the Sellers shall pay the Purchaser in cleared funds any amount payable pursuant to this indemnity on or before the date falling 10 Business Days after the amount of Environmental Losses has been finally agreed or determined in accordance with this indemnity.

9.6.3	Contribution payable by the Purchaser

The Purchasers shall duly and punctually pay, satisfy, and discharge and shall indemnify the Sellers in respect of the first £50,000 of the aggregate of (i) any expenditure on Remedial Action Recommendations in relation to the Specified Hotels agreed or determined in accordance with this indemnity, whether such Remedial Action Recommendation is implemented by any member of the Purchaser Group or by any of the Sellers and (ii) any Environmental Losses. Where the amount of such expenditure and Environmental Losses exceeds in the aggregate £50,000 (including interest), but is no more than £100,000, such amount shall be borne in its entirety by the Purchaser who shall duly and punctually pay, satisfy, and discharge and shall indemnify the Sellers in respect thereof. If the amount of such expenditure and Environmental Losses exceeds in the aggregate £100,000 the Sellers shall be liable for any amount in excess of the first £50,000 thereof.

9.6.4	Limitations on the Environmental Indemnity

(i)	Time Limits

The Sellers shall not be liable under this indemnity in respect of any claim under sub clause 9.6.2:

(I)	where it relates to a Specified Hotel unless a Remedial Action Recommendation relating directly to the subject matter of the claim is agreed or determined in accordance with this indemnity in respect of the Specified Hotel;

(II)	where it relates to a Specified Hotel for any new claim relating directly to the subject matter of a Remedial Action Recommendation unless the Environmental Trigger Event relating to such claim occurs before the relevant Remedial Action Recommendation was Completed;

(III)	where it relates to a Specified Hotel for the failure to Complete any Remedial Action Recommendation as a direct result of the acts or omissions of the Purchaser or any member of the Purchaser’s Group or for any new claim relating directly to the subject matter of such a Remedial Action Recommendation to the extent such new claim occurred before the relevant Remedial Action Recommendation was Completed and the failure to Complete such Remedial Action Recommendation was directly attributable to the acts or omissions of the Purchaser or any member of the Purchaser’s Group; or

(IV)	in respect of claims relating to Specified Hotels or Specified Additional Hotels in relation to which the applicable

Environmental Trigger Event falls under limits (b) or limits (c) of this definition, unless written notice of such claim is given by the Purchaser to the Sellers setting out reasonable details (including an estimate of the amount of the claim and the Environmental Trigger Event relied upon) prior to the fifth anniversary of Completion.

(ii)	Other limits

The Sellers shall not be liable in relation to any claim under sub clause 9.6.2 to the extent that the claim or the Environmental Losses result from or would not have occurred but for, or have been increased as a result of:

(a)	any construction, development or demolition works at any Specified Hotel or Specified Additional Hotel (or part thereof) after Completion;

(b)	the disclosure of information (or the authorisation of such disclosure) by the Purchaser or any member of the Purchaser’s Group to any Environmental Authority or any third parties without the prior written consent of the Sellers (such consent not to be unreasonably withheld or delayed) except where such disclosure is required under Environmental Law or is required under any other law or under court order or under any finance agreement entered into for the purpose of financing this transaction;

(c)	the undertaking, authorising, initiation or procuring of any intrusive investigations at or in respect of any of the Specified Hotels or Specified Additional Hotels by the Purchaser or any member of the Purchaser’s Group without the prior written consent of the Sellers (such consent not to be unreasonably withheld or delayed), except in the case of Specified Hotels where such investigations are the ENVIRON Investigations or are part of the Remedial Action Recommendations or in the case of Specified Hotels or Specified Additional Hotels where such investigations are required by Environmental Law or court order;

(d)	if the Purchaser or any member of the Purchaser’s Group is the Conduct Party,

(i)	the failure of the Purchaser or such member of the Purchaser’s Group to implement the Remedial Action Recommendations as soon as reasonably practicable and in accordance with sub clause 9.6.5;

(ii)	the Purchaser or any member of the Purchaser’s Group undertaking or procuring works which exceed Remedial Action standards or criteria applicable in the jurisdiction at Completion;

(e)	if the Sellers are the Conduct Party, the failure of the Purchaser or the applicable member of the Purchaser’s Group to comply with their obligations under sub clause 9.6.5.

9.6.5	Remedial Action

(i)	In the case of Remedial Action in an Emergency the cost of which is or may become the subject of a claim under sub clause 9.6.2, if it is not reasonably practicable, having regard to the immediacy and severity of the danger to human health and safety or to structural safety of a Specified Hotel or Specified Additional Hotels, to comply with the procedure set out in the rest of this sub clause 9.6.5, the Purchaser may undertake such Remedial Action as is immediately required to limit, contain or abate the Emergency provided that the Purchaser shall provide written notice to the Sellers of the Emergency and the Remedial Action so undertaken as soon as reasonably practicable thereafter and in any event within 5 Business Days and that any further Remedial Action relating to such Emergency shall be subject to the procedure set out in the rest of this sub clause.

(ii)	The Purchaser shall as soon as practicable (and in any event within 10 Business Days of receipt of such notification or of reaching such recommendation) notify the Sellers of any recommendations made by ENVIRON as part of the ENVIRON Investigation or any measures the Purchaser recommends to be undertaken in an Emergency or where an Environmental Trigger Event under limb (c) of that definition has occurred in each case providing reasonable information thereon. To the extent the Sellers agree the recommendations should be implemented they shall notify the Purchaser in writing as soon as reasonably practicable and in any event within 15 Business Days of receipt of the Purchaser’s notice of their agreement and the parties shall act in good faith to agree a detailed scope of works for such Remedial Action within 10 Business Days of the Sellers’ notice.

(iii)	To the extent that the Sellers dispute any recommendations made by ENVIRON as part of the ENVIRON Investigation or any measures the Purchaser recommends to be undertaken in an Emergency or where an Environmental Trigger Event under limb (c) of that definition has occurred., the Sellers shall notify the Purchaser in writing within 15 Business Days of the Purchaser’s notice of such disagreement and either party shall be entitled to refer the matter to the Environmental Expert for expert determination pursuant to sub clause 9.6.6.

(iv)	Where a Remedial Action Recommendation has been agreed or determined in relation to a Specified Hotel, or for Specified Hotels and Specified Additional Hotels, where Remedial Action relating to an Emergency which falls outside sub clause 9.6.5(i) above, or where an Environmental Trigger Event under limb (c) of that definition has occurred has been agreed or determined, the Sellers shall have conduct of any Remedial Action arising therefrom unless (i) they notify the Purchaser in writing within 7 Business Days of such agreement or determination that they elect not to have such conduct or (ii) the Purchaser is unable to procure the necessary consent for them to do so pursuant to the terms of any lease under which such Specified Hotel or Specified Additional Hotels may be held. The Purchaser shall give and shall procure that any member of the Purchaser’s Group, subject always to the terms of any lease under which such Specified Hotel or Specified Additional Hotels may be held, gives the Sellers and their advisers all such access to any Specified Hotel or Specified Additional Hotels and all such co-operation, information and assistance as is reasonably necessary to permit the Sellers to discharge their obligations as Conduct Party.

(v)	If the Sellers elect not to or cannot have (as a result of failure to procure the necessary consent under the terms of any applicable lease) conduct of such Remedial Action, the Purchaser shall have conduct thereof. The party or parties with conduct of such Remedial Action is hereafter referred to as the “Conduct Party”, and the party or parties without conduct shall be referred to as the “Other Party”.

(vi)	The Conduct Party shall carry out such Remedial Action in such a manner as to cause as little interference, disturbance or inconvenience as is reasonably practicable to the business carried on at the relevant Specified Hotel or Specified Additional Hotels and shall work with the Other Party or any member of the Other Party’s group to minimise any such interference, disturbance or inconvenience and where possible to coordinate such Remedial Action with any planned maintenance programme at the relevant Specified Hotel or Specified Additional Hotels.

(vii)	The Conduct Party shall use its reasonable efforts to procure that the Other Party may attend and participate in any material discussions concerning the Remedial Action. The Conduct Party shall use its reasonable efforts to procure that the Other Party receives and has reasonable opportunity to comment upon any change to the scope of works or the terms of reference for the Remedial Action and the appointment of and contractual terms under which any environmental consultant or contractor is to be engaged to undertake such Remedial Action and that any such consultant or contractor is engaged on terms such that it owes a duty of care to the Other Party.

(viii)	Subject to the rest of this sub clause 9.6.5 the Conduct Party shall use its reasonable endeavours to procure that any Remedial Action agreed or determined to be required is implemented:

(a)	at its cost save as otherwise provided under clause 9.6.3;

(b)	as soon as reasonably practicable but having regard to (vi) above;

(c)	by appropriately qualified and experienced environmental consultants (or other contractors) as approved by the Other Party (such approval not to be unreasonably withheld or delayed);

(d)	in compliance with Environmental Law or any court order or settlement as the case may be; and

(e)	in accordance with the scope of works and using all reasonable endeavours to ensure that it is undertaken competently and diligently in accordance with good environmental practice.

(ix)	The Conduct Party shall keep the Other Party regularly informed as to progress of the Remedial Action or of any matter which could materially affect the scope, design or execution of any Remedial Action and shall provide the Other Party with copies of any draft reports and investigations relevant or relating to such Remedial Action.

(x)	The Conduct Party shall obtain the Other Party’s prior written approval (not to be unreasonably withheld or delayed) to any draft reports becoming final and to any material correspondence with any third party (including with the principal environmental consultant or contractor engaged upon the Remedial Action) or any Environmental Authority in relation to the Remedial Action and shall not make any admission of liability or any settlement or compromise in relation to any such Remedial Action with any third party or any Environmental Authority without the Other Party’s prior written consent (not to be unreasonably withheld or delayed).

(xi)	Upon completion of any Remedial Action undertaken pursuant to a Remedial Action Recommendation, the Conduct Party shall procure that its principal environmental consultant (or other contractor) shall supply to the Other Party within 15 Business Days of completion of the Remedial Action a written certificate stating that such Remedial Action has been completed materially in accordance with the scope of works and that in its professional opinion no further Remedial Action would have been required of the Sellers or any member of the Seller’s Group by any Environmental Authority acting reasonably in respect of the subject matter of the applicable Remedial Action Recommendation in order to discharge a liability under or breach of Environmental Law and/or to put the relevant Specified Hotel into compliance with Environmental Law if such Environmental Authority had had knowledge thereof immediately before Completion (“Completed”). In the event that the applicable consultant or contractor is unwilling to give such certificate, either party shall be entitled to refer the matter to the Environmental Expert for expert determination as to whether the Remedial Action has been Completed.

9.6.6	Expert Determination

In the event that the parties disagree as to:

(i)	whether any Remedial Action is required in respect of the Contamination; or

(ii)	whether any measures proposed by ENVIRON in respect of any Specified Hotel as part of the ENVIRON Investigation constitute Remedial Action and what measures should be undertaken as a Remedial Action Recommendation; or

(iii)	what constitutes necessary and cost effective Remedial Action to contain, limit, or abate an Emergency; or

(iv)	what constitutes necessary and cost-effective Remedial Action where an Environmental Trigger Event under limb (c) of that definition has occurred; or

(v)	whether the Remedial Action undertaken in respect of any Specified Hotel pursuant to a Remedial Action Recommendation has been Completed,

either the Sellers or the Purchaser may notify the other of its intention to refer the issue in dispute to expert determination. The expert shall be such experienced environmental consultant from a reputable firm of environmental consultants in the United Kingdom as may be agreed upon by the parties. Failing agreement on the appointment of an expert within 10 Business Days, either party may refer the matter to the President of the Law Society who shall appoint an expert environmental consultant to determine the dispute. The decision of the expert shall be binding on the parties and he shall act as an expert not an arbitrator and his fees and expenses shall be borne as he shall direct.

9.7	Purchaser’s and Holdco’s Warranties

9.7.1	The Purchaser and Holdco each warrants to the Sellers that the statements set out in Schedule 8 are true and accurate.

9.7.2	The Purchaser and Holdco each further warrants to the Sellers that the warranties set out in Schedule 8 will be fulfilled down to, and will be true and accurate in all respects at Completion, as if they had been repeated at Completion.

10	Limitation of Sellers’ Liability

10.1	Time Limitation for Claims

The Sellers shall not be liable for breach of any Sellers’ Warranty or under the Tax Deed of Covenant in respect of any claim unless a notice of the claim is given by the Purchaser to the Sellers:

10.1.1	in the case of any claim under the Tax Warranties or under the Tax Deed of Covenant within six years and 6 months following Completion in accordance with the provisions of Clause 3.5 of the Tax Deed of Covenant; and

10.1.2	in the case of any other claim save for a claim under paragraph 10 of Schedule 7 (environment warranties), within 15 months following Completion, or

10.1.3	in the case of any claim under paragraph 10 of Schedule 7 (environment warranties), within 18 months following Completion except that there shall be no time limitation for giving notice of any claim under paragraphs 1.1 and 14 of Schedule 7.

Any claim notified by the Purchaser to the Sellers pursuant to this Clause shall specify the matters set out in Clause 11.2.

10.2	Minimum Claims

10.2.1	The Sellers shall not be liable for breach of any Sellers’ Warranty in respect of any individual claim (or a series of claims arising from substantially identical facts or circumstances) where the liability agreed or determined (disregarding the provisions of this Clause 10.2) in respect of any such claim or series of claims does not exceed £500,000.

10.2.2	Where the liability agreed or determined in respect of any such claim or series of claims exceeds £500,000, the Sellers shall be liable for the amount of the claim or series of claims as agreed or determined and not merely for the excess.

10.3	Aggregate Minimum Claims

10.3.1	The Sellers shall not be liable for any Sellers’ Warranty in respect of any claim unless the aggregate amount of all claims for which the Sellers would otherwise be liable for breach of any Sellers’ Warranty and under the Tax Deed of Covenant (disregarding the provisions of this Clause 10.3) exceeds £10,000,000.

10.3.2	Where the liability agreed or determined in respect of all claims referred to in Clause 10.3.1 exceeds £10,000,000, the Sellers shall be liable for the aggregate amount of all claims as agreed or determined and not merely for the amount of the excess.

10.4	Maximum Liability

The aggregate liability of the Sellers in respect of all breaches of the Sellers’ Warranties shall not exceed an amount equal to (i) in the case of any claim under paragraphs 1.1 and 14 of Schedule 7, £960,000,000; and (ii) in the case of any other claim, £250,000,000 and under the Tax Deed of Covenant shall not exceed an amount equal to £500,000,000.

10.5	Provisions

The Sellers shall not be liable under this Agreement in respect of any claim if proper allowance, provision or reserve is made in the Net Current Asset Statement or the Audited Accounts for the matter giving rise to the claim.

10.6	Matters Arising Subsequent to this Agreement

The Sellers shall not be liable under this Agreement in respect of any matter, act, omission or circumstance (or any combination thereof), including the aggravation of a matter or circumstance and any losses arising therefrom, to the extent that the same would not have occurred but for:

10.6.1	Agreed matters

any matter or thing done or omitted to be done pursuant to and in compliance with an express provision of this Agreement or the Tax Deed of Covenant or otherwise at the specific request in writing or with the approval in writing of the Purchaser;

10.6.2	Acts of the Purchaser

any act, omission or transaction of the Purchaser or any member of the Purchaser’s Group or any of the Group Companies, or their respective directors, officers, employees or agents or successors in title:

(i)	outside the ordinary course of business as now carried on or any negligent act, omission or transaction; or any negligent default of any such person or persons after Completion; or

(ii)	otherwise than pursuant to a legally binding commitment to which any member of the Group is subject on or before Completion;

10.6.3	Changes in legislation

(i)	the passing of, or any change in, after the date of this Agreement, any law, rule, regulation or administrative practice of any government, governmental department, agency or regulatory body (including, without prejudice to the generality of the foregoing, any increase in the rates of Taxation or any imposition of Taxation or any withdrawal of relief from Taxation not actually (or prospectively) in effect at the date of this Agreement) other than any changes to Section 75 or Section 75A of the Pensions Act 1995 (or, for the purposes of Clause 7.8, any changes to Sections 38 or 43 of the Pensions Act 2004) made under the Pensions Act 2004 or any regulations promulgated thereunder; or

(ii)	any change after the date of this Agreement of any generally accepted interpretation or application of any legislation;

10.6.4	Accounting and Taxation Policies

any change in accounting or Taxation policy, bases or practice of the Purchaser or any of the Group Companies introduced or having effect after Completion excluding for the avoidance of doubt the bringing of accounting periods to an end at Completion.

10.7	Insurance

The Sellers shall not be liable under this Agreement in respect of any claim to the extent that the Losses in respect of which such claim is made are actually recovered pursuant to a policy of insurance (net of any reasonable third party costs and expenses incurred by the Purchaser’s Group in respect of such recovery) or would have been covered if such policy of insurance had been maintained beyond Completion.

10.8	Net Financial Benefit

The Sellers shall not be liable under this Agreement in respect of any Losses or Environmental Losses suffered by the Purchaser or any Group Company to the extent of any corresponding Taxation savings by or net quantifiable Taxation benefit to the Purchaser or any Group Company arising from such Losses or the facts giving rise to such Losses (for example, without limitation, where the amount (if any) by which any Taxation for which the Purchaser or any Group Company would otherwise have been accountable or liable to be assessed is actually reduced or extinguished as a result of the matter giving rise to such liability). For the purposes of this Clause 10.8, “corresponding Taxation savings” and “net quantifiable Taxation benefit” shall not include any increase in the acquisition cost that would be taken into account on a future disposal of an asset as a result of any payment to which this Clause 10.8 applies.

10.9	Mitigation of Losses

The Purchaser shall procure that all reasonable steps are taken and all reasonable assistance is given to avoid or mitigate any Losses or Environmental Losses which in the absence of mitigation might give rise to a liability in respect of any claim under this Agreement.

10.10	Purchaser’s Right to Recover

10.10.1	Recovery for actual liabilities

The Sellers shall not be liable under this Agreement in respect of any contingent liability unless and until such contingent liability becomes an actual liability and is due and payable.

10.10.2	Prior to recovery from the Sellers etc.

If, before any Seller pays an amount in discharge of any claim under this Agreement, the Purchaser or any Group Company recovers or is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchaser or Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Purchaser shall procure that, before steps are taken to enforce a claim against the relevant Seller following notification under Clause 11 of this Agreement, all reasonable steps are taken to enforce such recovery and any actual recovery (less any reasonable costs incurred in obtaining such recovery) shall reduce or satisfy, as the case may be, such claim to the extent of such recovery.

10.10.3	Following recovery from the Sellers etc.

If any Seller has paid an amount in discharge of any claim under this Agreement and the Purchaser or any Group Company is entitled to recover (whether by payment, discount, credit, relief, insurance or otherwise) from a third party a sum which indemnifies or compensates the Purchaser or Group Company (in whole or in part) in respect of the loss or liability which is the subject matter of the claim, the Purchaser shall procure that all steps are taken as the relevant Seller may reasonably require to enforce such recovery and shall, or shall procure that the relevant Group Company shall, pay to the relevant Seller as soon as practicable after receipt an amount equal to (i) any sum recovered from the third party less any costs and expenses incurred in obtaining such recovery less any Taxation attributable to the recovery after taking account of any tax relief available in respect of any matter giving rise to the claim or if less (ii) the amount previously paid by the relevant Seller to the Purchaser less any Taxation attributable to it.

10.11	Double Claims

The Purchaser shall not be entitled to recover from the Sellers under this Agreement more than once in respect of the same Losses or Environmental Losses suffered.

10.12	Fraud

None of the limitations contained in this Clause 10 shall apply to any claim which arises or is increased, or to the extent to which it arises or is increased, as the consequence of, or which is delayed as a result of, fraud or wilful concealment by any Seller, any member of the Sellers’ Group or any of their respective directors, officers or employees.

10.13	Interpretation

In Clauses 10.8, 10.9 and 10.11, “this Agreement” includes the Tax Deed of Covenant.

11	Claims

11.1	Notification of Potential Claims

If the Purchaser or any Group Company becomes aware of any fact, matter or circumstance that is reasonably likely to give rise to a claim against the Sellers under this Agreement or against SCPLC under the SCPLC Guarantee in connection with the Guaranteed Leases, the Purchaser shall as soon as reasonably practicable and in any event within 20 Business Days give notice in writing to the Sellers setting out such information and supplying copies of any relevant correspondence as is available to the Purchaser or Group Company as is reasonably necessary to enable the Sellers to assess the merits of the claim, to act to preserve evidence and to make such provision as the Sellers may consider necessary. Failure to give notice within such period shall not affect the rights of the Purchaser except to the extent that any Seller is prejudiced by the failure.

11.2	Notification of Claims under this Agreement

Notices of claims against the Sellers under this Agreement shall be given by the Purchaser to the Sellers within the time limits specified in Clause 10.1 or Clause 9.6.4(i) in respect of claims under Clause 9.6, specifying in reasonable detail the legal and factual basis of the claim and the evidence on which the Purchaser relies and, if practicable, an estimate of the amount of Losses which are, or are to be, the subject of the claim (including any Losses which are contingent on the occurrence of any future event).

11.3	Commencement of Proceedings

Any claim notified pursuant to Clause 11.2 shall (if it has not been previously satisfied, settled or withdrawn) be deemed to be irrevocably withdrawn six months after the notice is given pursuant to Clause 11.2 or, in the case of any contingent liability, six months after such contingent liability becomes an actual liability and is due and payable unless legal proceedings in respect of it (i) have been commenced by being both issued and served and (ii) are being and continue to be pursued with reasonable diligence.

11.4	Investigation by the Sellers

In connection with any matter or circumstance that may give rise to a claim against the Sellers under this Agreement or against SCPLC under the SCPLC Guarantee in connection with the Guaranteed Leases:

11.4.1	the Purchaser shall allow, and shall procure that the relevant Group Company allows, the Sellers and their financial, accounting, environmental or legal advisers reasonable access on reasonable notice to investigate the matter or circumstance alleged to give rise to a claim and whether and to what extent any amount is payable in respect of such claim; and

11.4.2	the Purchaser shall disclose to the Sellers all material of which the Purchaser is aware which relates to the claim and shall, and shall procure that any other relevant members of the Purchaser’s Group shall, give, subject to their being paid all reasonable costs and expenses, all such information and assistance, including access to premises and personnel, and the right to examine and copy or photograph any assets, accounts, documents and records, as the Sellers or their financial, accounting or legal advisers may reasonably request. The Sellers agree to keep all such information confidential and to use it only for the purpose of investigating and defending the claim in question.

11.5	Conduct of Third Party Claims

If the matter or circumstance that may give rise to a claim against the Sellers under this Agreement or against SCPLC under the SCPLC Guarantee in connection with the Guaranteed Leases is a result of or in connection with a claim by or liability to a third party then, subject to Clause 11.5.5 and without prejudice to the rights of the insurers of the Purchaser’s Group:

11.5.1	subject to the Sellers indemnifying the Purchaser or other member of the Purchaser’s Group concerned against all Losses, the Purchaser shall, or the Purchaser shall procure that any other members of the Purchaser’s Group shall, take such action as the Sellers may reasonably request to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability;

11.5.2	the Sellers shall be entitled at their own expense and in their absolute discretion, by notice in writing to the Purchaser, to take such action as they shall deem necessary to avoid, dispute, deny, defend, resist, appeal, compromise or contest such claim or liability (including, without limitation, making counterclaims or other claims against third parties) in the name of and on behalf of the Purchaser or other member of the Purchaser’s Group concerned and to have the conduct of any related proceedings, negotiations or appeals and in so doing shall, so far as practicable, consult with the Purchaser before taking such action;

11.5.3	the Purchaser or other member of the Purchaser’s Group concerned may not admit, compromise, dispose of or settle such claim or liability without the written consent of SCPLC on behalf of the Sellers; and

11.5.4	if the Sellers make any request pursuant to Clause 11.5.1 or the Purchaser wishes to take any action to settle a claim or liability in accordance with the provisions of Clause 11.5.5, the Purchaser shall, and the Purchaser shall procure that any other members of the Purchaser’s Group shall, take all reasonable steps to procure that the Sellers are provided on reasonable notice with all material correspondence and documentation relating to the claim as the Sellers may reasonably request. The Sellers agree to keep all such correspondence and information confidential and to use it only for the purpose of dealing with the relevant claim.

11.5.5	If the matter or circumstance that may give rise to a claim against the Sellers under this Agreement is a result of or in connection with a claim by or liability to a third party the subject matter of which is fundamental to the business of the Group and which claim or liability would affect the goodwill of the Hotels in a material adverse way then, without prejudice to the rights of the insurers of the Purchaser’s Group, the Purchaser shall be entitled, at its own expense and subject to it complying with the provisions of this paragraph 11.5.5, to settle such claim or liability with the Sellers’ prior written consent (which consent shall not be unreasonably withheld or delayed) provided that:

(i)	the Purchaser shall notify the Sellers of any intention to settle such claim or liability and in so doing give the Sellers a reasonable time (being no less than 10 Business Days) to respond to such notification, and shall consult with the Sellers, in each case before taking any action, to settle such claim or liability;

(ii)	if the Sellers unreasonably withhold such consent the Purchaser shall be entitled, in its absolute discretion, to settle such claim or liability without prejudice to its ability to claim against the Sellers under this Agreement for any Losses it has suffered in respect of such claim or liability; and

(iii)	if the Sellers reasonably withhold such consent and such claim or liability is settled by or on behalf of the Purchaser, the Sellers shall not be liable under this Agreement in respect of such claim or liability.

11.6	Clauses 10.5, 10.6, 10.7, 10.10, 10.12 and 11 of this Agreement shall not apply to Tax Warranties.

11.7	This Clause 11 shall not govern the conduct of Remedial Action undertaken pursuant to Clause 9.6.

12	SCPLC Guarantee

12.1	Holdco shall indemnify SCPLC against any Losses arising out of SCPLC’s obligations under the SCPLC Guarantee in respect of the Indemnified Leases.

12.2	The indemnity in Clause 12.1 above shall expire on the earlier of (i) the expiry of SCPLC’s obligations under the SCPLC Guarantee and (ii) the date on which all liabilities under the Indemnified Leases are reduced to nil.

12.3	Subject to Clause 12.4, the indemnity in Clause 12.1 above shall be reduced to the extent any of the Indemnified Leases cease to be vested in any member of the Purchaser’s Group but, for the avoidance of doubt, should any Indemnified Lease re-vest in any member of the Purchaser’s Group then the indemnity in Clause 12.1 shall be increased accordingly.

12.4	Holdco shall pay SCPLC a guarantee fee of £650,000 per annum for a period of five years from the Completion Date, which fee shall be paid quarterly in advance. The first quarterly instalment of such fee shall be paid on the Completion Date.

12.5	From Completion Holdco shall procure that InterContinental Hotels Limited pays all rents reserved by and performs and observes all tenant’s covenants, conditions, agreements, declarations and other provisions contained or referred to in or arising under any Guaranteed Leases whether currently owned or previously owned by InterContinental Hotels Limited and, in the event of any default by InterContinental Hotels Limited, Holdco shall procure that such rents are paid and all other such covenants, conditions, agreements, declarations and other such provisions and obligations are performed and observed.

12.6

12.6.1	SCPLC hereby waives for so long as InterContinental Hotels Limited remains a member of the Purchaser’s Group (but subject to sub clause 12.6.2) any rights of subrogation, contribution or other rights (whether arising in law or equity) it may have against InterContinental Hotels Limited in relation to any claim made or other proceeding brought (before or after the date of this Agreement) against SCPLC under the SCPLC Guarantee. This waiver is given for the benefit of the Purchaser and InterContinental Hotels Limited.

12.6.2	The waiver set out in sub clause 12.6.1 will not terminate on any sale of InterContinental Hotels Limited by or on behalf of the Purchaser’s Lenders or their successors if such sale results from the enforcement by any such lender or successor of any security over InterContinental Hotels Limited.

13	Confidentiality

13.1	Announcements

Pending Completion, no announcement or circular in connection with the existence or the subject matter of this Agreement shall be made or issued by or on behalf of the Sellers or the Purchaser without the prior written approval of the Sellers and the Purchaser. This shall not affect any announcement or circular required by law or any regulatory body or the rules of any recognised stock exchange on which the shares of any party or any member of the Sellers’ Group or the Purchaser’s Group respectively are listed, but the party with an obligation to make an announcement or issue a circular shall consult with the other party insofar as is reasonably practicable before complying with such an obligation.

13.2	Confidentiality

13.2.1	Subject to Clause 13.1 and Clause 13.2.2:

(i)	each of the Sellers and the Purchaser shall treat as strictly confidential and not disclose or use any information received or obtained as a result of entering into this Agreement (or any agreement entered into pursuant to this Agreement) which relates to:

(a)	the provisions of this Agreement and any agreement entered into pursuant to this Agreement; or

(b)	the negotiations relating to this Agreement (and any such other agreements);

(ii)	the Sellers shall treat as strictly confidential and not disclose or use any information relating to the Group Companies following Completion and any other information relating to the business, existence or contents of the financial or other affairs (including future plans and targets and the SCPLC Guarantee) of the Purchaser’s Group;

(iii)	the Purchaser shall treat as strictly confidential and not disclose or use any information relating to the business, financial or other affairs (including future plans and targets) of the Sellers’ Group or, prior to Completion, the Group Companies.

13.2.2	Clause 13.2 shall not prohibit disclosure or use of any information if and to the extent:

(i)	the disclosure or use is required by law, any regulatory body or any recognised stock exchange on which the shares of any Seller or the Purchaser are listed or any member of the Sellers’ Group or the Purchaser’s Group respectively;

(ii)	the disclosure or use is required to vest the full benefit of this Agreement in the Sellers or any of them or the Purchaser;

(iii)	the disclosure or use is required for the purpose of any judicial proceedings arising out of this Agreement or any other agreement entered into under or pursuant to this Agreement or the disclosure is made to a Tax Authority in connection with the Tax affairs of the disclosing party;

(iv)	the disclosure is made to professional advisers of the Sellers or the Purchaser on terms that such professional advisers undertake to comply with the provisions of Clause 13.2 in respect of such information as if they were a party to this Agreement;

(v)	the disclosure is made by the Purchaser to its lenders, shareholders or Affiliates who, in its reasonable opinion, need to know such Confidential Information for purposes relating to the subject matter of this Agreement provided such information disclosed is not of the sort referred to in Clause 13.2.1(iii) and provided that such disclosure is made on terms that the recipient undertakes to comply with the provisions of Clause 13.2.1 in respect of such information as though they were a party to this Agreement;

(vi)	the information is or becomes publicly available (other than by breach of the Confidentiality Agreement or of this Agreement);

(vii)	the other parties have given prior written approval for the disclosure or use; or

(viii)	the information is independently developed after Completion,

provided that, prior to disclosure or use of any information pursuant to Clause 13.2.2(i), (ii) or (iii) except in the case of disclosure to a Tax Authority, the party concerned shall promptly notify the other parties of such requirement with a view to providing those other parties with the opportunity to contest such disclosure or use or otherwise to agree the timing and content of such disclosure or use.

14	Other Provisions

14.1	Further Assurances

14.1.1	Each of the Sellers and the Purchaser shall, and shall use reasonable endeavours to procure that any necessary third party shall, from time to time execute such documents and perform such acts and things as any Seller or the Purchaser may reasonably require to transfer the Shares to the Purchaser and to give each of them the full benefit of this Agreement.

14.1.2	Pending registration of the Purchaser as owner of the Shares, the Sellers shall exercise all voting and other rights in relation to such Shares in accordance with the Purchaser’s instructions.

14.1.3	If any property, right or asset which does not form part of the business of the Group has been transferred to the Purchaser, the Purchaser shall transfer such property, right or asset as soon as practicable back to a member of the Sellers’ Group nominated by the Sellers.

14.1.4	The Purchaser shall, and shall procure that the relevant Group Companies shall, retain for a reasonable period, such reasonable period to include (for the avoidance of doubt and without limitation) such period as is required under any applicable Tax Statute, from Completion the books, records and documents of the Group Companies to the extent they relate to the period prior to Completion and shall, and shall procure that the relevant Group Companies shall, allow the Sellers reasonable access to such books, records and documents, including the right to take copies, at the Sellers’ expense.

14.1.5	The Purchaser shall assist and co-operate with the Sellers in procuring prior to Completion that each of the Group Companies whose name contains or includes the names Holiday Inn, InterContinental, IHG, Posthouse, Six Continents or Spirit shall change its name so that it does not contain any such name or any name which is likely to be confused with the same.

14.1.6	The Purchaser shall not, and shall procure that no member of the Purchaser’s Group shall, after Completion, use in any way whatsoever any trading names or registered or unregistered trade marks owned by or licensed to the Sellers’ Group (including, without limitation, the names Holiday Inn, InterContinental, IHG, Posthouse, Six Continents and Spirit) other than as permitted under the Management Agreements.

14.2	Release of Guarantees

14.2.1	Save in relation to the guarantee referred to in Clause 12 to which the provisions of that Clause shall apply, the Purchaser shall use reasonable endeavours to procure by Completion or, to the extent not done by Completion, within 30 days thereafter or, to the extent not done within such period, as soon as reasonably practicable thereafter, the release of any member of the Sellers’ Group from any securities, guarantees or indemnities given by or binding upon any member of the Sellers’ Group in respect of any liability of the Group Companies. Pending such release, the Purchaser shall indemnify the members of the Sellers’ Group against all amounts paid by any of them pursuant to any such securities, guarantees and indemnities in respect of such liability of the Group Companies.

14.2.2	The Sellers shall use reasonable endeavours to procure by Completion or, to the extent not done by Completion, within 30 days thereafter, or, to the extent not done within such period, as soon as reasonably practicable thereafter, the release of each Group Company from any securities, guaranties or indemnities given by or binding upon the Group Company in respect of any liability of any member of the Sellers’ Group. Pending such release, the Sellers shall indemnify the Group Companies against all amounts paid by any of them pursuant to any such securities, guarantees and indemnities in respect of such liability of the Sellers.

14.3	Contracts

14.3.1	In relation to any Contract which is not listed in Schedule 10 or a Retained Contract and is not assignable without a Third Party Consent, this Agreement shall not be construed as an assignment or an attempted assignment and the Sellers and the Purchaser shall each use reasonable endeavours both before and after Completion to obtain all necessary Third Party Consents as soon as possible and shall keep each other informed of progress in obtaining such Third Party Consents. The Sellers or the Purchaser, as the case may be, shall deliver to the other, on Completion or, if later, as soon as possible after receipt, any Third Party Consent and an assignment or novation duly executed by the appropriate parties.

14.3.2	In connection with the obtaining of any Third Party Consent referred to in Clause 14.3.1, the Purchaser or the relevant Seller, as the case may be, shall supply to the other such information and references regarding the financial position of the Purchaser or relevant Seller, as the case may be, as may be reasonably requested by the other party or any relevant third party and shall enter into such undertakings or procure such guarantees in favour of any relevant third party as may be reasonably requested in respect of any liabilities or obligations to which the Purchaser or the relevant Seller, as the case may be, will become subject or which the Purchaser or the relevant Seller, as the case may be, will incur on assignment.

14.3.3	In relation to the Retained Contracts, the parties agree that:

(i)	notwithstanding the provisions of Clauses 14.3.1 and 14.3.2, the Purchaser shall, or shall procure that the relevant member of the Purchaser’s Group shall, at the Sellers’ request, use all reasonable endeavours with the co-operation of the Sellers to procure the novation of the Retained Contracts to such member of the Sellers’ Group as the Sellers identify in their request, as soon as reasonably practicable following Completion and the Purchaser shall provide or procure the provision of any information or guarantees reasonably requested by the person, firm or company concerned and the Purchaser shall, or shall procure that the relevant member of the Purchaser’s Group shall, as soon as possible after receipt, deliver such novation to the Sellers;

(ii)	until the benefit and burden of the relevant Retained Contract is transferred in accordance with the provisions of Clause 14.3.3(i), the Purchaser shall, or shall procure that the relevant member of the Purchaser’s Group shall, to the extent it is lawfully able to do so, hold it on trust for the Sellers or any other member of the Sellers’ Group absolutely and receive any payment made, goods delivered or other benefit received to any member of the Purchaser’s Group pursuant to such contract as trustee and as soon as reasonably practicable following receipt of the same shall forward and transfer to the relevant member of the Sellers’ Group such payment, goods or other benefit or, where it is not lawfully able to do so, make such other arrangements with the Sellers to provide to the relevant member of the Sellers’ Group the benefits of the Retained Contracts, including the enforcement at the cost and for the account of the Sellers of all rights of the relevant Group Company against any other party thereto;

(iii)	until the benefit and burden of the relevant Retained Contract is transferred in accordance with the provisions of Clause 14.3.3(i), the Purchaser shall, or shall procure that the relevant member of the Purchaser’s Group shall, carry out, perform and discharge the Group Companies’ obligations under the Retained Contracts other than any obligations of the Sellers pursuant to sub-Clause 14.3.3(iv) and (so far as it lawfully may) do all such things as the Sellers may reasonably require to enable due performance of the Retained Contracts and shall indemnify and keep indemnified the Sellers against any Losses incurred by any member of the Sellers’ Group arising from the failure by any member of the Purchaser’s Group to carry out, perform or discharge such obligations or do such things as the Sellers may reasonably require to enable due performance of the Retained Contracts and against any Losses which any member of the Sellers’ Group may suffer by reason of their taking any reasonable action to avoid, resist or defend any Loss referred to in this paragraph; and

(iv)	the Sellers undertake to perform, or to procure the performance (unless prohibited by law from doing so), of all Retained Contracts in accordance with their terms and conditions as sub-contractor of the relevant member of the Purchaser’s Group provided that such sub-contracting is permitted under the terms of the relevant Retained Contract and, where sub-contracting is not permissible, the Sellers undertake to perform, or procure the performance (unless prohibited by law from doing so), of the relevant Retained Contract as agent of the Purchaser or the other member of the Purchaser’s Group as appropriate in accordance with its terms and conditions and in each case to indemnify the Purchaser against any Losses incurred by any member of the Purchaser’s Group in respect of any failure on the part of a member of the Sellers’ Group to perform the obligations contained in this sub-Clause 14.3.3(iv).

14.3.4	In relation to the Purchaser Retained Contracts, the Purchaser shall procure that the relevant member of the Purchaser’s Group complies with the terms of the relevant Transfer Agreement applicable to such Purchaser Retained Contracts.

14.3.5	In relation to the Split Contracts, the parties agree that:

(i)	the Purchaser shall, or shall procure that the relevant member of the Purchaser’s Group shall, to the extent it is lawfully able to do so, (i) hold any payments, goods or other benefits received under the Split Contracts to the Relevant Extent on trust for the Sellers or any other member of the Sellers’ Group and as soon as reasonably practicable following receipt of the same shall forward and transfer to the Sellers such payments, goods and other benefits or, where it is not lawfully able to do so, make such other arrangements with the Sellers to provide to the relevant member of the Sellers’ Group the benefits of the Split Contracts to the Relevant Extent, including the enforcement at the cost and for the account of the Sellers of all rights of the relevant Group Company against any other party thereto; and (ii) carry out or perform its obligations under the Split Contracts and (so far as it lawfully may) do all such things as the Sellers may reasonably require to enable due performance by the Sellers’ Group of the Split Contracts to the Relevant Extent and shall indemnify and keep indemnified the Sellers against any Losses incurred by any member of the Sellers’ Group arising from the failure by any member of the Purchaser’s Group to carry out, perform or discharge such obligations or do such things as the Sellers may reasonably require to enable due performance of the Split Contracts to the Relevant Extent and against any Losses which any member of the Sellers’ Group may suffer by reason of their taking any reasonable action to avoid, resist or defend any liability referred to in this paragraph;

(ii)	the Sellers undertake to perform, or to procure the performance (unless prohibited by law from doing so), to the Relevant Extent, of all Split Contracts in accordance with their terms and conditions as sub-contractor of the relevant member of the Purchaser’s Group provided that such sub-contracting is permitted under the terms of the relevant Split Contract and, where sub-contracting is not permissible, the Sellers undertake to perform, or procure the performance (unless prohibited by law from doing so), to the Relevant Extent, of the relevant Split Contract as agent of the Purchaser or the other member of the Purchaser’s Group as appropriate in accordance with its terms and conditions and in each case to indemnify the Purchaser against any Losses incurred by any member of the Purchaser’s Group in respect of any failure on the part of a member of the Sellers’ Group to perform the obligations contained in this sub-Clause 14.3.5(ii); and

(iii)	if the Sellers so request, the Purchaser shall take such action, or procure that such action is taken, as is reasonably necessary to agree an arrangement with the counterparty or counterparties to the relevant Split Contract whereby the Split Contract is terminated and replaced by two or more contracts (including one with the Purchaser and one with any member of the Sellers’ Group) and provided that, so far as the terms of any contract to be entered into by the Purchaser or other member of the Purchaser’s Group or the Sellers or any other member of the Sellers’ Group is concerned, such terms shall be no worse than the equivalent terms contained in the relevant Split Contract, reflecting the relevant requirements of the Sellers and the Purchaser.

14.3.6	In relation to the Sellers’ Group Contracts, the parties agree that:

(i)	the Sellers shall, or shall procure that relevant member of the Sellers’ Group shall, to the extent they are lawfully able to do so, (i) hold any payments, goods or other benefits received under the Sellers’ Group Contracts to the Relevant Extent on trust for the relevant member of the Purchaser’s Group and as soon as reasonably practicable following receipt of the same shall forward and transfer to the Purchaser such payments, goods and other benefits or, where it is not lawfully able to do so, make such other arrangements with the Purchaser to provide to the relevant member of the Purchaser’s Group the benefits of the Sellers’ Group Contracts to the Relevant Extent, including the enforcement at the cost and for the account of the Purchaser of all rights of the relevant member of the Sellers’ Group against any other party thereto; and (ii) carry out or perform its obligations (unless prohibited by law from doing so), of all Sellers’ Group Contracts and (so far as it lawfully may) do all such things as the Purchaser may reasonably require to enable due performance by the Purchaser’s Group of the Sellers’ Group Contracts to the Relevant Extent and shall indemnify and keep indemnified the Purchaser against any Losses incurred by any member of the Purchaser’s Group arising from the failure by any member of the Sellers’ Group to carry out, perform or discharge such obligations or do such things as the Purchaser may reasonably require to enable due performance of the Sellers’ Group Contracts to the Relevant Extent and against any Losses which any member of the Purchaser’s Group may suffer by reason of their taking any reasonable action to avoid, resist or defend any Loss referred to in this paragraph;

(ii)	the Purchaser undertakes to perform, or to procure the performance (unless prohibited by law from doing so), to the Relevant Extent, of all the Sellers’ Group Contracts in accordance with their terms and conditions as sub-contractor of the relevant member of the Sellers’ Group provided that such sub-contracting is permitted under the terms of the relevant Sellers’ Group Contract, and where sub-contracting is not permissible, the Purchaser undertakes to perform, or procure the performance (unless prohibited by law from doing so), to the Relevant Extent, of the relevant Sellers’ Group Contract as agent of any Seller or other member of the Sellers’ Group as appropriate in accordance with its terms and conditions and in each case to indemnify the Sellers against any Losses incurred by any member of the Sellers’ Group in respect of any failure on the part of a member of the Purchaser’s Group to perform the obligations contained in this sub-Clause 14.3.6(ii); and

(iii)	if the Purchaser so requests, the Sellers shall take such action, or procure that such action is taken as is reasonably necessary to agree an arrangement with the counterparty or counterparties to the relevant Sellers’ Group Contract whereby the Sellers’ Group Contract is terminated and replaced by two or more contracts (including one with the Purchaser and one with any member of the Sellers’ Group) and provided that, so far as the terms of any contract to be entered into by the Purchaser or any member of the Purchaser’s Group or the Sellers or any member of the Sellers’ Group is concerned, such terms shall be no worse than the equivalent terms contained in the relevant Sellers’ Group Contract, reflecting the relevant requirements of the Sellers and the Purchaser.

14.3.7	Insurance

The Purchaser agrees that, following Completion, the Sellers’ Group shall not be required to maintain any of the insurance policies maintained prior to Completion by or on behalf of the Sellers’ Group in relation to any Group Company. If any Seller decides to maintain any of such policies, the Purchaser shall not be entitled to benefit from such policies and the Purchaser will put in place such insurances as it shall require in relation thereto.

14.4	Sellers’ Liability

14.4.1	The liability of each of the Sellers under or in relation to a breach of this Agreement shall be joint and several.

14.4.2	Any liability to the Purchaser under this Agreement may in whole or in part be released, compounded or compromised or time or indulgence given by the Purchaser in its absolute discretion as regards any of the Sellers under such liability without in any way prejudicing or affecting its rights against any other or others of the Sellers under the same or a like liability whether joint and several or otherwise.

14.5	Whole Agreement

14.5.1	This Agreement contains the whole agreement between the Sellers and the Purchaser relating to the subject matter of this Agreement at the date of this Agreement to the exclusion of any terms implied by law which may be excluded by contract and supersedes any previous written or oral agreement between the Sellers and the Purchaser in relation to the matters dealt with in this Agreement.

14.5.2	The Purchaser acknowledges that it has not been induced to enter this Agreement by any representation, warranty or undertaking not expressly incorporated into it and (without prejudice to the generality of the foregoing) that neither the Sellers nor any other member of the Sellers’ Group makes any representation or warranty as to the accuracy of the forecasts, estimates, projections, statements of intent or statements of opinion provided to the Purchaser or its representatives or advisers on or prior to the date of this Agreement (whether in presentations or otherwise) or in or pursuant to the Disclosure Letter.

14.5.3	So far as is permitted by law and except in the case of fraud, each of the Sellers and the Purchaser agrees and acknowledges that its only right and remedy in relation to any warranty or undertaking made or given in connection with this Agreement shall be for breach of the terms of this Agreement to the exclusion of all other rights and remedies (including those in tort or arising under statute).

14.5.4	In Clauses 14.5.1 to 14.5.3, “this Agreement” includes the Disclosure Letter, the Confidentiality Agreement and all documents entered into pursuant to this Agreement.

14.6	Reasonableness

Each of the Sellers and the Purchaser confirms it has received independent legal advice relating to all the matters provided for in this Agreement, including the terms of Clause 14.5 (Whole Agreement) and agrees that the provisions of this Agreement (including the Disclosure Letter, the Confidentiality Agreement and all documents entered into pursuant to this Agreement) are fair and reasonable.

14.7	Assignment

14.7.1	Except as otherwise expressly provided in this Agreement, neither the Sellers nor the Purchaser may, without the prior written consent of the other, assign, grant any security interest over, hold on trust or otherwise transfer the benefit of the whole or any part of this Agreement nor shall the Purchaser be entitled to make any claim against any Seller in respect of any Losses which it does not suffer in its own capacity as beneficial owner of the Shares.

14.7.2	Except as otherwise expressly provided in this Agreement, the Sellers or the Purchaser may, without the consent of the other, assign to a connected company the benefit (but not the burden) of the whole or any part of this Agreement provided that:

(i)	such assignment shall not be absolute but shall be expressed to have effect only for so long as the assignee remains a connected company of the party concerned;

(ii)	the assignee shall not be entitled to receive under this Clause any greater amount than that to which the Purchaser or Sellers, as appropriate, would have been entitled;

(iii)	an additional payment will not be required to be made to the assignee as a result of such an assignment.

For the purposes of this Clause, a “connected company” is a company which is a subsidiary of the party concerned or which is a holding company of such party or a subsidiary of such holding company.

14.7.3	The Purchaser may charge and/or assign the benefit of this Agreement to any bank or financial institution or other person by way of security or otherwise for the purposes of or in connection with the financing or refinancing (whether in whole or in part) by the Purchaser of the acquisition of the Assets provided that the Sellers shall incur no greater liability than if any such assignment had not taken place. Without limitation to the foregoing, any such bank, financial institution or person (or any administrative receiver appointed by any of the foregoing or any other person appointed to enforce any such security) may charge or assign such rights on, for the purpose of or in connection with, any enforcement of the security under such finance arrangements.

14.8	Third Party Rights

14.8.1	A person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of, or enjoy any benefit under, this Agreement except to the extent set out in sub clause 14.8.2.

14.8.2	Any person may enforce and rely upon Clause 12.6 to the same extent as if it were a party.

14.8.3	This Agreement may be terminated and any term may be amended or waived without the consent of any persons referred to in sub clause 14.8.2.

14.9	Variation

No variation of this Agreement shall be effective unless in writing and signed by or on behalf of each of the Sellers and the Purchaser.

14.10	Time of the Essence

Time shall be of the essence of this Agreement both as regards any dates and periods mentioned and as regards any dates and periods which may be substituted for them in accordance with this Agreement or by agreement in writing between the Sellers and the Purchaser.

14.11	Method of Payment

Wherever in this Agreement provision is made for the payment by one party to the other, such payment shall be effected by crediting for same day value the account specified by the payee to the payer reasonably in advance and in sufficient detail to enable payment by telegraphic or other electronic means to be effected on or before the due date for payment.

14.12	Costs

14.12.1	The Sellers shall bear all costs incurred by them in connection with the preparation, negotiation and entry into of this Agreement and the sale of the Assets and any Losses as referred to in sub clause 9.5.1 of this Agreement.

14.12.2	The Purchaser shall bear all such costs incurred by it in connection with the preparation, negotiation and entry into of this Agreement and the purchase of the Assets.

14.13	Stamp Duty, Fees and Taxes

The Purchaser shall bear the cost of all stamp duty and all registration and transfer taxes and duties as a result of the transactions contemplated by this Agreement. The Purchaser shall be responsible for arranging the payment of such stamp duty and all other such fees, taxes and duties, including fulfilling any administrative or reporting obligation imposed by the jurisdiction in question in connection with the payment of such taxes and duties. The Purchaser shall indemnify the Sellers and the other members of the Sellers’ Group against any Losses suffered by the Sellers or any other member of the Sellers’ Group as a result of the Purchaser failing to comply with its obligations under this Clause 14.13.

14.14	Interest

Save as expressly provided herein, if the Sellers or the Purchaser defaults in the payment when due of any sum payable under this Agreement, its liability shall be increased to include interest on such sum from the date when such payment is due until the date of actual payment (after as well as before judgment) at a rate per annum of 4 per cent above the base rate from time to time of Barclays Bank PLC. Such interest shall accrue from day to day.

14.15	Grossing-up of Indemnity Payments, VAT

14.15.1	Where any payment is made under this Agreement pursuant to an indemnity, compensation or reimbursement provision, credit shall be given for any tax relief available for the recipient or Group Company in respect of the matter giving rise to the payment and, if that sum is subject to a charge to Taxation in the hands of the recipient (other than Taxation attributable to a payment being properly treated as an adjustment to the consideration paid by the Purchaser for the Group), the sum payable shall be increased to such sum as will ensure that after payment of such Taxation the recipient shall be left with a sum equal to the sum that it would have received in the absence of such a charge to Taxation.

14.15.2	Where any sum constituting an indemnity, compensation or reimbursement to any party to this Agreement (the “Party”) is paid to a person other than the Party but is treated as taxable in the hands of the Party, the payer shall promptly pay to the Party such sum as shall reimburse the Party for all Taxation suffered by it in respect of the payment (after giving credit for any tax relief available to the Party in respect of the matter giving rise to the payment).

14.15.3	Where under the terms of this Agreement one party is liable to indemnify or reimburse another party in respect of any costs, charges or expenses, the payment shall on presentation by the relevant party to the other party of a VAT invoice include an amount equal to any VAT thereon not otherwise recoverable by the other party, subject to that party using all reasonable endeavours to recover such amount of VAT as may be practicable.

14.15.4	If any payment under this Agreement constitutes the consideration for a taxable supply for VAT purposes, then in addition to that payment the payer shall pay against delivery of a VAT invoice any VAT due.

14.15.5	For the avoidance of doubt, for the purposes of this Clause 14.15, a tax relief shall not include any increase in the acquisition cost that would be taken into account on a future disposal of an asset as a result of any payment to which this clause applies.

14.16	Notices

14.16.1	Any notice or other communication in connection with this Agreement (each, a “Notice”) shall be:

(i)	in writing;

(ii)	delivered by hand, fax, pre-paid first class post or courier.

14.16.2	A Notice to any Seller shall be sent to the following address, or such other person or address as InterContinental Hotels Group PLC on behalf of the Sellers may notify to the Purchaser from time to time:

InterContinental Hotels Group PLC 67 Alma Road, Windsor, Berkshire, SL4 3HD

Fax: 08701 974 256

Attention: The Company Secretary

with a copy to:

SVP Legal and General Counsel 67 Alma Road, Windsor, Berkshire, SL4 3HD

Fax: 08701 971 463

14.16.3	A Notice to the Purchaser shall be sent to the following address, or such other person or address as the Purchaser may notify to the Sellers from time to time:

LGR Acquisition 88 Wood Street, London EC2V 7AJ

LGR Holdings Limited 88 Wood Street, London EC2V 7AJ

14.16.4	A Notice shall be effective upon receipt and shall be deemed to have been received:

(i)	60 hours after posting, if delivered by pre-paid first class post;

(ii)	at the time of delivery, if delivered by hand or courier;

(iii)	at the time of transmission in legible form, if delivered by fax.

14.17	Invalidity

14.17.1	If any provision in this Agreement shall be held to be illegal, invalid or unenforceable, in whole or in part, the provision shall apply with whatever deletion or modification is necessary so that the provision is legal, valid and enforceable and gives effect to the commercial intention of the parties.

14.17.2	To the extent it is not possible to delete or modify the provision, in whole or in part, under Clause 14.17.1, then such provision or part of it shall, to the extent that it is illegal, invalid or unenforceable, be deemed not to form part of this Agreement and the legality, validity and enforceability of the remainder of this Agreement shall, subject to any deletion or modification made under Clause 14.17.1, not be affected.

14.18	Counterparts

This Agreement may be entered into in any number of counterparts, all of which taken together shall constitute one and the same instrument. The Sellers and the Purchaser may enter into this Agreement by signing any such counterpart.

14.19	Governing Law and Submission to Jurisdiction

14.19.1	This Agreement shall be governed by and construed in accordance with English law.

14.19.2	Each of the Sellers and the Purchaser irrevocably agrees that the courts of England are to have exclusive jurisdiction to settle any dispute which may arise out of or in connection with this Agreement and that accordingly any proceedings arising out of or in connection with this Agreement shall be brought in such courts. Each of the Sellers and the Purchaser irrevocably submits to the jurisdiction of such courts and waives any objection to proceedings in any such court on the ground of venue or on the ground that proceedings have been brought in an inconvenient forum.

In witness whereof this Agreement has been duly executed.

SIGNED by	M. J. FOXON
on behalf of Six Continents PLC

SIGNED by	M. J. FOXON
on behalf of IHC London (Holdings) Limited

SIGNED by	MARK NEWMAN
on behalf of LGR Acquisition	CHRIS MORRISH
RYAN PRINCE

SIGNED by	MARK NEWMAN
on behalf of LGR Holdings Limited	CHRIS MORRISH
RYAN PRINCE

Schedule 1

Details of Shares to be sold

		(3)
	(2)	Consideration
(1)	Number of Shares/Name of	Allocation
Name of Seller	Company	£
Six Continents PLC	150,000,001 ordinary shares of £1 each in the capital of NAS Cobalt No.2 Limited	£112,043,659
	121,644,721 ordinary shares of 10 pence each and 121,644,721 5 per cent. non-cumulative preference shares of 10 pence each respectively in the capital of Six Continents Hotels & Holidays Limited	£27,769,000
	120,000,001 ordinary shares of £1 each and 20,000 preference shares of £1 each respectively in the capital of Holiday Inn Limited	£105,044,000
IHC London (Holdings) Ltd	300 ordinary shares of £1 each in the capital of London Forum Hotel Limited	£40,924,000

Schedule 2

The Companies and the Subsidiaries

Part 1 — Particulars of the Companies

Name of Company:	Holiday Inn Limited

Registered number:	04160818

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	15/02/2001, United Kingdom

Issued share capital:	£140,000,001 divided into:

120,000,001 ordinary shares of £1 each

20,000 preference shares of £1 each

Authorised share capital:	£140,050,000 divided into:

120,050,000 ordinary shares of £1 each

20,000 preference shares of £1 each

Registered shareholders and shares held:	Six Continents PLC:

120,000,001 ordinary shares of £1 each

20,000 preference shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	London Forum Hotel Limited

Registered number:	00483582

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	21/06/1950, United Kingdom

Issued share capital:	£300 divided into:

300 ordinary shares of £1 each

Authorised share capital:	£40,300 divided into:

40,300 ordinary shares of £1 each

Registered shareholders and shares held:	IHC London (Holdings) Limited:

300 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	NAS Cobalt No.2 Limited

Registered number:	04160938

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	15/02/2001, United Kingdom

Issued share capital:	£150,000,001 divided into:

150,000,001 ordinary shares of £1 each

Authorised share capital:	£150,050,000: divided into

150,050,000 ordinary shares of £1 each

Registered shareholders and shares held:	Six Continents PLC:

150,000,001 ordinary shares of £1 each

Directors:	Catherine Springett

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	Six Continents Hotels & Holidays Limited

Registered number:	00368815

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	20/08/1941, United Kingdom

Issued share capital:	£24,328,944.20 divided into:

121,644,721 5 per cent. non-cumulative preference shares of 10p each

121,644,721 ordinary shares of 10p each

Authorised share capital:	£25,000,000 divided into:

125,000,000 5 per cent. non-cumulative preference shares of 10p each

125,000,000 ordinary shares of 10p each

Registered shareholders and shares held:	Six Continents PLC:

121,644,721 5 per cent. non-cumulative preference shares of 10p each

121,644,721 ordinary shares of 10p each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Part 2 — Particulars of the Subsidiaries

Name of Company:	CP Heathrow Limited

Registered number:	05167865

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	01/07/2004, United Kingdom

Issued share capital:	£20,000,000 divided into:

20,000,000 ordinary shares of £1 each

Authorised share capital:	£35,000,100 divided into:

35,000,100 ordinary shares of £1 each

Registered shareholders and shares held:	Kensington PH Limited:

20,000,000 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	Centre Hotels (Cranston) Limited (dormant)

Registered number:	SC004676

Registered office:	Holiday Inn
107 Queensferry Road
Edinburgh EH4 3HL

Date and place of incorporation:	19/11/1900, United Kingdom

Issued share capital:	£5,793,030.40 divided into:

85,440 7 per cent. cumulative preference shares of £1 each

57,075,904 ordinary shares of 10p each

Authorised share capital:	£6,085,440 divided into:

85,440 7 per cent. cumulative preference shares of £1 each

60,000,000 ordinary shares of 10p each

Registered shareholders and shares held:	InterContinental Hotels Group (UK) Limited:

85,440 7 per cent. cumulative preference shares of £1 each

57,075,904 ordinary shares of 10p each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Basildon) Limited

Registered number:	04721005

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inn Finance Properties Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Birmingham City) Limited

Registered number:	04720951

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Birmingham M6 J7) Limited

Registered number:	04712826

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Brentwood) Limited

Registered number:	04712792

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Carlisle) Limited

Registered number:	04720983

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inn Finance Properties Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Chester) Limited

Registered number:	04712836

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Colchester) Limited

Registered number:	04712808

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Coventry) Limited

Registered number:	04721088

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inn Finance Properties Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Edinburgh) Limited

Registered number:	04721007

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Edinburgh North) Limited

Registered number:	04712766

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Group (UK) Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Farnborough) Limited

Registered number:	04712785

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn Finance Properties Limited

Registered number:	03363702

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	01/05/1997, United Kingdom

Issued share capital:	£9,350,001 divided into:

9,350,001 ordinary shares of £1 each

Authorised share capital:	£9,500,000 divided into:

9,500,000 ordinary shares of £1 each

Registered shareholders and shares held:	NAS Cobalt No.2 Limited:

9,350,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Guildford) Limited

Registered number:	04721041

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 shares of £1 each.

-Registered shareholders and shares held:	Holiday Inn Limited:

100,001 ordinary shares of £1 each

Directors:	Alan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Hemel Hempstead) Limited

Registered number:	04721014

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (High Wycombe) Limited

Registered number:	04721091

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inn Finance Properties Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Ipswich) Limited

Registered number:	04712870

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Lancaster) Limited

Registered number:	04720994

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Leicester) Limited

Registered number:	04721079

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	Leased Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (London Gatwick) Limited

Registered number:	04721762

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	03/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (London Heathrow Ariel) Limited

Registered number:	04712802

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (London Heathrow M4 J4) Limited

Registered number:	04721060

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (London Regents Park) Limited

Registered number:	04720936

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inn Finance Properties Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Maidenhead) Limited

Registered number:	04712759

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Group (UK) Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Milton Keynes) Limited

Registered number:	04720922

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Norwich) Limited

Registered number:	04721090

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

1 ordinary share of £1

Leased Hotels Limited:

100,000 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Reading) Limited

Registered number:	04721028

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,000 ordinary shares of £1 each

InterContinental Hotels Group Limited:

1 ordinary share of £1

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Southampton) Limited

Registered number:	04720965

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Holiday Inn (Southampton Eastleigh) Limited

Registered number:	04721087

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inn Finance Properties Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	Holiday Inn UK Limited (dormant)

Registered number:	04225199

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	30/05/2001, United Kingdom

Issued share capital:	£1 divided into:

1 ordinary share of £1 each

Authorised share capital:	£1,000 divided into:

1,000 ordinary shares of £1 each

Registered shareholders and shares held:	NAS Cobalt No.2 Limited:

1 ordinary share of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	Holiday Inns Garden Court Limited (dormant)

Registered number:	02189067

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	05/11/1987, United Kingdom

Issued share capital:	£100 divided into:

100 ordinary shares of £1 each

Authorised share capital:	£100 divided into:

100 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inns (England) Limited:

1 ordinary share of £1 each

Six Continents Hotels & Holidays Limited:

99 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	HI (London Heathrow M4 J4) No.2 Limited

Registered number:	05174337

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	08/07/2004, United Kingdom

Issued share capital:	£100,000 divided into:

100,000 ordinary shares of £1 each

Authorised share capital:	£100,100 divided into:

100,100 ordinary shares of £1 each

Registered shareholders and shares held:	Holiday Inn (London Heathrow M4 J4) Limited:

100,000 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	IHG (Brent Cross) Limited

Registered number:	04712776

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	26/03/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Group (UK) Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	IHG (Leeds) Limited

Registered number:	04721094

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	£100,001 divided into:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Group (UK) Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	IHG (Strathclyde) Limited

Registered number:	04721093

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2003, United Kingdom

Issued share capital:	InterContinental Hotels Group (UK) Limited:

100,001 ordinary shares of £1 each

Authorised share capital:	£50,000,000 divided into:

50,000,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Group (UK) Limited:

100,001 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	InterContinental Group Limited (dormant)

Registered number:	00872077

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	22/02/1966, United Kingdom

Issued share capital:	£100 divided into:

100 ordinary shares of £1 each

Authorised share capital:	£100 divided into:

100 ordinary shares of £1 each

Registered shareholders and shares held:	Centre Hotels (Cranston) Limited:

100 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	InterContinental Holdings Limited (dormant)

Registered number:	01295183

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	21/01/1977, United Kingdom

Issued share capital:	£100 divided into:

50 ‘A’ ordinary shares of £1 each

50 ‘B’ shares of £1 each

Authorised share capital:	£100 divided into:

50 ‘A’ ordinary shares of £1 each

50 ‘B’ shares of £1 each

Registered shareholders and shares held:	Kenneth Frederick Butcher:

1 ‘A’ ordinary share of £1

InterContinental Hotels Group (UK) Limited:

49 ‘A’ ordinary shares of £1 each

InterContinental Hotels Group (UK) Limited:

50 ‘B’ shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	InterContinental Hotels Limited

Registered number:	03203484

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/05/1996, United Kingdom

Issued share capital:	£100,395,050 divided into:

401,580,200 ordinary shares of 25p each

Authorised share capital:	£113,000,000 divided into:

452,000,000 ordinary shares of 25p each

Registered shareholders and shares held:	NAS Cobalt No.2 Limited:

401,580,200 ordinary shares of 25p each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	InterContinental Hotels Group (UK) Limited

Registered number:	00719804

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	29/03/1962, United Kingdom

Issued share capital:	£100 divided into:

100 ordinary £1 shares

Authorised share capital:	£100 divided into:

100 ordinary shares of £1 each

Registered shareholders and shares held:	Six Continents Hotels & Holidays Limited:

100 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Kensington PH Limited

Registered number:	04407187

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	02/04/2002, United Kingdom

Issued share capital:	£1 divided into:

1 ordinary share of £1

Authorised share capital:	£100 divided into:

100 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Limited:

1 ordinary share of £1

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Leased Hotels Limited

Registered number:	00955200

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	30/05/1969, United Kingdom

Issued share capital:	£20,000,000 divided into:

10,000 ‘A’ ordinary shares of £1 each

10,000 ‘B’ ordinary shares of £1 each

Authorised share capital:	£20,000,000 divided into:

10,000 ‘A’ ordinary shares of £1 each

10,000 ‘B’ ordinary shares of £1 each

Registered shareholders and shares held:	NAS Cobalt No.2 Limited:

10,000 ‘A’ ordinary shares of £1 each

10,000 ‘B’ ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Pendigo Hotels Limited

Registered number:	03929826

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	21/02/2000, United Kingdom

Issued share capital:	£6,750,002 divided into:

6,750,002 ordinary shares of £1 each

Authorised share capital:	£7,500,000 divided into:

7,500,000 ordinary shares of £1 each

Registered shareholders and shares held:	Six Continents Hotels & Holidays Limited:

6,750,002 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Company:	SCH (UK) Limited (dormant)

Registered number:	04635669

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	13/01/2003, United Kingdom

Issued share capital:	£1 divided into:

1 ordinary share of £1

Authorised share capital:	£1,000 divided into:

1,000 ordinary shares of £1 each

Registered shareholders and shares held:	InterContinental Hotels Group (UK) Limited:

1 ordinary share of £1 each

Directors:	Catherine Springett

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Name of Subsidiary:	Spirit Health and Fitness Limited

Registered number:	01510665

Registered office:	67 Alma Road
Windsor
Berkshire SL4 3HD

Date and place of incorporation:	04/08/1980, United Kingdom

Issued share capital:	£75,000 divided into:

75,000 ordinary shares of £1 each

Authorised share capital:	250,000 ordinary shares of £1 each

Registered shareholders and shares held:	NAS Cobalt No.2:

75,000 ordinary shares of £1 each

Directors:	Allan Scott McEwan

Catherine Springett

Nigel Peter Stocks

Richard Thomas Winter

Secretary:	Catherine Engmann

Accounting reference date:	31/12

Auditors:	Ernst & Young LLP

Schedule 3
The Properties
(Clause 1.1)

Part 1
Certificated Properties

Property: Crowne Plaza Birmingham NEC

Reference Number: 2

All that leasehold property known as Crowne Plaza Birmingham NEC at National Exhibition Centre, Birmingham, West Midlands registered at the Land Registry with Title Absolute under Title Number WM722535 which is presently vested in Pendigo Hotels Limited (Company No. 3929826).

Property: Crowne Plaza London — Heathrow

Reference Number: 4

All that freehold property known as Crowne Plaza London — Heathrow at land and buildings on the west side of Stockley Road and the north side of Cherry Lane, West Drayton registered at the Land Registry with Title Absolute under Title Number NGL160680 which is presently vested in Kensington PH Limited (Company No. 4407187)

Property: Holiday Inn Brentwood

Reference Number: 14

All that freehold property known as Holiday Inn Brentwood at Brook Street, Brentwood registered at the Land Registry with Title Absolute under Title Number EX323558 which is presently vested in Holiday Inn (Brentwood) Limited (Company No. 4712792).

Intra-Group leases:

All that leasehold property known as Holiday Inn Hotel, Brook Street, Brentwood as more particularly described in the Lease dated 2 April 2003 made between Holiday Inn (Brentwood) Limited (1) and Six Continents Hotels Limited (2) which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Cambridge

Reference Number: 16

All that freehold property known as Holiday Inn Cambridge at Bridge Road, Impington registered at the Land Registry with Title Absolute under Title Number CB197152 which is presently vested in Holiday Inn Limited (Company No.4160818).

Property: Holiday Inn Edinburgh

Reference Number: 26

All and Whole that leasehold property known as Holiday Inn Edinburgh at Corstorphine Road extending to 8.368 square yards of ground situated to the north of Corstorphine Road, Edinburgh and shown delineated on the plan annexed to the Lease between the Royal Zoological Society of Scotland and Trust Houses Forte Hotels Limited dated 6 and 19 July and registered in the Books of Council & Session on 3 August 1972. Please note that the title to this property is in the process of being registered in the Land Register for Scotland under Title Number MID59025 but the Land Certificate for this property has not yet been received.

Intra-Group leases:

All and Whole that leasehold property known as Holiday Inn Edinburgh at Corstorphine Road, sub leased by the Sub-Lease between Holiday Inn (Edinburgh) Limited and Intercontinental Hotels Limited dated 27 November 2003 and registered in the Books of Council and Session on 16 March 2004. The Sub Lease was for an initial period of one year from 7 April 2003 and is currently continuing on tacit relocation.

Property: Holiday Inn Guildford

Reference Number: 34

All that leasehold property known as Holiday Inn Guildford, Egerton Road, Guildford, Surrey registered at the Land Registry with Title Absolute under Title Number SY546878 which is presently vested in Holiday Inn (Guildford) Limited (Company No. 4721041).

Intra-Group leases:

All that leasehold property known as Holiday Inn Guildford, Egerton Road, Guildford, Surrey as more particularly described in a Lease dated 28 November 2003 made between Holiday Inn (Guildford) Limited (1) and Holiday Inn Limited (2) which is property vested in Holiday Inn Limited (Company No. 4160818).

Property: Holiday Inn London — Heathrow M4 J4

Reference Number: 37

All that freehold property known as Holiday Inn Heathrow Airport at Heathrow Airport, London registered at the Land Registry with Title Absolute under Title Number NGL118697 which is presently vested in HI (London Heathrow M4 J4) No. 2 Limited (Company No. 5174337).

Intra-Group leases:

All that leasehold property known as Holiday Inn Heathrow Airport at Heathrow Airport, London registered at the Land Registry with Title Absolute under Title Number NGL119140 which is presently vested in HI (London Heathrow M4 J4) No. 2 Limited (Company No. 5174337).

Property: Holiday Inn Bloomsbury

Reference Number: 47

All that leasehold property known as Holiday Inn Bloomsbury at parts of the basement, the surface of the ground floor, the lift shaft to the basement car park, the first to the fifth floors, the roof, the plant rooms at sixth floor level and the roofs of the plant rooms of the building known as the Bloomsbury Centre Hotel, Coram Street, London registered at the Land Registry with Title Absolute under Title Number NGL145048 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Bloomsbury at parts of the basement, the surface of the ground floor, the lift shaft to the basement car park, the first to the fifth floors, the roof, the plant rooms at sixth floor level and the roofs of the plant rooms of the building known as the Bloomsbury Centre Hotel, Coram Street, London registered at the Land Registry with Title Absolute under Title Number NGL672413 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 3363702)

All that leasehold property known as Holiday Inn Bloomsbury at parts of the basement, the surface of the ground floor, the lift shaft to the basement car park, the first to the fifth floors, the roof, the plant rooms at sixth floor level and the roofs of the plant rooms of the building known as the Bloomsbury Centre Hotel, Coram Street, London registered at the Land Registry with Title Absolute under Title Number NGL672460 which is presently vested in InterContinental Hotels Limited. (Company No. 3203484).

Property: Holiday Inn London — Kensington Forum

Reference Number: 50

All that freehold property known as Holiday Inn — Kensington Forum at 1 to 23 (odd numbers) Ashburn Place, 97 to 109 (odd numbers) Cromwell Road and gardens on the east side of Ashburn Gardens registered at the Land Registry with Title Absolute under Title Number LN226776 which is presently vested in London Forum Hotel Limited (Company No. 483582).

Property: Holiday Inn London — Regent’s Park

Reference Number: 52

All that leasehold property known as Holiday Inn Regent’s Park at Bolsover Street, London registered at the Land Registry with Title Absolute under Title Number NGL254774 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Regent’s Park at Bolsover Street, London registered at the Land Registry with Title Absolute under Title Number NGL674253 which is presently vested in Holiday Inn (London Regents Park) Limited (Company No. 4720936).

All that leasehold property known as Holiday Inn Regent’s Park at Bolsover Street, London registered at the Land Registry with Title Absolute under Title Number NGL674326 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Maidenhead

Reference Number: 54

All that freehold property known as Holiday Inn at Maidenhead at Shoppenhangers Road, Maidenhead SL6 2RA registered at the Land Registry with Title Absolute under Title Number BK49552 which is presently vested in Holiday Inn (Maidenhead) Limited (Company No. 4712759).

Intra-Group leases:

All that leasehold property known as Holiday Inn Maidenhead at Shoppenhangers Road, Maidenhead SL6 2RA as more particularly described in the Lease dated 7 April 2003 between (1) Holiday Inn (Maidenhead) Limited and (2) Six Continents Hotels (UK) Limited which is presently vested in InterContinental Hotels Group (UK) Limited (Company No. 719804).

Property: Holiday Inn Milton Keynes

Reference Number: 56

All that freehold property known as Holiday Inn Milton Keynes at Saxon Gate, Milton Keynes registered at the Land Registry with Title Absolute under Title Number BM183247 which is presently vested in Holiday Inn (Milton Keynes) Limited (Company Number 4720922).

All that leasehold property known as the Terrace forming part of Holiday Inn Milton Keynes at Saxon Gate, Milton Keynes registered at the Land Registry with Title Absolute under Title Number BM156838 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

All those leasehold rights over Summer Court forming part of Holiday Inn Milton Keynes at Saxon Gate, Milton Keynes as more particularly described in a Lease of Rights dated 16 November 1989 between (1) Shell Pensions Trust Limited and (2) Trusthouse Forte (UK) Limited which is referred to in the Property Register of Title Number BM156838 and is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Milton Keynes at Saxon Gate, Milton Keynes registered at the Land Registry with Title Absolute under Title Number BM259862 which is presently vested in Holiday Inn (Milton Keynes) Limited (Company Number 4720922).

All that leasehold property known as Holiday Inn Milton Keynes at Saxon Gate, Milton Keynes as more particularly described in a Lease dated 7 April 2003 between (1) Holiday Inn (Milton Keynes) Limited and (2) Six Continents Hotels Limited which is presently vested in InterContinental Hotels Limited (Company Number 3203484).

Part 2
Uncertificated Properties

Property: Crowne Plaza Leeds

Reference Number: 3

All that leasehold property known as Crowne Plaza Leeds being land known as land on the south side of Wellington Street, Leeds registered at the Land Registry with Title Absolute under Title Number WYK410379 which is presently vested in IHG (Leeds) Limited (Company Number 4721094).

Intra-Group leases:

All that leasehold property known as Crowne Plaza Leeds being land known as land on the south side of Wellington Street, Leeds as more particularly described in a Lease dated 7 April 2003 made between IHG (Leeds) Limited (1) and Six Continents Hotels (UK) Limited (2) which is presently vested in Intercontinental Hotels Group (UK) Limited (Company no. 00719804).

Property: Crowne Plaza, Manchester Airport

Reference Number: 5

All that leasehold property known as Crowne Plaza Manchester Airport at Ringway Road, Manchester Airport, M90 3NS registered at the Land Registry with Title Absolute under Title Number LA74751 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Property: Holiday Inn Ashford

Reference Number: 6

All that freehold property known as Holiday Inn Ashford at Canterbury Road, Ashford registered at the Land Registry with Title Absolute under Title Number K278847 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Aylesbury

Reference Number: 7

All that freehold property known as Holiday Inn Aylesbury at Aston Clinton Road, Aylesbury registered at the Land Registry with Title Absolute under Title Number BM254556 which is presently vested in Holiday Inn Limited (Company No. 4160818).

Property: Holiday Inn Basildon

Reference Number: 8

All that leasehold property known as Holiday Inn Basildon at Pipps Hill Road South Basildon registered at the Land Registry with Good Leasehold Title under Title Number EX303185 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Basildon at Pipps Hill Road South Basildon registered at the Land Registry with Good Leasehold Title under Title Number EX437595 which is presently vested in Holiday Inn (Basildon) Limited (Company No. 4721005).

All that leasehold property known as Holiday Inn Basildon at Pipps Hill Road South Basildon registered at the Land Registry with Good Leasehold Title under Title Number EX437596 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Basingstoke

Reference Number: 9

All that freehold property known as Holiday Inn Basingstoke at Basingstoke, Hampshire registered at the Land Registry with Title Absolute under Title Number HP409818 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 3363702)

Intra-Group leases:

All that leasehold property known as Holiday Inn Basingstoke at Basingstoke, Hampshire registered at the Land Registry with Title Absolute under Title Number HP409820 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Bexley

Reference Number: 10

All that freehold property known as Holiday Inn Bexley at Southwold Road, Bexley DA5 1ND registered at the Land Registry with Title Absolute under Title Number SGL103988 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 3363702).

Intra-Group leases:

All that leasehold property known as Holiday Inn Bexley at Southwold Road, Bexley DA5 1ND registered at the Land Registry with Title Absolute under Title Number SGL539696 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn (Birmingham City)

Reference Number: 11

All that freehold property known as Holiday Inn (Birmingham City) at the site of the former Church of St Jude, St Judes Passage registered at the Land Registry with Title Absolute under Title Number WK181110 which is presently vested in Holiday Inn (Birmingham City) Limited (Company No.4720951).

All that freehold property known as Holiday Inn (Birmingham City) at north side of St Judes Passage registered at the Land Registry with Title Absolute under Title Number WM76126 which is presently vested in Holiday Inn (Birmingham City) Limited (Company No.4720951).

All that leasehold property known as part of Albany Hotel, Queensway registered at the Land Registry with Title Absolute under Title Number WK208751 which is presently vested in Holiday Inn (Birmingham City) Limited (Company No. 4720951).

All that leasehold property known as Holiday Inn (Birmingham City) in St Judes Passage registered at the Land Registry with Title Absolute under Title Number WM110046 which is presently vested in Holiday Inn (Birmingham City) Limited (Company No. 4720951).

All that leasehold property known as Holiday Inn (Birmingham City) at land on the south side of St Judes Passage registered at the Land Registry with Title Absolute under Title Number WK172709 which is presently vested in Holiday Inn (Birmingham City) Limited (Company No. 4720951).

Intra-Group leases:

All that leasehold property known as Holiday Inn Hotel, Smallbrook as more particularly described in the Lease dated 7 April 2003 made between Holiday Inn (Birmingham City) Limited (1) and Six Continents Hotels Limited (2) which is presently vested in InterContinental Hotels Limited (Company No. 3203484)

Property: Holiday Inn Birmingham M6 J7

Reference Number: 12

All that freehold property known as Holiday Inn Birmingham M6 J7 at Chapel Lane, Great Barr registered at the Land Registry with Title Absolute under Title Number WM371964 which is presently vested in Holiday Inn (Birmingham M6 J7) Limited (Company No. 4712826).

Intra-Group leases:

All that leasehold property known as Holiday Inn Birmingham M6 J7 at Chapel Lane, Great Barr as more particularly described in the Lease dated 2 April 2003 made between Holiday Inn (Birmingham M6 J7) Limited (1) and Six Continents Hotels Limited (2) which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Bolton

Reference Number: 13

All that leasehold property known as Holiday Inn Bolton at Beaumont Road, Bolton BL3 4TA registered at the Land Registry with Title Absolute under Title Number GM876460 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Bolton at Beaumont Road, Bolton BL3 4TA registered at the Land Registry with Title Absolute under Title Number GM543662 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 3363702).

All that leasehold property known as Holiday Inn Bolton at Beaumont Road, Bolton BL3 4TA registered at the Land Registry with Title Absolute under Title Number GM874034 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Bristol

Reference Number: 15

All that freehold property known as Holiday Inn Bristol — Filton at Conifers, Filton Road, Hambrook BS16 1QG registered at the Land Registry with Title Absolute under Title Number AV194979 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 3363702).

All that freehold property known as Holiday Inn Bristol — Filton at Conifers, Filton Road, Hambrook BS16 1QG registered at the Land Registry with Title Absolute under Title Number GR229008 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

All that freehold property known as Holiday Inn Bristol — Filton at Conifers, Filton Road, Hambrook BS16 1QG registered at the Land Registry with Title Absolute under Title Number AV233027 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

All that freehold property known as Holiday Inn Bristol — Filton at Conifers, Filton Road, Hambrook BS16 1QG registered at the Land Registry with Title Absolute under Title Number AV194981 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Bristol — Filton at Conifers, Filton Road, Hambrook BS16 1QG registered at the Land Registry with Title Absolute under Title Number GR204922 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Cardiff City

Reference Number: 17

All that leasehold property known as Holiday Inn Cardiff City at Cowbridge Road East registered at the Land Registry with Title Absolute under Title Number WA299317 the legal title to which is presently vested in InterContinental Hotels Limited (Company No. 03203484) but the beneficial interest is presently vested in Holiday Inn Limited (Company No. 4160818).

All that leasehold property known as Car Park at Holiday Inn Cardiff City at Castle Street registered at the Land Registry with Title Absolute under Title Number WA971992 the legal title to which is presently vested in InterContinental Hotels Limited (Company No. 03203484) but the beneficial interest is presently vested in Holiday Inn Limited (Company No. 4160818).

Intra-Group leases:

All that leasehold property known as Holiday Inn Cardiff City at Cowbridge Road East registered at the Land Registry with Title Absolute under Title Number WA553976 the legal title to which is presently vested in Holiday Inn Finance Properties Limited (Company No. 03363702) but the beneficial interest is presently vested in Holiday Inn Limited (Company No. 4160818).

All that leasehold property known as Holiday Inn Cardiff City at Cowbridge Road East registered at the Land Registry with Title Absolute under Title Number WA555721 the legal title to which is presently vested in InterContinental Hotels Limited (Company No. 03203484) but the beneficial interest is presently vested in Holiday Inn Limited (Company No. 4160818).

Property: Holiday Inn Cardiff North

Reference Number: 18

All that leasehold property known as Holiday Inn Cardiff North at Church Road, Pentwyn, Cardiff CF10 1XD registered at the Land Registry with Good Leasehold Title under Title Number CYM2714 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Carlisle

Reference Number: 19

All that leasehold property known as Holiday Inn Carlisle at Kingston Road registered at the Land Registry with Title Absolute under Title Number CU69108 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Carlisle at Kingston Road registered at the Land Registry with Title Absolute under Title Number CU69175 which is presently vested in Holiday Inn (Carlisle) Limited (Company No. 04720983).

All that leasehold property known as Holiday Inn Carlisle at Kingston Road registered at the Land Registry with Title Absolute under Title Number CU69169 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Property: Holiday Inn Chester South

Reference Number: 20

All that freehold property known as Holiday Inn Chester South at Wrexham Road, Ecclestone CH4 9DQ registered at the Land Registry with Title Absolute under Title Number CH390982 which is presently vested in Holiday Inn (Chester) Limited (Company No.4712836).

All that freehold property known as Holiday Inn Chester South at Wrexham Road, Ecclestone CH4 9DQ registered at the Land Registry with Title Absolute under Title Number CH296907 which is presently vested in Holiday Inn (Chester) Limited (Company No.4712836).

All that freehold property known as Holiday Inn Chester South at Wrexham Road, Ecclestone CH4 9DQ registered at the Land Registry with Title Absolute under Title Number CH110818 which is presently vested in Holiday Inn (Chester) Limited (Company No.4712836).

Intra-Group leases:

All that leasehold property known as Holiday Inn Chester South at Wrexham Road, Ecclestone CH4 9DQ as more particularly described in a Lease comprising the Root of Title dated 2 April 2003 made between Holiday Inn (Chester) Limited and Six Continents Hotels Limited and shown edged red on the plan attached thereto which is presently vested in InterContinental Hotels Limited (Company No.03203484).

Property: Holiday Inn Colchester

Reference Number: 21

All that freehold property known as Holiday Inn Colchester registered at the Land Registry with Title Absolute under Title Number EX399231 which is presently vested in Holiday Inn (Colchester) Limited (Company No. 4712808).

Intra-Group leases:

All that leasehold property known as Holiday Inn Colchester as more particularly described in a Lease comprising the Root of Title dated 2 April 2003 made between Holiday Inn (Colchester) Limited and Six Continents Hotels Limited and shown edged red on the plan attached thereto which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Property: Holiday Inn Coventry

Reference Number: 22

All that freehold property known as Holiday Inn Coventry at Hinkley Road, Walsgrave, registered at the Land Registry with Title Absolute under Title Number WK331188 which is presently vested in Holiday Inn (Coventry) Limited (Company No. 4721088).

All that freehold property known as Holiday Inn Coventry at Hinkley Road, Walsgrave, registered at the Land Registry with Title Absolute under Title Number WK331187 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Coventry at Hinkley Road, Walsgrave, registered at the Land Registry with Title Absolute under Title Number WK333651 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Derby/Nottingham

Reference Number: 23

All that freehold property known as Holiday Inn Derby/Nottingham at Bostock Lane, Sandiacre registered at the Land Registry with Title Absolute under Title Number DY205335 which is presently vested in InterContinental Hotels Limited (Company No.3203484).

Property: Holiday Inn Eastleigh

Reference Number: 25

All that leasehold property known as Holiday Inn Eastleigh at Leigh Road, Eastleigh registered at the land Registry with Title Absolute under Title Number HP289984 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Eastleigh at Leigh Road, Eastleigh registered at the Land Registry with Title Absolute under Title Number HP450910 which is presently vested in Holiday Inn (Southampton Eastleigh) Limited (Company No. 4721087).

All that leasehold property known as Holiday Inn Eastleigh at Leigh Road, Eastleigh registered at the Land Registry with Title Absolute under Title Number HP450911 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn, Edinburgh North

Reference Number: 27

All and Whole that feuhold property known as Holiday Inn, Queensferry Road, Edinburgh being the subjects shown coloured red and blue on the plan annexed and signed as relative to Disposition by Bass Limited in favour of Bass Limited dated 21 October and recorded GRS Midlothian 23 November 1976. Please note that these subjects are in the process of being registered in the Land Register for Scotland under Title Number MID42893 but a Land Certificate from the Registers of Scotland is still awaited.

The Property also enjoys a right of access over the area shown on the plan annexed to Deed of Servitude containing Disposition by British Railways Board in favour of Cedro Investments Limited dated 5 and registered 27 February 1971.

Intra-Group leases:

All and whole that leasehold property known as Holiday Inn, Queensferry Road, Edinburgh sub leased by the Sub-Lease between Holiday Inn (Edinburgh North) Limited and Six Continents Hotels (UK) Limited (now known as Intercontinental Hotels Group (UK) Limited) dated 1 April and registered in the Books of Council and Session on 30 July 2003. The Sub Lease was for an initial period of one year and is currently continuing on tacit relocation.

Property: Holiday Inn Fareham

Reference Number: 28

All that leasehold property known as Holiday Inn — Fareham at St Margaret’s Roundabout, Southampton Road, Titchfield registered at the Land Registry with Title Absolute under Title Number HP438631 the legal title to which is presently vested in InterContinental Hotels Ltd (Company No. 3203484) but the beneficial interest is presently vested in Holiday Inn Limited (Company No. 4160818).

Property: Holiday Inn, Farnborough

Reference Number: 29

All that freehold property known as Holiday Inn Hotel at Lynchford Road, Farnborough registered at the Land Registry with Title Absolute under Title Number HP347356 which is presently vested in Holiday Inn (Farnborough) Limited (Company No. 4712785).

All that freehold property known as 4, 6 and 8 Farnborough Road, Farnborough registered at the Land Registry with Title Absolute under Title Number HP524145 which is presently vested in Holiday Inn (Farnborough) Limited (Company No. 4712785).

Intra-Group leases:

All that leasehold property known as Holiday Inn Hotel, Lynchford Road, Farnborough as more particularly described in a Lease dated 2 April 2003 made between Holiday Inn (Farnborough) Limited (1) and Six Continents Hotels Limited (2) and which is presently vested in InterContinental Hotels Limited (formerly known as Six Continents Hotels Limited) (Company No. 3203484).

Property: Holiday Inn Gatwick, Povey Cross Road

Reference Number: 30

All that leasehold property known as Holiday Inn Gatwick at Povey Cross Road, Gatwick, Surrey registered at the Land Registry with Title Absolute under Title Number SY574001 the legal title to which is presently vested in InterContinental Hotels Limited (Company No. 3203484) but the beneficial interest is presently vested in Holiday Inn (London Gatwick) Limited (Company No. 4721762).

Intra-Group leases:

All that leasehold property known as Holiday Inn Gatwick at Povey Cross Road, Gatwick, Surrey as more particularly described in a Lease to be made between Holiday Inn (London Gatwick) Limited (1) and Six Continents Hotels Limited (now known as InterContinental Hotels Limited (Company No. 3203484) (2)) pursuant to an agreement for sale and leaseback dated 7 April 2003 between the same parties.

Property: Holiday Inn Glasgow Airport

Reference Number: 31

All and Whole that leasehold property formerly known as Forte Crest Hotel and now known as Holiday Inn Glasgow Airport registered in the Land Register for Scotland under Title Number REN71989 without exclusion of indemnity and shown outlined in red on the Title Plan annexed thereto.

Property: Holiday Inn Glasgow City

Reference Number: 32

All and Whole that leasehold property known sometime as the Forte Posthouse Hotel and now as Holiday Inn at Bothwell Street registered in the Land Register for Scotland under Title Number GLA123299 without exclusion of indemnity and shown outlined in red on the Title Plan annexed thereto.

Property: Holiday Inn Gloucester

Reference Number: 33

All that leasehold property known as Holiday Inn Gloucester at Gilpin Avenue registered at the Land Registry with Title Absolute under Title Number GR60043 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Gloucester at Gilpin Avenue registered at the Land Registry with Title Absolute under Title Number GR131235 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 3363702).

All that leasehold property known as Holiday Inn Gloucester at Gilpin Avenue registered at the Land Registry with Title Absolute under Title Number GR142744 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn, Haydock and land adjoining the same

Reference Number: 35

All that freehold property known as Holiday Inn Hotel, Lodge Land, Haydock registered at the Land Registry with Title Absolute under Title Number MS368448 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

All that freehold property known as land and buildings on the east side of Lodge Lane, Haydock registered at the Land Registry with Title Absolute under Title Number MS254554 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn London, Heathrow Ariel

Reference Number: 36

All that freehold property known as Holiday Inn Hotel at Bath Road, Harlington registered at the Land Registry with Title Absolute under Title Number AGL55447 which is presently vested in Holiday Inn (London Heathrow Ariel) Limited (Company No. 4712802).

Intra-Group leases:

All that leasehold property known as Holiday Inn Hotel at Bath Road, Harlington, London Heathrow as more particularly described in a Lease of the Property dated 2 April 2003 made between (1) Holiday Inn (London Heathrow Ariel) Limited and (2) Six Continents Hotels Limited which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Hemel Hempstead

Reference Number: 38

All that leasehold property known as Holiday Inn Hemel Hempstead at Breakspear Way, Hemel Hempstead registered at the Land Registry with Good Leasehold Title under Title Number HD362101 which is presently vested in Holiday Inn (Hemel Hempstead) Limited (Company No. 4721014).

All that unregistered leasehold property known as staff accommodation at First Floor Maisonette, 89 Waterhouse Street, Hemel Hempstead as more particularly described in a Renewal Lease dated 25 March 2002 made between (1) David A Deans and (2) Posthouse Hotels Limited and shown edged green on the plan attached thereto which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Hotel at Breakspear Way, Hemel Hempstead as more particularly described in a Lease of the Property dated 28 November 2003 made between (1) Holiday Inn (Hemel Hempstead) Limited and (2) InterContinental Hotels Limited (2) which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn High Wycombe

Reference Number: 39

All that leasehold property known as Holiday Inn High Wycombe at Crest Road, Handy Cross, High Wycombe registered at the Land Registry with Title Absolute under Title Number BM152754 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn High Wycombe at Crest Road, Handy Cross, High Wycombe registered at the Land Registry with Title Absolute under Title Number BM161991 which is presently vested in Holiday Inn (High Wycombe) Limited (Company No. 4721091).

All that leasehold property known as Holiday Inn High Wycombe at Crest Road, Handy Cross, High Wycombe registered at the Land Registry with Title Absolute under Title Number BM161992 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Hull Marina

Reference Number: 40

All that leasehold property known as Holiday Inn Hull Marina at Castle Street, Kingston Upon Hull registered at the Land Registry with Title Absolute under Title Number HS148908 the legal title to which is presently vested in InterContinental Hotels Limited (Company No. 3203484) but the beneficial interest is presently vested in Holiday Inn Limited (Company No. 4160818.

Property: Holiday Inn Ipswich

Reference Number: 41

All that freehold property known as Holiday Inn Ipswich at London Road, Sproughton, Ipswich registered at the Land Registry with Title Absolute under Title Number SK164428 which is presently vested in Holiday Inn (Ipswich) Limited (Company No. 4712870).

Intra-Group leases:

All that leasehold property known as Holiday Inn Ipswich at London Road, Sproughton, Ipswich as more particularly described in a Lease of the Property dated 2 April 2003 made between (1) Holiday Inn (Ipswich) Limited and (2) Six Continents Hotels Limited which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Lancaster

Reference Number: 42

All that freehold property known as Holiday Inn Lancaster at Caton Road, Lancaster registered at the Land Registry with Title Absolute under Title Number LA731319 which is presently vested in Holiday Inn (Lancaster) Ltd (Company No. 4720994).

Intra-Group leases:

All that leasehold property known as Holiday Inn Lancaster at Caton Road, Lancaster as more particularly described in a Lease comprising the Root of Title dated 7 April 2003 made between Holiday Inn (Lancaster) Limited (1) and Six Continents Hotels Limited (2) which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Leeds-Brighouse

Reference Number: 43

All that freehold property known as Holiday Inn Leeds-Brighouse at land on the northeast side of Wakefield Road, Brighouse registered at the Land Registry with Title Absolute under Title Number WYK391163 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 3363702).

Intra-Group leases:

All that leasehold property known as Holiday Inn Leeds-Brighouse at land on the north east side of Wakefield Road, Brighouse registered at the Land Registry with Title Absolute under Title Number WYK463345 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Bradford

Reference Number: 44

All that freehold property known as Holiday Inn Bradford at North East of Leeds Road, Bramhope registered at the Land Registry with Title Absolute under Title Number WYK361015 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

All that leasehold property known as Holiday Inn Bradford at Bramhope registered at the Land Registry with Good Leasehold Title under Title Number WYK361014 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Leicester

Reference Number: 45

All that leasehold property known as Holiday Inn Leicester at Saint Nicholas Circle, Leicester registered at the Land Registry with Title Absolute under Title Number LT57900 which is presently vested in Intercontinental Hotels Group (UK) Limited (Company No. 719804).

Property: Holiday Inn Leicester West

Reference Number: 46

All that freehold property known as Holiday Inn Leicester West at the junction of Narborough Road and Braunstone Lane East registered at the Land Registry with Title Absolute under Title Number LT123747 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Leicester West at Narborough Road Leicester registered at the Land Registry with Title Absolute under Title Number LT61752 which is presently vested in Holiday Inn (Leicester) Limited (Company No. 4721079).

All that leasehold property known as Holiday Inn Leicester West at Narborough Road, Leicester registered at the Land Registry with Title Absolute under Title Number LT61753 which is presently vested in Intercontinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn, Brent Cross

Reference Number: 48

All that freehold property known as Holiday Inn, Brent Cross being land on the south side of Tilling Road and the north side of Tempelhof Avenue, Brent Cross registered at the Land Registry with Title Absolute under Title Number NGL695276 which is presently vested in IHG (Brent Cross) Limited (Company No. 4712776).

Intra-Group leases:

All that leasehold property known as Holiday Inn, Brent Cross being land on the south side of Tilling Road and the north side of Tempelhof Avenue, Brent Cross as more particularly described in a Lease comprising the Root of Title dated 2 April 2003 made between (1) IHG (Brent Cross) Limited and (2) Six Continents Hotels (UK) Limited which is presently vested in InterContinental Hotels Group (UK) Limited (Company No. 719804).

Property: Holiday Inn, Hampstead

Reference Number: 49

All that leasehold property known as Holiday Inn, Hampstead at 215, Haverstock Hill, Hampstead registered at the Land Registry with Good Leasehold Title under Title Number NGL156625 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Mayfair

Reference Number: 51

All that unregistered leasehold property known as Holiday Inn Mayfair at 3 Berkeley Street, London W1 as more particularly described in a Lease comprising the Root of Title dated 20 April 2000 made between CGU Life Assurance Limited (1) and Bass Hotels & Resorts (UK) Limited (2) which is presently vested in InterContinental Hotels Group (UK) Limited (Company No. 719804).

Property: Holiday Inn Sutton

Reference Number: 53

All that leasehold property known as Holiday Inn Sutton at Cheam Road, Sutton registered at the Land Registry with Title Absolute under Title Number SGL530893 which is presently vested in InterContinental Hotels Group (UK) Limited (Company No. 00719804).

Property: Holiday Inn Maidstone

Reference Number: 55

All that freehold property known as Holiday Inn Maidstone at London Road, Wrotham Heath, Sevenoaks, TN15 7RS registered at the Land Registry with Title Absolute under Title Number K99811 which is presently vested in Holiday Inn Limited (Company No. 04160818).

Property: Holiday Inn Newcastle City

Reference Number: 57

All that leasehold property known as Holiday Inn Newcastle City at New Bridge Street, Newcastle upon Tyne registered at the Land Registry with Title Absolute under Title Number TY67493 which is presently vested in Intercontinental Hotels Limited (Company No. 03203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Newcastle City at New Bridge Street, Newcastle upon Tyne registered at the Land Registry with Title Absolute under Title Number TY246852 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 03363702).

All that leasehold property known as Holiday Inn Newcastle City at New Bridge Street, Newcastle upon Tyne registered at the Land Registry with Title Absolute under Title Number TY257160 which is presently vested in Intercontinental Hotels Limited (Company No. 03203484).

Property: Holiday Inn Norwich

Reference Number: 58

All that freehold property known as Holiday Inn Norwich at Hall Road, Norwich registered at the Land Registry with Title Absolute under Title Number NK291172 which is presently vested in Holiday Inn (Norwich) Limited (Company No. 4721090).

Intra-Group leases:

All that leasehold property known as Holiday Inn Norwich at Hall Road, Norwich registered at the Land Registry with Title Absolute under Title Number NK28120 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Property: Holiday Inn Oxford

Reference Number: 59

All that leasehold property known as Holiday Inn Oxford at Oxford (Peartree) Service Area, Oxford registered at the Land Registry with Title Absolute under Title Number ON240389 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Peterborough

Reference Number: 60

All that freehold property known as Holiday Inn Peterborough at London Road, Norman Cross registered at the Land Registry with Title Absolute under Title Numbers CB121803, CB180813 and CB163436 which is presently vested in Holiday Inn Limited (Company No. 4160818).

Intra-Group leases:

All that leasehold property known as Holiday Inn Peterborough at London Road, Norman Cross registered at the Land Registry with Title Absolute under Title Number CB121804 which is presently vested in Holiday Inn Limited (Company No. 4160818).

Property: Holiday Inn Portsmouth

Reference Number: 61

All that leasehold property known as Holiday Inn Portsmouth at Pembroke Road, Pembroke Park, Southsea registered at the Land Registry with Title Absolute under Title Number HP259590 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Portsmouth at Pembroke Road, Pembroke Park, Southsea registered at the Land Registry with Title Absolute under Title Number HP411115 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 03363702).

All that leasehold property known as Holiday Inn Portsmouth at Pembroke Road, Pembroke Park, Southsea registered at the Land Registry with Title Absolute under Title Number HP411114 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Property: Holiday Inn Reading South

Reference Number: 62

All that freehold property known as Holiday Inn Reading South at Basingstoke Road, Reading registered at the Land Registry with Title Absolute under Title Number BK91391 which is presently vested in Holiday Inn (Reading) Limited (Company No. 4721028).

Intra-Group leases:

All that leasehold property known as Holiday Inn Reading South at Basingstoke Road, Reading registered at the Land Registry with Title Absolute under Title Number BK110370 which is presently vested in Holiday Inn (Reading) Limited (Company No. 4721028).

All that leasehold property known as Holiday Inn Reading South at Basingstoke Road, Reading as more particularly described in a Lease dated 7 April 2003 made between Holiday Inn (Reading) Limited and Six Continents Hotels Limited which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Rochester

Reference Number: 63

All that freehold property known as Holiday Inn Rochester at the west side of Maidstone Road, Chatham registered at the Land Registry with Title Absolute under Title Number K826944 which is presently vested in Holiday Inn Limited (Company No. 4160818).

Intra-Group leases:

All that leasehold property known as Holiday Inn Rochester at the west side of Maidstone Road, Chatham registered at the Land Registry with Title Absolute under Title Number K689735 which is presently vested in Holiday Inn Limited (Company No. 4160818).

Property: Holiday Inn Rugby/Northampton

Reference Number: 64

All that freehold property known as Holiday Inn Rugby at Crick, Rugby, Northamptonshire registered at the Land Registry with Title Absolute under Title Number NN184536 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Runcorn

Reference Number: 65

All that freehold property known as Holiday Inn Runcorn at Wood Lane, Runcorn registered at the Land Registry with Title Absolute under Title Number CH409361 which is presently vested in Holiday Inn Limited (Company No. 04160818).

Intra-Group leases:

All that leasehold property known as Holiday Inn Runcorn at Wood Lane, Runcorn registered at the Land Registry with Title Absolute under Title Number CH261099 which is presently vested in Holiday Inn Limited (Company No. 04160818).

All that leasehold property known as Holiday Inn Runcorn at Wood Lane, Runcorn registered at the Land Registry with Title Absolute under Title Number CH334502 which is presently vested in Holiday Inn Limited (Company No. 04160818).

All that leasehold property known as Holiday Inn Runcorn at Wood Lane, Runcorn registered at the Land Registry with Title Absolute under Title Number CH334646 which is presently vested in Holiday Inn Limited (Company No. 04160818).

Property: Holiday Inn South Mimms

Reference Number: 66

All that freehold property known as Holiday Inn South Mimms at Wash Lane, South Mimms registered at the Land Registry with Title Absolute under Title Number HD84061 which is presently vested in Holiday Inn Limited (Company No. 04160818).

All that freehold property known as Holiday Inn South Mimms at Wash Lane, South Mimms registered at the Land Registry with Title Absolute under Title Number HD314012 which is presently vested in Holiday Inn Limited (Company No. 04160818).

Intra-Group leases:

All that leasehold property known as Holiday Inn South Mimms at Wash Lane, South Mimms registered at the Land Registry with Title Absolute under Title Number HD274592 which is presently vested in Holiday Inn Limited (Company No. 04160818).

Property: Holiday Inn Southampton

Reference Number: 67

All that leasehold property known as Holiday Inn Southampton at Herbert Walker Avenue, Southampton registered at the Land Registry with Good Leasehold Title under Title Number HP187263 which is presently vested in Holiday Inn (Southampton) Limited (Company No. 4720965).

Intra-Group leases:

All that leasehold property known as Holiday Inn Southampton at Herbert Walker Avenue, Southampton as more particularly described in a Lease dated 7 April 2003 made between Holiday Inn (Southampton) Limited and Six Continents Hotels Limited which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Stoke on Trent

Reference Number: 68

All that freehold property known as Holiday Inn Stoke on Trent at Clayton Road, Clayton, Newcastle-Under-Lyme registered at the Land Registry with Title Absolute under Title Number SF225403 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Swindon

Reference Number: 69

All that leasehold property known as Holiday Inn Swindon at Marlborough Road, Swindon as more particularly described in a Lease comprising the Root of Title dated 2 June 1972 made between The Mayor Aldermen and Burgesses of the Borough of Swindon (1) and Leased Hotels Limited (2) and shown edged pink on the plan attached thereto which is presently vested in Leased Hotels Limited (Company No. 955200).

Intra-Group leases:

All that leasehold property known as Holiday Inn Swindon at Marlborough Road, Swindon registered at the Land Registry with Title Absolute under Title Number WT157259 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Taunton

Reference Number: 70

All that freehold property known as Holiday Inn Taunton at the North Side of Ilminster Road, Taunton registered at the Land Registry with Title Absolute under Title Number ST61081 which is presently vested in Holiday Inn Finance Properties Limited (Company No. 03363702).

All that freehold property known as Holiday Inn Taunton at the North Side of Ilminster Road, Taunton registered at the Land Registry with Title Absolute under Title Number ST57639 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Taunton at the North Side of Ilminster Road, Taunton registered at the Land Registry with Title Absolute under Title Number ST68466 which is presently vested in InterContinental Hotels Limited (Company No. 03203484).

Property: Holiday Inn Wakefield

Reference Number: 71

All that freehold property known as Holiday Inn Wakefield at Wakefield Road, Wakefield, West Yorkshire registered at the Land Registry with Title Absolute under Title Number WYK93190 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn Warrington

Reference Number: 72

All that freehold property known as Holiday Inn Warrington at Woolston, Warrington, Cheshire registered at the Land Registry with Title Absolute under Title Number CH325746 which is presently vested in InterContinental Hotels Group (UK) Limited (Company No. 719804).

Property: Holiday Inn Washington

Reference Number: 73

All that freehold property known as Holiday Inn Washington at Emerson, Washington, Sunderland registered at the Land Registry with Title Absolute under Title Number TY271158 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Intra-Group leases:

All that leasehold property known as Holiday Inn Washington at Emerson, Washington, Sunderland as more particularly described in a Lease comprising the Root of Title dated 3 March 1972 made between Washington Development Corporation (1) and Leased Hotels Limited (2) and shown edged red on the plan attached thereto which is presently vested in Leased Hotels Limited (Company No. 955200).

All that leasehold property known as Holiday Inn, Washington at Emerson, Washington, Sunderland registered at the Land Registry with Title Absolute under Title Number TY218632 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Holiday Inn York

Reference Number: 74

All that leasehold property known as Holiday Inn York at Tadcaster Road, York registered at the Land Registry with Title Absolute under Title Number NYK182519 which is presently vested in InterContinental Hotels Limited (Company No. 3203484).

Property: Express by Holiday Inn Strathclyde

Reference Number: 75

All and Whole that leasehold property known as Express by Holiday Inn Strathclyde on the south west side of Bellshill Road, Motherwell at Strathclyde Country Park, Hamilton Road, Motherwell ML1 3ED registered in the Land Register for Scotland under Title Number LAN111552 without exclusion of indemnity and shown outlined in red on the Title Plan annexed thereto.

Intra-Group leases:

All and Whole that leasehold property known as Express by Holiday Inn Strathclyde sub leases by the Sub Lease by IHG (Strathclyde) Limited in favour of Intercontinental Hotels Group (UK) Limited dated 27 November 2003 and registered 19 August 2004. The Sub Lease was for an initial period of one year and is currently continuing on tacit relocation.

Schedule 4

Documents in the Agreed Terms

Certificates of Title

Consolidated Financial Summary

Pro forma Deeds of Non-Disturbance for Portfolio Management Agreement, Individual Hotel Management Agreement and Franchise Agreement

Pro forma Franchise Agreement

Pro forma Individual Hotel Management Agreement

Initial Annual Plan

Initial Capital Plan

Master Technology Agreement

Pro forma Named Assets Summary of Terms

Portfolio Management Agreement

Pre-Sale Reorganisation paper

Pro forma Purchasing Agreement

Tax Deed of Covenant

Written resignations of the directors and secretary of Group Companies

Schedule 5
Completion Obligations
(Clause 6.2)

1	Sellers’ Obligations

1.1	General Obligations

On Completion, the Sellers shall deliver or make available to the Purchaser the following:

1.1.1	evidence that each of the Sellers or the relevant member of the Sellers’ Group (as applicable) is authorised to execute the documents listed in paragraph 1.1.2 to 1.1.8 below;

1.1.2	the Portfolio Management Agreement duly executed by InterContinental Hotels Group (Management Services) Limited;

1.1.3	Individual Hotel Management Agreements in respect of each of the 13 Hotels listed in Schedule 1 of the Portfolio Management Agreement duly executed by InterContinental Hotels Group (Management Services) Limited;

1.1.4	Franchise Agreements in respect of each of the 63 Hotels listed in Schedule 1 of the Portfolio Management Agreement duly executed by Six Continents Hotels, Inc.;

1.1.5	Individual Hotel Management Agreements in respect of each of the 10 Hotels listed in Schedule 1 of the Named Assets Summary of Terms in a form reflecting such Named Assets Summary of Terms duly executed by InterContinental Hotels Group (Management Services) Limited;

1.1.6	duly executed Deeds of Non-Disturbance in respect of each of (i) the Portfolio Management Agreement; (ii) the Individual Hotel Management Agreements in respect of each of the 63 Hotels listed in Schedule 1 of the Portfolio Management Agreements; (iii) the Individual Hotel Management Agreements in respect of each of the 10 Hotels listed in Schedule 1 of the Named Assets Summary of Terms and (iv) the Franchise Agreements in respect of each of the 63 Hotels listed in Schedule 1 of the Portfolio Management Agreement;

1.1.7	the Purchasing Agreement and Master Technology Agreement duly executed in respect of each of the Hotels;

1.1.8	the Tax Deed of Covenant duly executed by the Sellers;

1.1.9	transfers of the Shares duly executed by the registered holders in favour of the Purchaser or as it may direct accompanied by the relative share certificates (or an express indemnity in a form satisfactory to the Purchaser in the case of any certificate found to be missing);

1.1.10	the written resignations of each of the directors and secretary of each Group Company from his office as a director or secretary in the Agreed Terms to take effect on the date of Completion;

1.1.11	such waivers or consents as the Purchaser may require signed by members of the Companies to enable the Purchaser to be registered as holder[s] of the Shares;

1.1.12	the certificates of incorporation, any certificates of incorporation on change of name, corporate seals (if any), cheque books, statutory and other books of each

Group Company (duly written up-to-date), the share certificates in respect of each of the Subsidiaries and transfers of all shares in the Subsidiaries held by nominees in favour of the Purchaser or as it may direct;

1.1.13	(if the Purchaser so requires) irrevocable powers of attorney (in such form as the Purchaser may reasonably require) executed by each of the holders of the Shares in favour of the Purchaser to enable the Purchaser (pending registration of the relevant transfers) to exercise all voting and other rights attaching to the Shares and to appoint proxies for this purpose;

1.1.14	a certified copy of any power of attorney, under which any document to be delivered to the Purchaser under this paragraph 1 has been executed;

1.1.15	any releases which the parties have obtained under Clause 14.2;

1.1.16	certificates of title in relation to the Certificated Properties updated, reissued and dated as at the Completion Date to reflect matters which have occurred or have been disclosed since the Certificates of Title but, for the avoidance of doubt, no conveyancing searches shall be updated;

1.1.17	bank statements of all bank accounts of all Group Companies as at the date of Completion; and

1.1.18	the original or copy title deeds and other documents relating to the Properties as listed in the Data Room other than as set out in Schedule 4 to the Disclosure Letter.

1.2	Board Resolutions of the Group Companies

On Completion, the Sellers shall procure the passing of Board Resolutions of each Group Company inter alia:

1.2.1	(if so required by the Purchaser) revoking all existing authorities to bankers in respect of the operation of its bank accounts and giving authority in favour of such persons as the Purchaser may nominate to operate such accounts;

1.2.2	approving the registration of the share transfers referred to in paragraph 1.1.5 of this Schedule subject only to their being duly stamped;

1.2.3	accepting the resignations referred to in paragraph 1.1.6 of this Schedule and appointing such persons (within the maximum number permitted by the Articles of Association) as the Purchaser may nominate as directors and secretary;

1.2.4	changing their accounting reference date to the Completion Date; and

1.2.5	changing its registered office in accordance with instructions given by the Purchaser,

and shall hand to the Purchaser duly certified copies of such Resolutions.

2	The Purchaser’s Obligations

On Completion, the Purchaser shall deliver or make available to the Sellers:

2.1	evidence of the due fulfilment of the condition set out in Clause 4;

2.2	evidence that the Purchaser is authorised to execute this Agreement and the other documents listed in this paragraph 2;

2.3	the Portfolio Management Agreement duly executed by the Purchaser;

2.4	Individual Hotel Management Agreements in respect of each of the 63 Hotels listed in Schedule 1 of the Portfolio Management Agreements duly executed by the Purchaser;

2.5	Individual Hotel Management Agreements in respect of each of the 10 Hotels listed in Schedule 1 of the Named Assets Summary of Terms in a form reflecting such Named Assets Summary of Terms duly executed by the Purchaser;

2.6	the Purchasing Agreement and the Master Technology Agreement duly executed in respect of each of the Hotels;

2.7	The Purchaser undertakes to make all necessary filings with the Registrar of Companies in relation to each of the matters referred to in paragraph 1 above, within seven days of the Completion Date.

Schedule 6
Net Current Asset Statement
(Clause 8.1)

Part 1
Definitions

For the purposes of this Schedule 6:

“Accruals” means the monetary value of all goods and services received by any Group Company before the Completion Date which have not been paid for by that Company as at 11.00am on the Completion Date including interest owed by the Group Companies in respect of the Inter-Group Debt Balance, any wages, salaries, PAYE, VAT, accrued income Tax and rates, holiday pay and employer’s and employee’s NIC accruals for the calendar month in which the Completion Date falls and any amounts in respect of bonuses for 2004 and prior years and for the period up to Completion in respect of Relevant Employees, which will be apportioned on a pro-rata basis;

“Accrued Income” means the monetary value of all goods and services provided by any Group Company before the Completion Date for which revenue has not been received by that Company as at 11.00am on the Completion Date including interest due to the Group Companies in respect of any amounts included in calculating the Inter-Group Debt Balance;

“Appointment Notice” means a notice given by SCPLC or the Purchaser, as the case may be, to the other pursuant to paragraph 4.2 of Part 2 of this Schedule 6, requiring that the draft Net Current Asset Statement be referred to the Reporting Accountants;

“Cash” means the aggregate amount of cash at the Hotels and the balances in the Group Companies’ cash books;

“Current Guest Accounts” means uninvoiced accounts of guests staying at any Property as at Completion who are booked to remain at that Property after Completion and uninvoiced or invoiced but unpaid accounts of corporate clients in respect of guests who have stayed at any Property prior to Completion;

“Current Guest Deposits” means advance deposits and receipts of guests who will be staying at or using the services provided at any Property following the Completion Date and any sums credited to corporate client accounts in respect of guests who will be staying at or using the services provided at any Property following the Completion Date;

“Debtors” means all the book and other debts arising out of or attributable to the operations of any Group Company as at 11.00am on the Completion Date including Accrued Income, Employee Loans, Prepayments, rights to repayments of Tax and rates, payments for the surrender of Group Relief and to receive payment for services rendered before Completion but not invoiced before such date which shall include that portion of Current Guest Accounts relating to the period prior to Completion but, for the avoidance of doubt, not including deferred tax, any amount included in calculating the Inter-Group Debt Balance or any Inter-Group Receivables or any such book or other debts owed by a Group Company to another Group Company;

“Deferred Income” means all payments received by the Group Companies before the Completion Date relating to a service to be provided by that Company on or after the Completion Date including any Current Guest Deposits and Health Club Membership Fees;

“Draft 2004 Accounts” means the draft 2004 accounts of each of the Group Companies respectively in the Agreed Terms;

“Employee Loans” means any loan made to an employee, consultant or officer of any Group Company or any other person who provides services to any Group Company by any member of the Sellers’ Group, full details of which are contained in the Disclosure Letter;

“Group Relief Schedule” means the schedule of group reliefs and amounts payable for the financial years 2004 and 2005 respectively prepared by the Sellers and delivered with the Net Current Asset Statement;

“Health Club Membership Fees” means all membership fees paid to the Group Companies by members of the health club located at any Property and run by any such company which relate to the period of membership following the Completion Date;

“Inter-Group Payables” means all indebtedness due at Completion from the Group Companies to the Sellers’ Group (excluding any amount included in calculating Inter-Group Debt) and including any trading debt or liabilities arising in the ordinary course owed by the Group Companies to a member of the Sellers’ Group as at close of business on the Completion Date;

“Inter-Group Receivables” means all indebtedness due at Completion from the Sellers’ Group to the Group Companies (excluding any amount included in calculating Inter-Group Debt) and including any trading debt or liabilities arising in the ordinary course owed by a member of the Sellers’ Group to the Group Companies as at the close of business on the Completion Date;

“Long-Term Liabilities” means any long-term liabilities of the Group Companies at Completion (as determined in accordance with this Schedule 6) but excludes any deferred tax, contingent liabilities or provisions;

“Prepayments” means all prepayments made by the Group Companies before the Completion Date which relate to a supply to any such company of goods and/or services to be provided on or after the Completion Date;

“Provisions” means any provision of a Group Company which is required to be made at Completion in accordance with the policies set out in paragraph 1 of Part 3 of this Schedule and which, for the avoidance of doubt, has not been taken account of in Net Current Assets;

“Purchaser’s Disagreement Notice” means a notice given by the Purchaser to the Sellers in the manner set out in Clause 14.16 pursuant to paragraph 4.1 stating that the draft Net Current Asset Statement does not comply with the provisions of this Schedule 6;

“Reporting Accountants” means KPMG or, if that firm is unable or unwilling to act in any matter referred to them under this Agreement, a firm of Chartered Accountants to be agreed by the Sellers and the Purchaser within five Business Days of a notice by one to the other requiring such agreement or failing such agreement to be nominated on the application of either of them by or on behalf of the President for the time being of the Institute of Chartered Accountants in England and Wales;

“Sellers’ Disagreement Notice” means a notice given by SCPLC to the Purchaser in the manner set out in Clause 14.16 pursuant to paragraph 4.2 stating its reasons for disagreement with the Purchaser’s Disagreement Notice;

“Stock” means all stock of unconsumed foodstuffs, soft drinks, beers, wines, spirits and other alcohol and tobacco products, bottles, cases, pallets, unused consumable items and consumable stores, health and beauty treatment products, light equipment and accessories still listed on the inventory, fuel, cleaning materials, stationery and maintenance supplies whether opened or unopened and all other items which have prior to the date hereof, in the ordinary course, been regarded as stock which are unused, owned beneficially by any Group Company and held at any

Property at Completion excluding any items of stock which are unsaleable, unusable, spoilt or out of date;

“Stock Statement” means the statement of the aggregate value of the Stock at each of the Hotels as shown in the Management Accounts of each of the Hotels as at 31 January 2004, to be prepared by SCPLC in accordance with Clause 8.1 and this Schedule;

“Trade Creditors” means all indebtedness of the Group Companies as at 11.00am on the Completion Date including, without limitation, creditors (including members of the Sellers’ Group), overdrafts, monies held on account, bills of exchange, Tax, obligations to make payments for the surrender of Group Relief, Accruals, and Deferred Income but excluding, for the avoidance of doubt, deferred tax, any amounts included in calculating the Inter-Group Debt Balance, Inter-Group Payables and any indebtedness owed to a Group Company to another Group Company.

Part 2
Determination and Confirmation of Net Current Assets, Long-Term Liabilities and Provisions

1	Stock Statement

SCPLC shall on the Completion Date produce the Stock Statement as at 11.00am on the Completion Date as agreed with the Purchaser.

2	Submission of the Net Current Asset Statement

2.1	Net Current Asset Statement

SCPLC shall use its reasonable endeavours to procure that, as soon as practicable following the date on which the audited accounts for each of the Group Companies for the financial period ending on the Completion Date have been produced but in any event no later than 90 Business Days after the Completion Date, it prepares and delivers to the Purchaser the draft Net Current Asset Statement for each Company and in aggregate, as at the Completion Date:

2.1.1	including the value of the Stock as set out in the Stock Statement determined in accordance with this Schedule 6;

2.1.2	in accordance with the principles and methodology set out in Part 3 of this Schedule 6;

2.1.3	in the format of the pro forma Net Current Asset Statement set out in Part 4 of this Schedule 6;

2.1.4	including the Group Relief Schedule; and

2.1.5	including any Long-Term Liabilities and Provisions.

3	Access to Information

In order to allow SCPLC to prepare, and the Purchaser to review, the Net Current Asset Statement:

3.1	the Purchaser shall:

3.1.1	keep up-to-date and make available to SCPLC and its representatives its books and records relating to the Group Companies (with the right to take copies at SCPLC’s expense) during normal office hours and co-operate with it with regard to the calculation and review of the draft Net Current Asset Statement;

3.1.2	insofar as it is reasonable to do so, make available the services of the employees of the relevant Group Companies to assist SCPLC and its representatives to undertake the matters contemplated by this paragraph 3; and

3.1.3	provide or ensure the provision of all other information and assistance which may reasonably be requested by SCPLC.

3.2	SCPLC shall procure that after the preparation of the draft Net Current Asset Statement, it shall give the Purchaser and its representatives access to the working papers and files (with the right to take copies at the Purchaser’s expense) and personnel which or who are relevant to the review of the draft Net Current Asset Statement by the Purchaser or its representatives subject to the Purchaser providing or procuring the provision of any hold harmless undertaking that SCPLC’s accountants may require.

4	Preparation

4.1	Within 60 Business Days of receipt by the Purchaser of the draft Net Current Asset Statement, the Purchaser may serve a Purchaser’s Disagreement Notice and attach a schedule of those items in respect of which it disagrees with the draft Net Current Asset Statement together with reasons for the disagreement in reasonable detail. In the absence of such notice, the draft Net Current Asset Statement for each Company and in aggregate shall become the Net Current Asset Statement and shall be final and binding on the parties for all purposes.

4.2	If the Purchaser gives a Purchaser’s Disagreement Notice, SCPLC may serve a Sellers’ Disagreement Notice stating its reasons for disagreement (in reasonable detail) with the Purchaser’s Disagreement Notice within 10 Business Days of receipt by SCPLC of the Purchaser’s Disagreement Notice. If SCPLC does not serve such a valid Sellers’ Disagreement Notice, the draft Net Current Asset Statement for each Company and in aggregate as amended to reflect the matters specified in the Purchaser’s Disagreement Notice shall be the Net Current Asset Statement and shall be final and binding on the parties for all purposes. Within a further 10 Business Days, SCPLC and the Purchaser shall attempt in good faith to reach agreement in respect thereof and if they are unable to do so then either SCPLC or the Purchaser may, by notice to the other, give an Appointment Notice. The Purchaser shall procure that after the service of a Purchaser’s Disagreement Notice, it shall give SCPLC and its accountants access to the Purchaser’s accountants’ working papers and files (with the right to take copies at SCPLC’s expense) and personnel which or who are relevant to the review of the Purchaser’s Disagreement Notice by SCPLC or its accountants subject to the Sellers providing or procuring the provision of any hold harmless undertaking that the Purchaser’s accountants may require. If an Appointment Notice is served, the Reporting Accountants shall be engaged jointly on the terms set out in this Part 2; provided that neither SCPLC nor the Purchaser shall unreasonably refuse its agreement to terms proposed by the Reporting Accountants or the other party.

4.3	Except to the extent that the parties agree otherwise, the Reporting Accountants shall determine their own procedure but:

4.3.1	apart from procedural matters and as otherwise set out in this Agreement shall determine only:

(i)	whether any of the arguments for an alteration to the draft Net Current Asset Statement put forward in the Sellers’ Disagreement Notice or the Purchaser’s Disagreement Notice is correct in whole or in part; and

(ii)	if so, what alterations should be made to the draft Net Current Asset Statement in order to correct the relevant inaccuracy in it;

4.3.2	shall apply the accounting policies, principles, practices, terms and conditions, methods and bases referred to in this Schedule 6;

4.3.3	shall make their determination pursuant to paragraph 4.3.1 above as soon as is reasonably practicable;

4.3.4	the procedure of the Reporting Accountants shall:

(i)	give the parties a reasonable opportunity to make written and oral representations to them;

(ii)	require that the parties supply each other with a copy of any written representations at the same time as they are made to the Reporting Accountants;

(iii)	permit each party to be present while oral submissions are being made by any other party;

4.3.5	for the avoidance of doubt, the Reporting Accountants shall only address and resolve differences of the parties and shall not otherwise be entitled to determine the scope of their own jurisdiction; and

4.3.6	there is no presumption that the treatment of any matter in dispute should or should not be changed from that in the draft Net Current Asset Statement and no objection should be made to any matter raised by the Purchaser’s Disagreement Notice on the grounds that the matter in respect of which such notice is raised is below any materiality level which might otherwise apply.

4.4	The determination of the Reporting Accountants pursuant to paragraph 4.3.1 shall (i) be made in writing and sent to the parties at such time as they shall determine and (ii) unless otherwise agreed by the parties, include reasons for each relevant determination.

4.5	The Reporting Accountants shall act as experts and not as arbitrators and their determination of any matter falling within their jurisdiction shall be final and binding on the parties save in the event of manifest error (when the relevant part of their determination shall be void and the matter shall be remitted to the Reporting Accountants for correction). In particular, without limitation, their determination shall be deemed to be incorporated into the draft Net Current Asset Statement for each Company and in aggregate, which, as adjusted, shall then be final and binding on the Sellers and the Purchaser save as aforesaid.

4.6	The parties shall co-operate with the Reporting Accountants and comply with their reasonable requests made in connection with the carrying out of their duties under this Agreement. In particular, without limitation, (i) the Purchaser shall keep up to date and, subject to reasonable notice, make available to SCPLC, SCPLC’s representatives and the Reporting Accountants its books and records relating to the relevant Group Companies during normal office hours during the period from the appointment of the Reporting Accountants down to the making of the relevant determination and (ii) during such period SCPLC shall and shall procure that its representatives shall subject to the Purchaser providing or procuring the provision of any hold harmless undertaking that SCPLC’s accountants may reasonably require and subject to reasonable notice make available to the Purchaser, the Purchaser’s representatives and the Reporting Accountants the working papers and files relating to the preparation of the draft Net Current Asset Statement.

4.7	Subject to paragraph 4.9, nothing in this paragraph 4 shall entitle a party or the Reporting Accountants access to any information or document which is protected by legal professional privilege, or which has been prepared by the other party or its accountants and other professional advisers with a view to assessing the merits of any claim or argument.

4.8	A party shall not be entitled by reason of paragraph 4.9 to refuse to supply such part or parts of documents as contain only the facts on which the relevant claim or argument is based.

4.9	Each party shall, and shall procure that its accountants and other advisers shall, instruct the Reporting Accountants to keep all information and documents provided to them pursuant to this paragraph 4 confidential and shall not use the same for any purpose, except for disclosure or use in connection with the preparation of the Net Current Asset Statement, the proceedings of the Reporting Accountants or another matter arising out of this Agreement or in defending any claim or argument or alleged claim or argument relating to this Agreement or its subject matter.

Part 3
Accounting policies to be adopted in the Net Current Asset Statement

1	Preparation of Valuation

The Net Current Asset Statement and any element of it shall be prepared in accordance with the policies that are referred to, and in the order of priority shown, in this paragraph 1:

1.1	in accordance with the provisions of this Part 3 of Schedule 6;

1.2	save to the extent inconsistent with or contradictory to paragraph 1.1, on a basis consistent with the Audited Accounts, using the same accounting principles, policies and practices, and in accordance with the law and applicable standards, principles and practices generally accepted in the United Kingdom as if they were statutory accounts required to be prepared under the Companies Acts;

1.3	notwithstanding paragraph 1.2 above the Net Current Asset Statement will reflect the change in group policy made in 2004 so as to recharge to group subsidiaries the attributable proportion of all pensions contributions made to the InterContinental Hotels UK Pension Plan on their behalf, and any unpaid liability arising from such recharge will be reflected in the Net Current Asset Statement. No prepayment will be recognised in respect of such pensions recharges;

1.4	save to the extent inconsistent with or contradictory to paragraphs 1.1 to 1.3, in accordance with GAAP as at the Completion Date; and

1.5	shall exclude the Inter-Group Debt Balance.

2	Specific Accounting Policies

2.1	The Net Current Asset Statement for each Company and in aggregate shall be drawn up on a going concern basis as at close of business on the Completion Date and the relevant assets and liabilities shall, subject to this Part 3, be as set out in the audited accounts of each of the Group Companies for the period ended on the Completion Date. No account shall be taken of events taking place or information becoming available after the date the Sellers deliver the draft Net Current Asset Statement to the Purchaser pursuant to paragraph 2.1 of Part 2 above.

2.2	The Net Current Asset Statement will exclude any effects of the change of control or ownership of the Group contemplated by this Agreement. Where judgement is required in determining the value of assets and liabilities, the Net Current Asset Statement should reflect the normal practices adopted in the Audited Accounts and subject thereto will reflect the decisions of the management of the Group up to and including the Completion Date and not those of the management of the Group or the Purchaser after that date.

3	Cash, Stock and Debtors, Deferred Income and Prepayments

3.1	Doubtful debts

Doubtful debt provisions will be included applying consistent principles to those used in the Audited Accounts.

3.2	Debtors

All Debtors of the Group Companies as at the Completion Date shall be included.

3.3	Stock not included

Any items of Stock which are unsaleable, unusable, spoilt or out of date shall be excluded from the Stock.

3.4	Deferred Income and Prepayments

Deferred Income and Prepayments will be apportioned on a time basis in relation to the period to which the Deferred Income or the Prepayment relates, as at 11.00am on the Completion Date.

3.5	Cash

Cash shall be determined by reference to the cash book balance used by the Group Companies as opposed to the Group Companies’ bank statement balance and shall include any Cash held at the relevant Property.

4	Current Liabilities

4.1	Tax

To recognise either an asset or a liability for Taxation (as appropriate), provision shall be made to reflect any asset or liability for Taxation (as appropriate) arising on activities in the accounting period ending on the Completion Date but allowing for the effect of such Group Relief surrender as the Sellers shall specify in the Group Relief Schedule.

4.2	Inter-company trading amounts so far as they are solely between Group Companies shall be nil at the Completion Date.

4.3	All Trade Creditors of the Group Companies as at the Completion Date shall be included.

4.4	Deferred tax shall not be treated as a current liability.

5	Aggregation

Each entry shall be the aggregate of the separate amounts in respect of any heading for each of the Group Companies.

6	Group Relief Schedule

The Group Relief Schedule shall show the amounts to be taken into account in the preparation of the Net Current Asset Statement for the accounting periods ending after 31 December 2003 (the “Current Periods”) in respect of:

6.1.1	surrenders of Group Relief by Group Companies to other Group Companies and to the Sellers’ Group;

6.1.2	surrenders of a Group Relief by companies in the Sellers’ Group to Group Companies; and

6.1.3	liability to make payments and right to receipts in respect of such surrenders to be taken into account in the calculation of Debtors and Trade Creditors;

6.1.4	and the Net Current Asset Statement shall be prepared on the basis that the specified surrenders are made. The Group Relief Schedule shall in addition be deemed to incorporate all surrenders of group relief already made at Completion in respect of accounting periods ended on or before 31 December 2003 (the “Past Periods”) but the Net Current Asset Statement will be prepared on the basis that there are no outstanding liabilities or debtors in respect of group relief for Past Periods to be included in the Group Relief Schedule. For the purposes of this paragraph 6 and Clause 8 of the Tax Deed of Covenant, “Sellers’ Group” shall be defined as in Clause 1.2 of the Tax Deed.

7	Long-Term Liabilities

Long-Term Liabilities shall, for the avoidance of doubt, exclude any deferred tax and provisions.

Part 4
Pro forma Net Current Asset Statement

Pro forma Net Current Asset Statement in respect of the Net Current Assets Amount

Asset/Liability	Amount (£)		Amount (£)
Current Assets
Debtors	●
Inter-Group Receivables			●
Stock	●
Cash	●

Less
Current Liabilities
Trade Creditors	(●	)
Inter-Group Payables			(●	)

Net Current Assets/(Liabilities) Amount			●

Less
Long-Term Liabilities (if any)			(●	)
Provisions (if any)			(●	)

Total

Schedule 7
Warranties given by the Sellers
(Clause 9)

1	Corporate Information

1.1	The Shares and the Group Companies

1.1.1	Each Seller is entitled to sell and transfer to the Purchaser the full legal and beneficial ownership of the Shares set opposite its name in column 2 to Schedule 1 free from all Encumbrances on the terms of this Agreement without the consent of any other party.

1.1.2	The Shares comprise the whole of the issued and allotted share capital of the Companies, have been properly and validly issued and allotted and are each fully paid.

1.1.3	A Group Company is the sole legal and beneficial owner of all the issued and allotted shares in the Subsidiaries listed in Part 2 to Schedule 2 free from all Encumbrances other than 1 ordinary share in Holiday Inn (Reading) Limited in respect of which the registered holder is InterContinental Hotels Group Limited.

1.1.4	The shares in the Subsidiaries comprise the whole of the issued and allotted share capital of the Subsidiaries, have been properly and validly issued and allotted and each are fully paid.

1.1.5	No person has the right (whether exercisable now or in the future and whether contingent or not) to call for the allotment, conversion, issue, registration, sale or transfer, amortisation or repayment of any share capital or any other security giving rise to a right over, or an interest in, the capital of any Group Company under any option, agreement or other arrangement (including conversion rights and rights of pre-emption).

1.1.6	The Shares and the shares in the Subsidiaries have not been and are not listed on any stock exchange or regulated market.

1.1.7	No Group Company has any interest in, or has agreed to acquire, any share capital or other security referred to in paragraph 1.1.5 of this Schedule 7 of any other company (wherever incorporated) other than (a) the Subsidiaries set out in Schedule 2 or (b) an interest of less than 0.1 per cent in companies listed on any stock exchange or in regulated investment funds which, in either case, the Group Company holds for cash management purposes.

1.1.8	No Group Company has, outside its country of incorporation, any branch or permanent establishment.

1.1.9	In the last three years, no Group Company has given any financial assistance in connection with the acquisition of shares which assistance is prohibited under sections 151 to 158 (inclusive) of the Companies Act 1985.

1.1.10	In the last three years, all dividends or distributions declared, made or paid by any Group Company have been declared, made or paid in accordance with its memorandum and articles of association and the applicable provisions of the Companies Acts.

1.1.11	The particulars contained in Schedule 2 are true and accurate.

1.2	Insolvency etc.

1.2.1	No Group Company is insolvent whether as defined by Section 123 of the Insolvency Act 1986 or otherwise unable to pay its debts as they fall due.

1.2.2	No administrator, receiver (including an administrative receiver) or liquidator has been appointed in respect of the whole or any part of the assets or undertaking of the Group, and no petition has been presented in relation to such assets and undertaking.

1.2.3	There are no proceedings other than those referred to in paragraph 1.2.2 of this Schedule 7 in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or other insolvency proceedings concerning any Group Company and, so far as the Sellers are aware, no events have occurred which, under applicable laws, would justify such proceedings.

1.2.4	No member of the Sellers’ Group nor any Group Company has received any notice of an intention to appoint an administrator by a qualifying floating charge held (as defined in paragraph 14 of Schedule B1 to the Insolvency Act 1986).

1.2.5	So far as the Sellers are aware, no steps have been taken to enforce any security over any assets of any Group Company and no event has occurred to give the right to enforce such security.

1.3	Constitutional Documents, Corporate Registers, Minute Books and Powers of Attorney

1.3.1	The constitutional documents of the Group Companies in the Data Room are true and accurate copies of the constitutional documents of the Group Companies and complete in all material respects and, so far as the Sellers are aware, there have not been and are not any breaches by any Group Company of its constitutional documents which would have a material adverse effect on the business of the Group.

1.3.2	The registers and minute books required to be maintained by each Group Company under the laws of England and Wales (and including Centre Hotels (Cranston) Limited):

(i)	are up-to-date;

(ii)	are maintained in accordance with applicable law; and

(iii)	contain records of all matters required to be dealt with in such books and records,

in each case in all material respects.

1.3.3	All registers and statutory books referred to in paragraph 1.3.2 are in the possession (or under the control) of the relevant Group Company and no notice that any of them is incorrect and should be rectified has been received.

1.3.4	All filings, publications, registrations and other formalities required by applicable law to be delivered or made by the Group Companies to company registries in

England and Wales (or Scotland in respect of Centre Hotels (Cranston) Limited) have been duly delivered or made on a timely basis.

1.3.5	Other than as listed in Schedule 2 of the Disclosure Letter, there are no powers of attorney nor other authority to bind or commit any Group Company to any obligation not in the ordinary course of the relevant Group Company’s business in force given by any of the Group Companies to any person who is not a director or employee of a Group Company.

2	Audited Accounts

2.1	Latest Audited Accounts

The audited accounts of the Group Companies for the financial period ended on the Accounts Date:

2.1.1	have been prepared in accordance with applicable law and with the accounting principles, standards and practices generally accepted at the Accounts Date;

2.1.2	subject to paragraph 2.1.1, have been prepared on a basis consistent, in all material respects, with that adopted in preparing the audited accounts of such Group Companies for the previous two financial years; and

2.1.3	make proper provision or reserve for all bad and doubtful debts,

so as to give a true and fair view of the state of affairs of the Group Companies at the Accounts Date and of the profits or losses for the period concerned.

2.2	Management Accounts and Consolidated Financial Summary

2.2.1	The Management Accounts and the Consolidated Financial Summary have been prepared with due care materially in accordance with the Group Accounting Policies applied on a consistent basis;

2.2.2	the profits and losses of the Hotels for the relevant period as shown in the Consolidated Financial Summary before the pro-forma adjustments set out in such Summary are materially accurate; and

2.2.3	excluding the Properties and any Property-related adjustments, the Draft 2004 Accounts of the Group Companies setting out the assets and liabilities of the Group as at 31 December are materially accurate, it being acknowledged that such balances are in draft form and subject to final audit;

2.2.4	the aggregate reserves of the Group Companies as at 31 December 2004, as adjusted for the impact of the Pre-Sale Reorganisation but excluding any adjustment for impairment charges in respect of fixed assets, are not less than £300 million, it being acknowledged (i) that the Management Accounts have been prepared for internal purposes only and have not been audited; (ii) that the Management Accounts are interim accounts where cut-off and closing procedures are usually not performed to the same standard as for year-end accounts and where income and expenses may not be fully reflected in the Management Accounts relating to the period in which they were incurred and (iii) that the Consolidated Financial Summary is extracted from the management accounts of the Hotels for the relevant period (which have been prepared on the same basis as the Management Accounts) and has not been audited.

2.3	Since the Accounts Date

Since the Accounts Date and up to the date hereof:

2.3.1	the business of the Group has been carried on as a going concern in the ordinary course, without any material interruption or material alteration in its nature, scope or manner and specifically, on a Hotel by Hotel basis, there has been no material diminution in expenditure with respect to sales and marketing, repair and maintenance, IT and payroll that has had a material adverse effect on the overall profitability of the business of the relevant Hotel;

2.3.2	no material capital commitments have been entered into by any Group Company other than is contemplated by such Group Company’s capital budget. For these purposes a material capital commitment is one involving capital expenditure of over £1,000,000 for Hotels with more than 120 rooms or £500,000 for any other Hotels, in each case exclusive of VAT;

2.3.3	no Group Company has declared, made or paid or agreed to declare, make or pay any dividend or other distribution of profits or assets to the Sellers;

2.3.4	no Group Company has issued or agreed to issue any share or loan capital or any other security giving rise to a right over its capital;

2.3.5	no Group Company has redeemed or purchased or agreed to redeem or purchase any of its share capital; and

2.3.6	save as disclosed in the Data Room in section 04 and sub-sections 02-10 in the Capital Reduction and Restructuring Documentation section for any Group Company in the second round data room and section 02 for any Group Company in the data room, no shareholder resolutions of any Group Company have been passed other than resolutions relating to ordinary business at any Annual General Meeting.

3	Financial Obligations

3.1	Details of all outstanding guarantees, indemnities, mortgages, charges, pledges, liens, assignments, suretyship or other security agreement or arrangement given other than in the ordinary course of business:

3.1.1	by any Group Company; or

3.1.2	for the benefit of any Group Company,

in excess of £500,000 are disclosed in the Data Room.

3.2	No Group Company has any outstanding or available financial facilities (which for the avoidance of doubt shall exclude any operating leases in the ordinary course) owed to or made available by any person which is not a Group Company or a member of the Sellers’ Group.

4	Properties

4.1	General

4.1.1	The Properties comprise all the land and buildings owned, leased, in the possession of or occupied by a member of the Group.

4.1.2	The Group Company named in Schedule 3 as owner of a Property is the sole legal and beneficial owner of and beneficially entitled to the whole of the proceeds of sale of that Property.

4.1.3	The information contained in Parts 1 and 2 of Schedule 3 as to the tenure of the Properties and the details set out therein are true and accurate.

4.1.4	No member of the Group has any actual or contingent liability in respect of any estate or interest in property whether arising as original tenant, assignee, guarantor or otherwise howsoever other than in respect of the Properties or any properties forming part of the Pre-Sale Reorganisation.

4.1.5	No works have been carried out since 4 April 2001 which might result in a material revision of the current rateable value of any of the Properties.

4.2	Certificated Properties

4.2.1	The Sellers have provided to the Sellers’ Lawyers and Wright Johnston & Mackenzie all documents relating to the Certificated Properties of which they have knowledge together with such other information in their possession as is material for the purposes of giving the Certificates of Title.

4.2.2	To the best of the knowledge, information and belief of the Sellers, the information contained in the Certificates of Title is complete and accurate in all respects.

4.3	Uncertificated Properties

4.3.1	The written replies supplied by the Sellers’ Lawyers and Wright Johnston & Mackenzie to the pre-contract standard enquiries in respect of the Uncertificated Properties are in all material respects true, accurate and not misleading and where those replies are qualified by reference to the awareness, knowledge, information or belief of the Sellers, are correct to the standard referred to in Clause 9.1.4. Where those replies are qualified by reference to significance or materiality, then the level of significance or materiality is £500,000 per item. Such replies would still be the same if those enquiries were repeated at the date of this Agreement.

Possession and occupation

4.3.2	A member of the Group is in actual occupation and possession of the whole of each of the Uncertificated Properties, none of which is vacant, and (except by virtue of the Letting Documents) no other person is in or actually or conditionally entitled to possession, occupation, use or control of any of the Uncertificated Properties.

Title

4.3.3	There is no financial charge, standard security, mortgage or other security interest (save for rent charges, if any) in or over or affecting any of the Uncertificated Properties.

4.3.4	No Uncertificated Properties are affected by a subsisting contract for sale.

4.3.5	Save as disclosed in the Property section (section 3 of the second round Data Room, section 4 of the Data Room and section 4 of the property information pack) of the Data Room only, no Uncertificated Properties are affected by a subsisting pre-emption right or option to enter into a contract for sale, the provisions of which remain to be performed.

4.3.6	A member of the Group has in its possession or unconditionally held to its order all the original documents of title and other documents and papers relating to the Uncertificated Properties.

4.3.7	There are no insurance policies relating to any question of title affecting any of the Uncertificated Properties.

Insolvency

4.3.8	No member of the Group is aware of any circumstances which could render any transaction relating to such member of the Group’s title to any Uncertificated Property liable to be set aside under the provisions of insolvency legislation.

Notice of breach of encumbrances

4.3.9	No member of the Group has received written notice of any breach of any covenants, obligations, title conditions, restrictions, stipulations, easements, servitudes or other matters set out or referred to in the deeds and documents relating to the Uncertificated Properties which notice remains outstanding.

4.3.10	None of the Uncertificated Properties are subject to any liability for the payment of any outgoings relating to property ownership of a recurring nature except uniform business rates, water rates, sewerage charges, insurance premiums and other similar charges (all of which are paid up to date and no such payments are in dispute) and in the case of leaseholds, rent, insurance rent and service charge.

Adverse rights

4.3.11	So far as the Sellers are aware, no one is in adverse possession of any Uncertificated Properties.

4.3.12	So far as the Sellers are aware, no third party has given written notice to any member of the Group alleging that it has acquired any rights adversely affecting any of the Uncertificated Properties which notice remains subsisting.

Notices

4.3.13	No notices materially affecting any property matter in respect of the Uncertificated Properties have been given by any member of the Group and no such notices have been received by any member of the Group the subject matter of which would have a material adverse effect on the continued use of the Uncertificated Property as a hotel together with leisure facilities and other ancillary uses if so used at the date of this Agreement.

Planning

4.3.14	So far as the Sellers are aware, during the period of:

(i)	four years immediately prior to the date of this Agreement no development at the Uncertificated Properties has been undertaken in breach of the Planning Acts; and

(ii)	ten years immediately prior to the date of this Agreement no material change of use at the Uncertificated Properties has been undertaken in breach of the Planning Acts.

4.3.15	No application for planning permission in relation to any of the Uncertificated Properties is awaiting determination and no planning decision or deemed refusal is the subject of any appeal nor has been granted within six months prior to the date of this Agreement.

4.3.16	No written notice has been received which remains outstanding in relation to any compulsory purchase notice, order, proposal, scheme or resolution affecting any of the Uncertificated Properties or any access to any of them.

4.3.17	So far as the Sellers are aware, there are no outstanding obligations on any Group Company pursuant to any agreement affecting an Uncertificated Property made pursuant to Section 106 of the Town and Country Planning Act 1990 (or Section 75 of the Town and Country Planning (Scotland) Act 1997), Section 38 of the Highways Act 1980 (or Section 48 of the Roads (Scotland) Act 1984) or Section 33 of the Local Government (Miscellaneous Provisions) Act 1982.

Leasehold Properties

4.3.18	In relation to such of the Uncertificated Properties as are leasehold:

(i)	no collateral assurances, undertakings or concessions have been made in writing, so as to be legally enforceable, by any party to the Leases;

(ii)	so far as the Sellers are aware, no undocumented collateral assurances, undertakings or concessions have been made by any party to the Leases;

(iii)	the last instalments of rent, additional rent, service charge (if any) and of all other payments due under such Leases respectively have been paid and were accepted by the landlord or its agents without qualification and no such payments are in dispute;

(iv)	all steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator (or arbiter in Scotland) or the Courts;

(v)	no written notice alleging any breach of the covenants (or obligation) contained in the Lease, whether on the part of the landlord or the tenant, remains outstanding; and

(vi)	no notice of forfeiture under Section 146 of the Law of Property Act 1925 or (in Scotland) formal lease irritancy warning notice, has been served on any Group Company.

Material Letting Documents

4.3.19	In relation to any Material Letting Documents:

(i)

(a)	no collateral assurances, undertakings or concessions have been made in writing, so as to be legally enforceable, by any party to the Material Letting Documents and no surety or tenant or licensee has been expressly released from any obligation;

(b)	so far as the Sellers are aware, no undocumented collateral assurances, undertakings or concessions have been made by any party to the Material Letting Documents;

(ii)	all rent, additional rent, service charges or other payments under the Material Letting Documents have been paid to date and no rent has been commuted, waived or paid in advance of the due date for payment and no such payment is in dispute;

(iii)	all steps in rent reviews have been duly taken and no rent reviews are or should be currently under negotiation or the subject of a reference to an expert or arbitrator (or arbiter in Scotland) or the Courts;

(iv)	no written notice alleging any breach of any covenant (or obligation) or condition contained in the Material Letting Documents, whether on the part of the landlord or the tenant, remains outstanding;

(v)	so far as the Sellers are aware, there has been no sub-letting, parting with possession or sharing of occupation by any tenant who occupies any part of the Uncertificated Properties under the Letting Documents; and

(vi)	no notices under Sections 25 or 26 of the Landlord and Tenant Act 1954 have been served or received in relation to any Material Letting Documents at any Uncertificated Property.

Disputes

4.3.20	There are no current material disputes, actions, claims or demands between a Group Company and any adjoining or neighbouring owner:

(i)	with respect to any boundary walls and fences or with respect to any easement, right or means of access to any of the Uncertificated Properties or their current use and occupation; or

(ii)	in relation to any property neighbouring an Uncertificated Property or the current use or occupation of such neighbouring property;

and so far as the Sellers are aware none are anticipated.

Title documents

4.3.21	The Sellers have provided in the Data Room true and complete copies of all deeds and documents relevant to the title of any member of the Group to any of the Uncertificated Properties.

4.4	Construction

4.4.1	As at the date of this Agreement, in respect of the Properties there are no building, construction, refurbishment, repair, engineering or other works in progress nor are there any individual contracts in respect of which the Group or a member of the Sellers’ Group continue to have obligations in each case with an individual contract value in excess of £1,000,000.

4.4.2	The Sellers have provided in the Data Room true and complete copies of all building contracts and appointments affecting the Properties which have an individual contract value in excess of £1,000,000 and which have been entered into since 4 April 2001 (save in respect or in the case of the two Certificated Properties known as Crowne Plaza London Heathrow and Holiday Inn London Kensington Forum only, the last six years immediately prior to the date of this Agreement).

4.4.3	In this paragraph 4.4.3, the expression “Construction Documentation” shall mean building contracts relating to the Properties (i) in respect of which a certificate of practical completion has been issued since 4 April 2001 (save in respect of the two Certificated Properties known as Crowne Plaza London Heathrow and Holiday Inn London Kensington Forum, where the last six years immediately prior to the date of this Agreement shall apply) and/or (ii) relating to works in progress and “Relevant Claim” shall mean a written claim the value of which is in excess of £500,000.

In respect of the Construction Documentation there are no outstanding:

(i)	Relevant Claims for financial compensation, extension of time or variation; or

(ii)	Relevant Claims against any member of the Sellers’ Group or the Group by any counterparty to the Construction Documentation alleging failure by the relevant member of the Sellers’ Group or Group to perform its obligations under the relevant Construction Documentation; or

(iii)	Relevant Claims against any counterparty to the Construction Documentation for failure by such counterparty to perform any obligation of that counterparty under the Construction Documentation.

4.4.4	As at the date of this Agreement there are no construction works being undertaken by or on behalf of any Group Company at a Property, where the contract value of such works exceeds 10 per cent. of the net book value of the relevant Property as at the Accounts Date.

4.4.5	The planned programme for works pursuant to the Disability Discrimination Act 1995 as set out in document 07 in the Group Information section of the property information pack “IHG’s UK DDA policy, summary of works and status”, document 51 002 “DDA progress summary” in the Portfolio Information section of the second round data room, document 51 003 “DDA Audits — stage 3 status summary” in the Portfolio Information section of the second round Data Room and item 03 011 for each Hotel “Stage 2 DDA Audits” in the second round Data Room in the Data Room has been adhered to.

5	Ownership of Assets

All assets included in the Audited Accounts or acquired by any of the Group Companies since the Accounts Date, other than the Properties, and any assets disposed of or realised in the ordinary course of business, and excepting rights and retention of title arrangements arising by operation of law in the ordinary course of business:

5.1.1	are owned by the Group Companies;

5.1.2	are, where capable of possession, in the possession or under the control of the relevant Group Company; and

5.1.3	none of such assets is the subject of an Encumbrance or the subject of any factoring arrangement, conditional sale or credit agreement.

6	Information Technology, Data Protection and Intellectual Property

6.1	For the purposes of this paragraph 6:

“Data Protection Legislation” means the Data Protection Act 1998 and any subordinate legislation or orders made under that Act;

“Group IT” means all Information Technology which is owned by any Group Company or which has in the last two years been used in connection with the business of any Group Company other than Retained IT;

“Information Technology” means computer systems, communication systems, software and hardware;

“Material Intellectual Property” means all rights and interests held by any of the Group Companies in Intellectual Property (whether as owner, licensee or otherwise) which at or immediately before Completion is used in relation to the Group and which is material to the business of the Group; and

“Retained IT” means Information Technology owned by, or licensed to, the Sellers’ Group.

Information Technology

6.2	Each of the Group IT is owned by or licensed to the relevant Group Company.

6.3	All arrangements relating to, and licences of, Group IT which is material to the business of the Group are summarised in the Data Room and:

6.3.1	are in full force and effect, no notice having been given by either side to terminate them;

6.3.2	no circumstances exist or have existed which would entitle a party to terminate them, vary them and/or make a claim for money or a money equivalent in respect of them; and

6.3.3	so far as the Sellers are aware the obligations of the parties thereto have been fully complied with,

and no disputes, claims or proceedings have arisen or are foreseeable in respect of those arrangements and licences.

6.4	There are, and in the past two years there have been, no performance reductions or breakdowns of, or logical or physical intrusions to, any Information Technology or loss of data which have had (or are having) a material adverse effect on the business of the Group and the Sellers are not aware of any fact or matter (including, but not limited to, a change of control of any of the Group Companies) which may give rise to such a material adverse effect.

6.5	The Group Companies have in place procedures which are in accordance with current good industry practice:

6.5.1	to prevent unauthorised access to and the introduction of viruses and other contaminants into the Group IT;

6.5.2	to take and store back-up copies of the software and data in the Group IT; and

6.5.3	to ensure that the business of the Group Companies can continue without material disruption in the event of breakdown or performance reduction of the Group IT or loss of data, whether due to natural disaster, power failure or otherwise.

Data Protection

6.6	In the last two years each Group Company has complied in all material respects with all applicable requirements of any Data Protection Legislation.

6.7	In the last two years no notice alleging non-compliance with the Data Protection Legislation (including any enforcement notice, deregistration notice or transfer prohibition notice) has been received by any of the Group Companies from any relevant regulator.

6.8	In the last two years no undertaking has been made in relation to Data Protection Legislation by any Group Company to any relevant regulator.

6.9	In the last two years so far as the Sellers are aware, no correspondence, dispute, enquiry or information notice has been made or audit undertaken or proposed by any relevant regulator under Data Protection Legislation in relation to any Group Company.

Intellectual Property

6.10	So far as the Sellers are aware, all the Material Intellectual Property (whether registered or not) and all pending applications therefor are (or where appropriate in the case of pending applications, will upon registration be) legally owned by, licensed to or used under the authority of the owner by the Group Companies.

7	Contracts

7.1	Contracts

Other than as disclosed in the Data Room, no Group Company is a party to or subject to any contract, transaction, arrangement, understanding or obligation (other than in relation to any property, property lease or contract of employment) which is material to the business of the Group and which:

7.1.1	is not in the ordinary course of business;

7.1.2	is not on an arm’s length basis;

7.1.3	is of a long-term nature, that is unlikely to have been fully performed, in accordance with its terms, more than 12 months after the date on which it was entered into or undertaken;

7.1.4	restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit so as to have a material adverse effect on the Group; or

7.1.5	involves the supply of goods and/or services on terms under which retrospective or future discounts, price reductions or other financial incentives are given, the aggregate sales value of which (exclusive of VAT) will be more than 5 per cent of turnover of the business of the Group (exclusive of VAT) for the preceding financial year.

7.2	Compliance with Contracts

So far as the Sellers are aware:

7.2.1	the terms of all contracts referred to in paragraph 7.1 above have been complied with in all material respects by the relevant Group Companies; and

7.2.2	as at the date hereof, no notice of termination or of intention to terminate has been received in respect of any contract referred to in paragraph 7.1 above and, so far as the Sellers are aware, there are no grounds for termination, rescission, avoidance or repudiation of any such contract; and

7.2.3	details of all acquisitions or disposals of businesses or undertakings or shares (being in each case a transaction with a value of £1,500,000 or more) by any Group Company in the last three years, together with details of any material actual or contingent liabilities that the Sellers are aware of in connection with any such disposal or acquisition, are contained in the Disposal Agreements section and the Capital Reduction and Restructuring Documentation section of the second round Data Room.

7.3	Joint Ventures etc.

No Group Company is, or has agreed to become, a member of any joint venture, consortium, partnership or other unincorporated association (other than a recognised trade association in relation to which the Group Company has no liability or obligation except for the payment of annual subscription or membership fees).

7.4	Agreements with Connected Parties

7.4.1	There are no existing contracts or arrangements material to the business of the Group between, on the one hand, any Group Company and, on the other hand, any Seller or any other member of the Sellers’ Group other than on normal commercial terms in the ordinary course of business.

7.4.2	No Group Company is party to any contract nor is there any outstanding indebtedness (actual or contingent) material to the business of the Group with any current or former employee or current or former director or officer of any such Group Company or any person connected (within the meaning of section 839 of the Income and Corporation Taxes Act 1988) with any of such persons, or in which any such person as aforesaid is interested (whether directly or indirectly), other than on normal commercial terms in the ordinary course of business.

8	Employees and Employee Benefits

8.1	Employees and Terms of Employment

8.1.1	The Disclosure Letter contains accurate details, in relation to each Hotel at the date of this Agreement, of:

(i)	the name of each person who is a director of a Group Company;

(ii)	the total number, salary and other benefits, of Relevant Employees;

(iii)	the salary and other benefits, period of continuous employment, location and age of each Significant and Senior Employee;

(iv)	specimen terms and conditions of each category of Relevant Employee;

(v)	the length of notice which must be given by the relevant Group Company to terminate the contract of employment of each Significant Employee;

(vi)	all employment handbooks relating to any of the Relevant Employees;

(vii)	so far as the Sellers are aware, all written employment policies relating to any of the Relevant Employees; and

(viii)	the total number of, and aggregate fees incurred for, agency staff engaged for a period of one continuous year or more by any Group Company.

8.1.2	As at the date of this Agreement, no Group Company has given or received notice to terminate the contract of employment of any Significant Employee which is yet to expire nor, so far as the Sellers are aware, has any such notice been threatened and no dispute is outstanding between any Group Company and any of the Group Companies’ current or former Relevant Employees relating to their employment (provided that such dispute has been escalated to at least the stage of a disciplinary matter or a written grievance which relates to a breach of any material statutory obligation or a breach of contract) or the termination of their employment by the Group Companies.

8.1.3	Each Relevant Employee is employed by a Group Company.

8.1.4	So far as the Sellers are aware, no Group Company has made an offer which is outstanding to, or is bound by an agreement to, make any changes to any contractual terms or conditions of employment (as referred to in paragraphs 8.1.1(iv) and (vi) of this Schedule 7) of any of the Relevant Employees.

8.1.5	At the date of this Agreement, no Relevant Employee is on sick leave which has lasted for eight weeks or more.

8.1.6	At the date of this Agreement, no Significant Employee is absent on ordinary or additional maternity leave.

8.1.7	No offers of employment which are outstanding have been made by any Group Company to, or accepted by, any individual who is, or would be (if the offer was accepted) a Significant Employee, save in the ordinary course of business to replace staff.

8.1.8	So far as the Sellers are aware, no questionnaire has been served on any of the Group Companies by a Relevant Employee under the Disability Discrimination Act 1995, the Sex Discrimination Act 1975, the Race Relations Act 1976, the Equal Pay Act 1970, the Equality of Employment (Religion or Belief) Regulations 2003, or the Equality of Employment (Sexual Orientation) Regulations 2003 which at the date of this Agreement remains unanswered in full or in part.

8.1.9	So far as the Sellers are aware, at the date of this Agreement every Relevant Employee of the Group Companies who requires a work permit to work in the United Kingdom has a current work permit to work in the United Kingdom.

8.1.10	No Group Company is a party to, bound by or proposing to introduce in respect of any of its directors or Relevant Employees any redundancy payment scheme in addition to statutory redundancy pay, nor is there any formal policy in place for redundancy selection.

8.1.11	So far as the Sellers are aware, no Group Company has incurred any liability which remains undischarged at the date of this Agreement in connection with the termination of employment of any Significant Employee (including redundancy payments) or for failure to comply with any order for the reinstatement or re-engagement of any Relevant Employee. At the date of this Agreement there is no outstanding order for the re-instatement or re-engagement of any of the Relevant Employees or a former employee of a Group Company.

8.1.12	So far as the Sellers are aware, at the date of this Agreement no Group Company is involved in any material industrial or trade dispute or negotiation with any trade union or other group or organisation representing Relevant Employees and there is no outstanding liability on the part of the Group Companies or any of them in respect of any such dispute and so far as the Sellers are aware, at the date of this Agreement there is nothing likely to give rise to such a dispute or claim.

8.2	Termination of Employment

8.2.1	Between 1 July 2004 and the date of this Agreement, no Senior Employee has given or received notice terminating his or her employment.

8.2.2	Between 1 July 2004 and the date of this Agreement, there have been no proposals to terminate the employment of any Senior Employee.

8.3	Works Councils and Employee Representative Bodies

The Disclosure Letter lists all employee representative bodies which by law or any collective bargaining agreement have the right to be informed and consulted on matters which affect the Relevant Employees.

8.4	Consultancy Arrangements

No Group Company is a party to any Consultancy Agreement and there are no proposals for any Group Company to enter into any Consultancy Agreement.

8.5	Collective Bargaining Agreements etc.

There are no national collective bargaining agreements or industry-wide collective agreements, union recognition agreements, collective agreements, European Works Council or other agreements between the Group Companies and trade unions or representative bodies except those listed in the Disclosure Letter.

8.6	Bonus or other Profit-related Schemes

8.6.1	There are attached to the Disclosure Letter the rules or other documentation relating to all share incentive, share option, profit sharing, bonus or other incentive arrangements for or affecting any Relevant Employees and there are no proposals to introduce any further arrangements.

8.6.2	Employee Share Incentives

(i)	The Sellers have provided the Purchaser with details of the Relevant Employees who hold share options under the share incentive and share option arrangements referred to in paragraph 8.6.1 of this Schedule 7.

(ii)	No Group Company is or may become liable for any National Insurance contributions arising out of the grant, exercise or release of options under the share incentive and share option arrangements referred to in paragraph 8.6.1 of this Schedule 7 which are not fully provided for in the Accounts.

(iii)	The InterContinental Hotels Group Sharesave Plan is approved by the Inland Revenue under the Income Tax (Earnings and Pensions) Act 2003 and has been operated at all times in accordance with that legislation.

(iv)	No Group Company is liable to pay any amount to an employee trust in relation to any Relevant Employee.

8.7	Pensions

8.7.1	For the purpose of these warranties:

“Pension Scheme” means the InterContinental Hotels UK Pension Plan

8.7.2	The Pension Scheme is the only arrangement to which the Group Companies have or could have any liability for the purpose of providing benefits on retirement or death.

8.7.3	The Sellers have supplied to the Purchaser documents containing full, accurate and up to date details of the Pension Scheme to the extent that these relate to any obligations and liabilities under it in respect of the Group Companies and the Relevant Employees. These documents include, but are not limited to, the following:

(i)	the trust deeds, rules and other documents which currently govern the Pension Scheme;

(ii)	all current announcements and explanatory booklets relating to the Pension Scheme;

(iii)	the latest actuarial valuation and report for the Pension Scheme, and any subsequent draft valuation and report, and any subsequent and relevant actuarial advice;

(iv)	the latest trustee report and accounts; and

(v)	proposed changes to any information contained in any of the documents listed in paragraph 8.7.3(i) above.

8.7.4	The Pension Scheme is approved as an exempt approved scheme (within the meaning of Chapter I or Chapter IV of Part XIV of the Income and Corporation Taxes Act 1988), and the Sellers are not aware of any reason why this approval could be withdrawn.

8.7.5	No claim, dispute, complaint or investigation has arisen which relates to the provision of retirement or death benefits in respect of the Relevant Employees and former employees of the Group Companies, and the Sellers are not aware of any such claim, dispute, complaint or investigation that is pending or threatened.

8.7.6	In relation to the Relevant Employees and former employees of the Group Companies, all amounts due in the normal course of events to the Pension Scheme have been paid.

8.7.7	All benefits under the defined contribution section of the Pension Scheme (other than those which are fully insured) are calculated on a money purchase basis only and there is no obligation on any Group Company or under the Pension Scheme (other than in the case of those benefits which are fully insured) to provide any specified level of benefits in respect of the Relevant Employees.

8.7.8	So far as the Sellers are aware, the Group Companies comply and have at all times complied in all material respects with all legal and regulatory requirements (including equal treatment) and the schedule or contributions and the payment schedule relevant to the Pension Scheme and the Group Companies’ participation in the Pension Scheme. So far as the Sellers are aware, the Group Companies comply and have at all times complied in all material respects with any duty to facilitate access to a stakeholder pension scheme (under section 3 of the Welfare Reform and Pensions Act 1999) and with any equal treatment or other anti-discrimination requirements relevant to the provision of retirement or death benefits.

9	Legal Compliance

9.1	Licences and Consents

All licences, consents, authorisations, orders, warrants, confirmations, permissions, certificates, approvals, registrations and authorities necessary for and material to the carrying on of the business of the Group as now carried on have been obtained, are in force and, so far as the Sellers are aware, are being complied with in all material respects as at the date hereof. None of the Sellers is aware of any reason why any of them should be suspended, cancelled, modified or revoked or not renewed on the same terms (including as a result of the change of control of the Group Companies).

9.2	Compliance with Laws

9.2.1	So far as the Sellers are aware, there is no investigation, disciplinary proceeding or enquiry by, or order, decree, decision or judgment of, any court, tribunal, arbitrator, governmental agency or regulatory body outstanding against any Group Company or any person for whose acts or defaults it may be vicariously liable which will have a material adverse effect upon the business of any relevant Hotel or Group Company.

9.2.2	No Group Company has received any written notice during the past 12 months from any court, tribunal, arbitrator, governmental agency or regulatory body with respect to a violation and/or failure to comply with any such applicable law or regulation, or requiring it to take or omit any action which in any case would have a material adverse effect on the business of a Hotel or Group Company.

9.2.3	So far as the Sellers are aware, the Group Companies are conducting, and since 4 April 2001 have conducted, their business materially in accordance with all applicable laws and regulations.

10	Environment

10.1	For the purposes of this paragraph 10:

“Environment” means all or any of the following media (alone or in combination): air (including the air within buildings and the air within other natural or man-made structures whether above or below ground); water (including water under or within land or in drains or sewers, inland waters and coastal waters); soil and land (including surface land, subsurface strata sea bed and river bed, and natural and man made structures) and any ecological systems and living organisms supported by these media, including man and his property;

“Environmental Authority” means any governmental body or agency or local authority or competent body having jurisdiction to determine any matter arising under Environmental Law;

“Environmental Law” means all statutes, civil or criminal law, common law, bye-laws, regulations and subordinate legislation, final and binding court and other tribunal decisions and any statutory guidance, notes, judgments, decisions, notices, orders, circulars and codes of practice issued thereunder (including, without limitation, the laws and directives of the European Union) in each case to the extent the same have force of law in the UK and are applicable to any Group Company at Completion concerning (i) the pollution or protection of or prevention of pollution to the Environment; (ii) occupational or public health and safety, including conditions of the workplace; (iii) emissions, discharges or releases into the Environment of Hazardous Substances or (iv) the release, use, treatment, storage, management, disposal, transportation, generation or handling of Hazardous Substances;

“Environmental Permit” means any licence, approval, authorisation, permission, notification, waiver, order or exemption which is issued, granted or required under Environmental Law which is material to the operation of the business of the Group or the occupation or use of any of the Properties on or before Completion;

“Hazardous Substances” means any natural or artificial substance of any nature (whether in the form of a solid, liquid, gas or vapour alone or in combination with any other substance) which is causing or is capable of causing harm or damage to the Environment or to public health or capable of causing a nuisance, including but not limited to controlled, special, hazardous, toxic or dangerous wastes or pollutants; and

“Relevant Period” means the period from 4 April 2001 ending on the date hereof.

10.2	So far as the Sellers are aware, each Group Company is conducting, and during the Relevant Period has conducted, the business of the Group in material compliance with Environmental Law.

10.3	All Environmental Permits required under Environmental Law:

10.3.1	have been obtained;

10.3.2	are in force;

10.3.3	so far as the Sellers are aware, have in all material respects been complied with during the Relevant Period; and

10.3.4	no Group Company has received written notice from any Environmental Authority that any Environmental Permit will be suspended, cancelled, revoked or not renewed on substantially the same terms in the 12 months following Completion and, so far as the Sellers are aware, no circumstances exist which will lead to such suspension, cancellation, revocation or inability to renew the same on substantially the same terms in the 12 months following Completion.

10.4	No Group Company has received any written notice during the Relevant Period of any civil, criminal or regulatory claim, investigation or other proceeding or suit asserting it is in breach of or liable under Environmental Law or Environmental Permits by any Environmental Authority or any third party (including any employee) and, so far as the Sellers are aware (i) no such claim is pending or threatened and (ii) no circumstances exist which will lead to such a claim in respect of any material liability under or breach of Environmental Laws or Environmental Permits.

10.5	The Sellers have disclosed copies of the asbestos registers and management action plans relating to any Property which have been produced for them within the Relevant Period and document 36.004, Portfolio Information in the Data Room provides an accurate update of remediation works undertaken as at the date hereof in relation to asbestos at categories A1-B2 of the Hotels.

10.6	Copies of all final version environmental surveys, audits, assessments, technical audits, geotechnical findings, soil and groundwater testing and health and safety assessments relating to any of the Properties produced within the two years prior to the date hereof and in the Sellers’ possession, together with copies of any final version Phase 2 investigations or other intrusive environmental investigations which were commissioned by the Sellers for the purpose of entering into the Posthouse Agreement, have been disclosed in the Data Room.

11	Litigation

11.1	Current Proceedings

11.1.1	No Group Company (nor any person for whose acts or defaults a Group Company is vicariously liable) is involved whether as claimant or defendant or other party in any claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry, mediation, arbitration or other judicial proceedings or hearings before any statutory or governmental body, department, board or agency (other than as claimant in the collection of debts arising in the ordinary course of its business none of which exceeds £500,000) which is material to the business of any Hotel or Group Company.

11.1.2	No director of any Group Company is involved whether as claimant or defendant or other in any such claim, legal action or other matter as referred to in paragraph 11.1.1 of this Schedule 7 to the extent the same relates to the business of any Hotel or Group Company.

11.2	Pending or Threatened Proceedings

So far as the Sellers are aware, no such claim, legal action, proceeding, suit, litigation, prosecution, investigation, enquiry or arbitration of material importance is pending or threatened by or against any Group Company.

11.3	No Court Orders etc

The Group Companies are not bound by any existing judgments or rulings, and in the last three years have not given any continuing undertakings arising from legal proceedings to any court, governmental agency, regulator or third party, which in any case has had a material adverse effect on the Group.

12	Insurance

12.1	Particulars of Insurances

Accurate summary particulars of the insurances of the Group Companies material to the business of the Group are contained in the Disclosure Letter to which summaries of the policies are attached.

12.2	Details on Policies

In respect of the insurances referred to in paragraph 12.1:

12.2.1	all premiums have been duly paid to date;

12.2.2	such insurances are in full force and effect and have not been voided by the relevant insurers;

12.2.3	no Seller has received any notification that such insurances are not valid or enforceable; and

12.2.4	all statutory requirements to purchase insurance have been complied with by the Group Companies including any statutory requirements to keep evidence of such insurance.

13	Tax

Warranties 13.1.1 to 13.1.3, 13.2, 13.8 and 13.4.1 are given only so far as the Sellers are aware in relation to any accounting periods ended on or before 29 March 2001 of Group Companies that were acquired under the Posthouse Agreement.

13.1	Tax Returns and Compliance

13.1.1	Each Group Company has at all times submitted all relevant Corporation Tax returns to the relevant Tax Authorities by the requisite dates.

13.1.2	Each Group Company has discharged every Corporation Tax liability which has fallen due.

13.1.3	Each Group Company has properly made all deductions, withholdings and retentions required to be made in respect of any actual or deemed payment made or benefit provided on or before Completion and has to the extent required by law accounted for all such deductions, withholdings and retentions.

13.1.4	In the last three years, no Group Company has been subject to any investigation or non-routine audit or visit by any Tax Authority.

13.2	General Provisions for Tax

To the extent required by generally accepted accounting principles, provision or reserve was made in the Audited Accounts in respect of all material Tax for which each Group Company at the Accounts Date was or may have been liable or accountable.

13.3	Stamp Duty and SDLT

Each document in the possession or under the control of a Group Company, or to the production of which a Group Company is entitled, and on which a Group Company relies or may rely on as purchaser or lessee and which in the United Kingdom or elsewhere requires any stamp or mark to denote that:

13.3.1	any duty, tax or fee required to be paid by law has been paid; or

13.3.2	a duty tax or fee referred to in this paragraph 13.3 is not required to be paid, or that the document in question or the Event evidenced by it qualifies from a relief or exemption from such duty tax or fee; or

13.3.3	the document has been produced to the appropriate authority, has been properly stamped or marked as appropriate and no such document which is outside the United Kingdom would attract stamp duty if it were to be brought into the United Kingdom.

13.3.4	The Sellers warrant to the Purchaser that:

(i)	no Group Company has made a claim for relief from stamp duty or SDLT under a Relieving Provision which may be withdrawn pursuant to the application of a Clawback Provision including, without limitation, the application of any Clawback Provision as a result of the execution of this Agreement;

(ii)	no Group Company is liable for stamp duty or SDLT of another company pursuant to a Secondary Recovery Provision.

13.3.5	In this paragraph:

(i)	“Relieving Provision” means FA 1930 Section 42; FA 1995 Section 151; FA 1986 Section 76; FA 2003 Schedule 7 paragraph 1; FA 2003 Schedule 7 paragraph 7; and FA 2003 Schedule 7 paragraph 8;

(ii)	“Clawback Provision” means FA 2002 Section 111; FA 2002 Section 113; FA 2002 Schedule 35 paragraph 3; Schedule 35 paragraph 4; FA 2003 Schedule 7 paragraph 3; FA 2003 Schedule 7 paragraph 4(7); FA 2003 Schedule 7 paragraph 9; and FA 2003 Schedule 7 paragraph 11;

(iii)	“Secondary Recovery Provision” means FA 2002 Schedule 34 paragraph 8; FA 2002 Schedule 35 paragraph 9; FA 2003 Schedule 7 paragraph 5; and FA 2003 Schedule 7 paragraph 12.

13.3.6	With respect to the transfer of the properties set out at Schedule 10 to the Disclosure Letter, each respective transferor and transferee entered into the contracts to sell each property (being the contracts referred to in the penultimate column of the table contained in Schedule 10 to the Disclosure Letter) on or before 9 April 2003 and no contract was subsequently varied.

13.4	Value Added Tax

13.4.1	Each Group Company has complied in all respects with all Tax Statutes relevant to VAT and guidance published by all relevant Tax Authorities in any form whatsoever and has made and obtained full, complete, correct and up-to-date records and invoices and other documents appropriate or requisite for the purposes of such Tax Statutes and guidance.

13.4.2	There will be set out in the Disclosure Letter at Completion, with express reference to this paragraph, full particulars of each item which a Group Company uses in the course or furtherance of its business and for the purposes of that business, otherwise than solely for the purpose of selling the item, being items to which Part XV of the Value Added Tax Regulations 1995 applies and in respect of which the period of adjustment will not have expired by Completion. Such particulars are sufficient to enable the Group Companies (or any group of which it will form part for the purposes of Sections 43 to 43C of the Value Added Tax Act 1994 following Completion) to comply with their obligations under the said Part XV.

13.4.3	There are set out in the Disclosure Letter full particulars of:

(i)	any land in which a Group Company has an interest and in relation to which an election has been made to waive exemption from VAT pursuant to the provisions of Schedule 10 Value Added Tax Act 1994; and

(ii)	any buildings or civil engineering works owned by a Group Company and completed for the purposes of Group 1, Schedule 9 Value Added Tax Act 1994 within the last three years.

13.4.4	Each Group Company obtains credit for all input tax paid or suffered by it in relation to its hotel business.

13.5	Residence for Tax purposes

Each Group Company was incorporated in the UK and for the purposes of UK Tax is and has always been resident in the UK and will remain so at the Completion Date and no Group Company has ever been regarded as being resident or having a permanent establishment, branch or agency or place of business outside the UK or as being within the charge to Tax of any jurisdiction other than the UK.

13.6	Transfer pricing

No Group Company is a party to any transaction or arrangement with a member of the Sellers’ Group under which after Completion it may be required to pay for or provide any asset or services or facilities of any kind an amount which is other than that which would prevail between arm’s length parties.

13.7	Tax avoidance

No Group Company has engaged in or been a party to any transaction or transactions which will result in a liability to Tax for an accounting period starting after Completion and which is part of a scheme or arrangement in respect of which the main (or one of the main) purposes was or might be held to have been the avoidance, deferral or reduction of Tax.

13.8	Clearances

13.8.1	All consents or clearances which have been obtained in respect of any transaction to which any Group Company has been a party have been secured on the basis of full and accurate disclosure to the relevant Tax Authority.

13.8.2	To the extent that they relate to Group Companies, true and complete copies of all applications for clearance made and all consents or clearances obtained since the Accounts Date (together with all relevant particulars) have been disclosed in the Disclosure Letter.

14	Authority and Capacity

14.1.1	Each of the Sellers and each Group Company is validly existing and is a company duly incorporated under the law of its jurisdiction of incorporation.

14.1.2	Each of the Sellers has the legal right and all requisite power and authority to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

14.1.3	The documents referred to in paragraph 14.1.2 will, when executed, constitute valid and binding obligations on each of the Sellers, in accordance with their respective terms. Each of the Sellers has taken or will have taken by Completion all corporate action required by it to authorise it to enter into and to perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

14.1.4	Compliance with the terms of this Agreement and the documents referred to in it shall not breach or constitute a default under any order, judgment, decree or other restriction applicable to any of the Sellers.

15	Brand Standards

Other than as disclosed in document 04 009 for each Property in the property information pack Data Room, as at the date of this Agreement the Hotels (as defined in the Portfolio Management Agreement) comply in all material respects with the Brand Standards.

Schedule 8
Warranties given by the Purchaser
(Clause 9.7)

1	Authority and Capacity

1.1	Incorporation

Each of the Purchaser and Holdco is validly existing and a company duly incorporated under the laws of England and Wales.

1.2	Authority to Enter into Agreement

1.2.1	Each of the Purchaser and Holdco has the legal right and full power and authority to enter into and perform this Agreement and any other documents to be executed by each of them pursuant to or in connection with this Agreement (including, in the case of the Purchaser, the documents referred to in paragraph 2 of Schedule 5).

1.2.2	The documents referred to in paragraph 1.2.1 will, when executed, constitute valid and binding obligations on the Purchaser and Holdco respectively in accordance with their respective terms.

1.3	Authorisation

1.3.1	Each of the Purchaser and Holdco has taken or will have taken by Completion all corporate action required by it to authorise it to enter into and perform this Agreement and any other documents to be executed by it pursuant to or in connection with this Agreement.

1.3.2	Compliance with the terms of this Agreement and the documents referred to in it shall not breach or constitute a default under any order, judgment, decree or other restriction applicable to the Purchaser.

2	Shareholders

2.1	The issued and allotted share capital of the Purchaser is held by the following shareholders in the proportions stated and has been properly and validly issued and allotted and is fully paid.

Shareholders	Shares held in Purchaser	Percentage shareholdings
Holdco	2 ordinary shares of £1 each	100

2.2	The issued and allotted share capital of Holdco is held by the following shareholders in proportions stated and has been properly and validly issued and allotted and is fully paid.

Shareholders	Shares held in Holdco	Percentage shareholdings
LBREP II LGR Holdings LLC	4,600 ‘A’ ordinary shares of £0.01	46
Sterling Hotels Pte Limited	4,600 ‘A’ ordinary shares of £0.01	46

Shareholders	Shares held in Holdco	Percentage shareholdings
Realstar Holdings (UK) Limited	800 ‘B’ ordinary shares of £0.01	8

Schedule 9
Sellers’ Knowledge

(1)	(2)	(3)
Person	Area of Business/Position	Sellers' Warranties
Jenny Atkinson	Vice President — Human Resources & Development	8.1 to 8.6 Employment
Alan Bell	Property Director	4.1 to 4.3 Properties
Annie Brown	Vice President — Commercial Development, UK & Ireland	7.2 Compliance with Contracts 11.2 Pending or Threatened Proceedings
Larry Callaghan	Senior Vice President — Information Technology EMEA	6.3.3, 6.4 Information Technology
David Coles	Vice President — Pensions	8.7 Pensions
Catherine Engmann	Company Secretariat	1.3.1 Constitutional Documents
Marten Foxon	Senior Vice President — Transactions EMEA	All warranties other than any Tax Warranties that are given “so far as the Sellers are aware” or otherwise qualified by the Sellers’ awareness or belief
Colin Garwood	Vice President — Tax	13.1.1 to 13.1.3, 13.2 and 13.4.1
Mike Goodson	Senior Vice President — Capital & Asset Management EMEA	All warranties other than any Tax Warranties that are given “so far as the Sellers are aware” or otherwise qualified by the Sellers’ awareness or belief
David Osborn	Health & Safety Manager — Risk Management EMEA	10.2, 10.3, 10.4 Environment
Carl Ridgley	Property Manager	4.1 to 4.3 Properties
Rob Shepherd	Vice President — Operations	4.4 Construction 9.1 Licences and Consents 9.2 Compliance with Laws 10.2, 10.3, 10.4 Environment
Catherine Springett	Head of Company Secretariat	1.2.3, 1.2.5 Insolvency etc. 1.3.1 Constitutional Documents
Nigel Stocks	Senior Vice President and General Counsel EMEA	All warranties that are given “so far as the Sellers are aware”, or otherwise qualified by the Sellers’ awareness or belief

Schedule 10

Part 1
Split Contracts

Sale and Purchase Agreement (which includes the tax covenant at Schedule 11) and subsequent Amendment Agreement relating to the acquisition of the Posthouse Hotels between Hospitality Holdings Limited, Forte (UK) Limited, Compass Group PLC, NAS Cobalt No. 1 Limited and NAS Cobalt No. 2 Limited dated 4 April 2001.

Discount Energy Purchase Contract between Combined Power (North) Limited, Combined Power (Central) Limited, Combined Power (South) Limited, Combined Power (North West) Limited, Combined Power Limited and Posthouse Hotels Limited dated 9 March 2001.

Master Agreement for the Supply, Installation and Maintenance of the Ascari Guest Information System between Granada Business Technology Limited and Posthouse Hotels Limited dated 20 March 2002.

Settlement Agreement between SOS Industries Limited, InterContinental Hotels Group (UK) Limited and InterContinental Hotels Limited dated 10 October 2003.

Part 2
Purchaser Retained Contracts

International Management Agreement for Crowne Plaza London — Blackfriars between Foray 1068 Ltd and Holiday Inns (UK) dated 29 June 1998.

Management Agreement for Holiday Inn Aberdeen (and subsequent amendment to the Management Agreement) between Protel (Aberdeen) Limited and Forte (UK) Limited dated 6 August 1996.

Management Agreement for Crowne Plaza Cambridge, Amendment to the Management Agreement and Second Amendment to Management Agreement between Shamrock Public Houses, Holiday Inn Limited and Holiday Inns (UK), Inc. dated 14 February 1995.

Management Agreement for Holiday Inn Ealing between Cornwall Gardens PTE Ltd. and Holiday Inns (UK) Limited dated 10 May 1996.

Management Agreement for Belfast Posthouse Hotel Ormeau Avenue between Peter Gerard Curistan and Posthouse Hotels Limited dated 23 February 1999.

Agreement for the Provision of Management Services — Spirit managed health club between Glandor Properties Limited and Spirit Health and Fitness Limited dated 30 January 2001.

Operating and Management Agreement between Bass Hotels & Resorts (UK) Limited and Waterloo Real Estate Incorporated in respect of Knightsbridge Inter-Continental Hotel, London dated 21 May 1999.

Management Agreement for The Posthouse World Trade Centre Hotel between Posthouse Hotels Limited and Fedamore Limited dated 7 July 2000.

Disposal Agreement in relation to Plots G & H West Portway Industrial Estate, Andover between InterContinental Hotels Group (UK) Limited and Central & Country Developments Limited dated 4 November 2004.

Part 3
Sellers’ Group Contracts

Global Services Agreement (and related Participation Agreement) between Six Continents Hotels, Inc. and MCI Worldcom Communications, Inc. dated 30 October 2003.

Amendment No. 8 to the MCI Skyline VSAT Service Agreement between MCI Global Resources, Inc., Overseas Telecommunications Inc. and Six Continents Hotels, Inc.

Strategic Alliance Agreement and Extension to the Strategic Alliance Agreement between Holiday Inns of Belgium N.V., Bartech E.M.E.A., S.A.R.L. and Progress Bartech Financing (UK) Limited dated 16 June 1998.

Software Licence Agreement between Newmarket International Limited and Six Continents PLC dated 4 June 2004.

Gas Supply Agreement between Total Gas and Power Ltd and InterContinental Hotels Group dated 1 November 2003.

Agreement for the Supply of Electricity between London Energy plc and InterContinental Hotels Group plc dated 7 July 2004.

Schedule 11
Inter-Group Debt

Schedule 12
Guaranteed Leases

Part 1
Indemnified Leases

Leasehold property

Duration of Lease
Property	(Expiry Date)	Landlord's Details
Basildon Cranes Farm Road Basildon Essex SS14 3DG	19/09/2069	Vexland Limited 10 Upper Berkeley Street London W1H 7PE

Cardiff City Castle Street Cardiff South Glamorgan CF10 1XD	30/03/2072	The Property Director Cardiff City Council County Hall Atlantic Wharf Cardiff CF1 5UW

Cardiff City — Car Park Castle Street Cardiff South Glamorgan CF10 1XD	25/01/2022	Cardiff Rugby Football Club Ltd., Cardiff Arms Park, Westgate Street, Cardiff CF10 1JA

Eastleigh Leigh Road Eastleigh Hampshire SO50 9PG	30/04/2107	Property Services Eastleigh Borough Council Civic Offices Leigh Road Eastleigh Hampshire SO50 9YN

Gatwick Airport Povey Cross Road Horley Surrey RH6 0BA	01/11/2085	S & R Management Limited Russell House 140 High Street Edgware Middlesex HA8 7LW

Glasgow Airport Abbotsinch Paisley Renfrewshire PA3 2TR	10/11/2069	BAA Lynton Plc Albany House Petty France London SW1H 9EE

Duration of Lease
Property	(Expiry Date)	Landlord's Details
Glasgow City Bothwell Street Glasgow G2 7EN	31/08/2070	Development & Regeneration Services Glasgow City Council 229 George Street Glasgow G1 1QU

Gloucester Crest Way Barnwood Gloucester GL4 3RX	28/11/2104	Trustees of Barnwood House Trust c/o Bruton Knowles 65 London Road Gloucester GL1 3HF

Hemel Hempstead Breakspear Way Hemel Hempstead Hertfordshire HP2 4UA	29/09/2062	English Partnerships Central Business Exchange Central Milton Keynes MK9 2EA

High Wycombe Handycross High Wycombe Buckinghamshire HP11 1TL	29/03/2081	Wycombe Borough Council Queen Victoria Road High Wycombe Buckinghamshire HP11 1BB

London — Bloomsbury 1 Kings Cross Road London WC1X 9HX	18/08/2068	Bloomsbury Property Investment Ltd Riverside House 11 – 12 Riverside Road Norwich Norfolk NR1 1SQ

London — Hampstead 215 Haverstock Hill London NW3 4RB	29/09/2067	Lakewalk Limited 101 Uphill Road Mill Hill London NW7 4QD

London — Regents Park Carburton Street London W1W 5EE	03/04/2066	Courtaulds CIF Nominees Ltd (c/o CB Richard Ellis) & S I Pensions Trustees Ltd (c/o Colliers CRE)

Duration of Lease
Property	(Expiry Date)	Landlord's Details
Manchester Airport CP Ringway Road Wythenshawe Manchester M90 3NS	26/08/2062	Corporate Property Manchester Airport Manchester M91 8PP

Newcastle City New Bridge Street Newcastle Upon Tyne NE1 8BS	09/11/2076	Property Services Newcastle upon Tyne City Council Civic Centre Newcastle upon Tyne NE1 8PP

Nottingham City St James’s Street Nottingham Nottinghamshire NG1 6BN	28/09/2068	Topwell No. 9 Ltd & Topwell No. 10 Ltd c/o Workman & Partners Hanover House 30 – 32 Charlotte Street Manchester M1 4ED

Plymouth Cliff Road The Hoe Plymouth Devon PL1 3DL	05/05/2069	Phillips Pension Fund The Phillips Centre 420 – 430 London Road Croydon CR9 3QR

Portsmouth Pembroke Road Portsmouth Hampshire PO1 2TA	22/03/2096	Friends First UK Commercial Property Limited Park Lodge Pixham End Dorking Surrey RH4 1QP

Swansea Kingsway Circle Swansea West Glamorgan SA1 5LS	23/06/2058	R G D Thomas 145 / 146 St Helen’s Road Swansea SA1 4DE

Swansea Retail Unit 398 Kingsway Swansea West Glamorgan SA1 5BZ	23/06/2058	As above.

Duration of Lease
Property	(Expiry Date)	Landlord's Details
Swansea — Retail Unit 399 Kingsway 1&3 Belle Vue Way Swansea West Glamorgan SA1 5BZ	23/06/2058	As above.

Swindon Marlborough Road Swindon Wiltshire SN3 6AQ	02/06/2071	The Council of the Borough of Thamesdown Civic Offices Swindon Wiltshire SN1 2JH

Strand Palace 366-375 Strand London	01/07/2038	Daejan Investments Limited 52 / 54 High Holborn London

Part 2
Other Guaranteed Leases

Duration of Lease
Property	(Expiry Date)	Landlord's Details
Carlisle Parkhouse Road Carlisle Cumbria CA3 0HR	28/09/2092	VR Hotel (Carlisle) Limited c/o Prime Estates Property Management Leconfield House Curzon Street London W1J 5JA

Bolton Beaumont Road Bolton Manchester North BL3 4TA	20/09/2092	VR Hotel (Bolton) Limited c/o Prime Estates Property Management Leconfield House Curzon Street London W1J 5JA

Cardiff- North Pentwyn Road Cardiff South Glamorgan CF23 7XA	25/07/2071	Restlane Ltd c/o Prime Estates Property Management Leconfield House Curzon Street London W1J 5JA

Leeds/Bradford Leeds Road Bramhope Leeds West Yorkshire LS16 9JJ	28/10/2070	Ellinson Estates Limited Holtwhite House 92 Chase Side Enfield EN2 0QN

York Tadcaster Road York North Yorkshire YO24 1QF	23/11/2070	Burford UK Properties Limited c/o Jones Lang LaSalle Property Management 22 Hanover Square London W1A 2BN

Schedule 13
Listed Hotels

Holiday Inn Ashford Central

Holiday Inn Bolton M61 J 5

Holiday Inn Bristol Filton

Holiday Inn Cardiff North

Holiday Inn Carlisle M6 J44

Holiday Inn Chester South

Holiday Inn Edinburgh

Holiday Inn Edinburgh North

Holiday Inn Glasgow Airport

Holiday Inn Haydock M6 J23

Holiday Inn London Hampstead

Holiday Inn Rugby/Northampton M1 J18

Holiday Inn Runcorn

Holiday Inn Stoke on Trent M6 J15

Holiday Inn Warrington

Holiday Inn York

Crowne Plaza Leeds

Crowne Plaza Manchester Airport

Express by Holiday Inn Strathclyde

Schedule 14

[Schedule not used]

Schedule 15
TPOP

Full Year	TPOP	Allocated	Minimum
2005		Base Cost	Return	2005	2006	2007	2007
GBP £'000's	£'000	£'000%		Target	Target	Target	Aspirational
HI Kensington Forum LC	9.6	136.2	7.0%	9.6	10.4	11.2	12.3

Cluster 1 — FORUM	9.6	136.2	7.0%	9.6	10.4	11.2	12.3

CP London — Heathrow LC	5.8	73.3	8.0%	5.8	6.4	6.9	7.5
HI Gatwick Airport LC	1.6	17.6	8.9%	1.6	1.7	1.9	2.0
HI Heathrow Ariel LC	1.1	13.4	8.4%	1.1	1.2	1.3	1.4
HI Heathrow M4 Jct 4 LC	4.0	56.4	7.0%	4.0	4.3	4.6	5.1

Cluster 2 — LONDON AIRPORTS	12.5	160.6	7.8%	12.5	13.6	14.7	16.1

HI London — Brent Cross LC	1.3	15.5	8.3%	1.3	1.4	1.5	1.7
HI London — Mayfair LC	0.9	10.1	9.1%	0.9	1.0	1.1	1.2
HI London Bloomsbury LC	2.8	37.6	7.4%	2.8	3.0	3.3	3.6
HI London Regents Park LC	2.1	28.2	7.4%	2.1	2.3	2.4	2.7

Cluster 3 — LONDON CITY	7.1	91.4	7.7%	7.1	7.7	8.3	9.1

CP Manchester Airport LC	2.0	24.7	8.1%	2.0	2.2	2.4	2.6
CP Birmingham NEC LC	2.4	21.6	11.1%	2.4	2.6	2.8	3.1
HI Birmingham M6 Jct 7 LC	1.0	9.9	9.8%	1.0	1.0	1.1	1.2
HI Leicester LC	1.5	16.2	9.2%	1.5	1.6	1.7	1.9
HI Milton Keynes LC	1.5	17.4	8.7%	1.5	1.6	1.8	1.9
HI Coventry M6 Jct 2 LC	1.0	10.6	9.5%	1.0	1.1	1.2	1.3
CP Leeds LC	1.2	15.0	8.3%	1.2	1.4	1.5	1.6
HI Stoke on Trent M6 Jct 15 LC	0.6	6.3	9.7%	0.6	0.7	0.7	0.8
HI Peterborough A1 (M) Jct 16 LC	0.3	3.5	8.3%	0.3	0.3	0.3	0.4
HI Derby Nottingham LC	0.6	6.1	9.1%	0.6	0.6	0.7	0.7
HI Rugby Northampton LC	0.5	5.6	8.8%	0.5	0.5	0.6	0.6

Cluster 4 — MIDLANDS	12.6	136.9	9.2%	12.6	13.7	14.8	16.2

HI Edinburgh LC	1.4	19.7	7.2%	1.4	1.6	1.7	1.8
HI Glasgow Airport LC	0.9	12.0	7.2%	0.9	0.9	1.0	1.1
HI Lancaster LC	0.4	7.0	6.4%	0.4	0.5	0.5	0.6
HI Runcorn LC	0.7	8.5	8.5%	0.7	0.8	0.8	0.9
HI Chester South LC	0.6	6.6	9.4%	0.6	0.7	0.7	0.8
HI York LC	0.3	2.3	10.7%	0.3	0.3	0.3	0.3
HI Haydock M6 Jct 23 LC	0.4	6.8	6.5%	0.4	0.5	0.5	0.6
HI Washington LC	0.4	4.5	9.3%	0.4	0.4	0.5	0.5
EX Strathclyde LC	0.4	4.0	10.2%	0.4	0.4	0.5	0.5
HI Wakefield M1 Jct 40 LC	0.3	4.5	7.3%	0.3	0.4	0.4	0.4
HI Edinburgh North LC	0.5	6.6	7.3%	0.5	0.5	0.6	0.6
HI Hull Marina LC	0.7	8.5	8.1%	0.7	0.7	0.8	0.9
HI Warrington LC	0.4	4.5	8.3%	0.4	0.4	0.4	0.5
HI Leeds Brighouse LC	0.9	9.9	8.8%	0.9	0.9	1.0	1.1

Cluster 5 — NORTH	8.3	105.2	7.9%	8.3	9.0	9.8	10.7

HI Cambridge LC	1.4	16.4	8.8%	1.4	1.6	1.7	1.9
HI Brentwood M25 Jct 28 LC	1.2	16.7	7.0%	1.2	1.3	1.4	1.5
HI Basildon LC	1.1	10.3	10.5%	1.1	1.2	1.3	1.4
HI Hemel Hempstead M1 Jct 8 LC	1.4	15.3	9.1%	1.4	1.5	1.6	1.8
HI Aylesbury LC	0.8	11.3	7.5%	0.8	0.9	1.0	1.1
HI Norwich LC	0.7	7.5	8.8%	0.7	0.7	0.8	0.9
HI High Wycombe M40 Jct 4 LC	0.8	8.9	8.4%	0.8	0.8	0.9	1.0
HI Colchester LC	0.5	5.6	9.0%	0.5	0.5	0.6	0.7
HI Ipswich LC	0.8	8.5	9.8%	0.8	0.9	1.0	1.1

Cluster 6 — SE (N OF M4)	8.7	100.5	8.6%	8.7	9.4	10.2	11.2

HI Reading South LC	1.4	16.0	8.5%	1.4	1.5	1.6	1.8
HI Maidenhead LC	1.8	21.6	8.4%	1.8	2.0	2.1	2.3
HI Guildford LC	2.4	27.2	8.6%	2.4	2.6	2.8	3.0
HI Rochester LC	0.7	8.2	8.6%	0.7	0.8	0.8	0.9
HI Farnborough LC	0.8	11.0	6.9%	0.8	0.8	0.9	1.0
HI London — Sutton LC	1.4	15.3	9.0%	1.4	1.5	1.6	1.8
HI Bexley LC	0.8	8.9	8.6%	0.8	0.8	0.9	1.0
HI Maidstone LC	0.7	8.0	8.4%	0.7	0.7	0.8	0.9
HI Ashford Central LC	0.4	3.8	9.5%	0.4	0.4	0.4	0.5

Cluster 7 — SE (S OF M4)	10.2	120.0	8.5%	10.2	11.1	12.0	13.1

HI Bristol Filton LC	1.8	19.3	9.1%	1.8	1.9	2.1	2.3
HI Portsmouth LC	0.8	8.2	9.7%	0.8	0.9	0.9	1.0
HI Cardiff City Centre LC	1.0	10.3	9.6%	1.0	1.1	1.2	1.3
HI Oxford LC	1.4	14.3	10.0%	1.4	1.6	1.7	1.9
HI Southampton LC	1.0	10.6	9.4%	1.0	1.1	1.2	1.3
HI Eastleigh LC	1.0	12.0	8.8%	1.0	1.1	1.2	1.4
HI Gloucester LC	0.8	8.7	9.0%	0.8	0.8	0.9	1.0
HI Fareham LC	0.8	8.9	9.3%	0.8	0.9	1.0	1.1
HI Swindon LC	0.3	3.5	8.2%	0.3	0.3	0.3	0.4
HI Taunton M5 Jct 25 LC	0.9	9.2	9.4%	0.9	0.9	1.0	1.1
HI Basingstoke LC	0.5	5.9	7.7%	0.5	0.5	0.5	0.6

Cluster 8 — SW & WALES	10.2	110.9	9.2%	10.2	11.1	12.0	13.2

63 Hotels	79.1	961.8	8.2%	79.1	86.0	93.0	102.0

HI Newcastle City LC	1.0	9.2	10.8%
HI Glasgow City West LC	0.5	9.4	5.5%
HI Birmingham City LC	1.3	12.7	9.9%
HI London Hampstead LC	0.1	1.4	6.2%
HI Bolton M61 Jct 5 LC	(0.3)	—	#DIV/0!
HI Cardiff North LC	(0.1)	—	#DIV/0!
HI Carlisle M6 Jct 44 LC	0.2	2.8	6.0%
HI Leicester West LC	0.7	6.3	10.9%
HI Leeds / Bradford Airport LC	(0.1)	—	#DIV/0!
HI South Mimms LC	0.5	5.6	8.6%

10 Hotels	3.7	47.4	7.7%

73 Hotels	82.7	1,009.2	8.2%

Table of Contents

Contents		Page
1	Interpretation	1
2	Agreement to Sell the Assets	10
3	Consideration	11
4	Conditions	13
5	Pre-Completion	14
6	Completion	19
7	Pensions and Employee Incentives	20
8	Post-Completion Adjustments	23
9	Warranties and Indemnities	23
10	Limitation of Sellers’ Liability	34
11	Claims	37
12	SCPLC Guarantee	40
13	Confidentiality	41
14	Other Provisions	42
Schedule 1 Details of Shares to be sold		54
Schedule 2 The Companies and the Subsidiaries		55
Schedule 3 The Properties (Clause 1.1)		104
Schedule 4 Documents in the Agreed Terms		124
Schedule 5 Completion Obligations (Clause 6.2)		125
Schedule 6 Net Current Asset Statement (Clause 8.1)		128
Schedule 7 Warranties given by the Sellers (Clause 9)		139
Schedule 8 Warranties given by the Purchaser (Clause 9.7)		161
Schedule 9 Sellers’ Knowledge		163

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